ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -i- COLLABORATION AND FINANCING AGREEMENT by and between AUTOLUS LIMITED AND BXLS V – AUTOBAHN L.P.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. COLLABORATION AND FINANCING AGREEMENT This Collaboration and Financing Agreement (“Agreement”), made effective as of November 6, 2021 (the “Effective Date”), is by and between Autolus Limited, a limited company organized under the laws of England and Wales with registration number 09115837 and its registered address at Forest House 58 Wood Lane, London, England, W12 7RZ (“Autolus”) and BXLS V – Autobahn L.P., a Delaware limited partnership (“Blackstone”). Each of Autolus and Blackstone, may be referred to herein individually as a “Party” and collectively as the “Parties”. WHEREAS, Blackstone is in the business of providing financing with respect to the design and conduct of clinical trials for the development of pharmaceutical products in order to facilitate, among other things, the development and regulatory approval of such pharmaceutical products; WHEREAS, Autolus is in the business of research, development and commercialization of pharmaceutical products and has rights to the Collaboration Products (as defined below); and WHEREAS Blackstone and Autolus would like to enter into an agreement under which Blackstone would provide financing for the continued development and commercialization of the Collaboration Products on the terms set forth herein. NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows: ARTICLE 1 DEFINITIONS 1.1 Defined Terms. Initially capitalized terms will have the meaning ascribed to such terms in this Agreement, including the following terms which will have the following respective meanings: 1.1.1 “AAA” means the American Arbitration Association. 1.1.2 “Account Bank Acknowledgement” means an account bank acknowledgment in the form of Schedule 3 (Form of notice and acknowledgment for Accounts) to the English Law Security Agreement, with such amendments as Blackstone may approve in writing. 1.1.3 “Accounting Standards” means Generally Accepted Accounting Principles in the U.S. (“GAAP”) with respect to Parent and its Subsidiaries on a consolidated basis, unless and until Parent’s Board of Directors adopts International Financial Reporting Standards (“IFRS”) as the accounting principles for Parent and its Subsidiaries on a consolidated basis, after which time “Accounting Standards” will mean IFRS with respect to Parent and its Subsidiaries on a consolidated basis, in each case as in effect from time to time, consistently applied; provided that with respect to Autolus on a stand-alone basis, Accounting Standards will mean IFRS, Financial Reporting Standard 101 “Reduced Disclosure Framework”.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -2- 1.1.4 “Adverse Ruling” has the meaning ascribed to such term in Section 12.3.5.1. 1.1.5 “Affiliate” means, with respect to a particular Person, another Person that controls, is controlled by, or is under common control with particular Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of a Person, whether by the direct or indirect ownership of 50% or more of the voting interests in a Person, control of the general partner in the case of a Person that is a partnership or by contract or otherwise. Notwithstanding anything to the contrary, the Parties understand and agree that for purposes of this Agreement, (a) neither Blackstone, Blackstone Group nor any of their respective Affiliates will be considered an “Affiliate” of Parent or any Subsidiary, (b) neither Autolus nor any of its Affiliates will be considered an “Affiliate” of Blackstone, Blackstone Group or any of their respective Affiliates and (c) no Investor will be considered an “Affiliate” of Blackstone nor may any determination of an “Affiliate” of Blackstone be made through control by, control of or common control with an Investor. 1.1.6 “Aggregate Cap” means the Multiple Factor times the Funded Amount. 1.1.7 [***]. 1.1.8 “Alliance Manager” has the meaning ascribed to such term in Section 2.7. 1.1.9 “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism. 1.1.10 “Applicable Law” means the applicable laws, statutes, rules, regulations, guidelines, or other requirements of any Governmental Authorities (including any Regulatory Authorities), to the extent legally binding, that may be in effect from time to time in any country or regulatory jurisdiction. For clarity, Applicable Laws will include the FFDCA, the Anti- Corruption Laws, Bankruptcy Laws, and all laws, regulations and legally binding guidelines applicable to the Collaboration Product Clinical Trials, including GCP, GLP, GMP and ICH guidelines. 1.1.11 “AUTO1” means that certain CAR-T product targeting the CD19 antigen that includes a low affinity antigen binding domain, a 41BB co-stimulation domain and a CD3 zeta activation domain, as described in further detail on Schedule 1.1.11. 1.1.12 “AUTO1/22” means that certain CAR-T product targeting the CD19 antigen with a low affinity antigen binding domain and targeting the CD22 antigen with an antigen binding domain optimized for binding to B-cells with low CD22 antigen expression, as described in further detail on Schedule 1.1.12. 1.1.13 “AUTO1/22NG” means that certain CAR-T product incorporating the AUTO1/22 CD19 and CD22 antigen binding domains and additional cell engineering modules, as described in further detail on Schedule 1.1.13.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -3- 1.1.14 “AUTO1 Development Plan” means the Development Plan for the Development Program for AUTO1 in the Primary Indication as in effect on the Effective Date and attached hereto as Exhibit B. 1.1.15 “AUTO1 Franchise Product” means AUTO1, AUTO1/22, AUTO1/22NG, in each case to the extent Developed or Commercialized for the treatment of an indication other than a B-cell Malignancy. 1.1.16 “AUTO3” means that certain CAR-T product targeting the CD19 and CD22 antigens, as described in further detail on Schedule 1.1.16. 1.1.17 “Autolus” has the meaning ascribed to such term in the Preamble. 1.1.18 “Autolus Intellectual Property” means all Intellectual Property, including Trial Inventions, Controlled by Autolus or any of its Affiliates during the Term that is necessary or useful for the Development, Manufacture, use, Commercialization, import, or export of any Collaboration Product. 1.1.19 “Autolus Obligations” means all indebtedness, liabilities and other obligations of Autolus to Blackstone under or in connection with this Agreement and other documents executed in connection herewith, including, without limitation, all amounts payable to Blackstone pursuant to Article 5 hereof and any and all damages resulting from breach of this Agreement by Autolus, including the Liquidated Damages Amount, all interest accrued thereon, all fees and all other amounts payable by Autolus to Blackstone thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Autolus of any bankruptcy or insolvency proceeding; provided that the Autolus Obligations (other than Indemnity Obligations and Remedy Expenses) will at no time exceed the Aggregate Cap; provided, further that obligations arising under the Warrant will not constitute Autolus Obligations. 1.1.20 “Bankruptcy Laws” means the U.S. Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, judicial management, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar federal, state, or foreign debtor relief laws (including under any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect. 1.1.21 “B-cell Malignancy” means any and all B-cell leukemias and lymphomas. 1.1.22 “Blackstone” has the meaning ascribed to such term in the Preamble. 1.1.23 “Blackstone Entities” has the meaning ascribed to such term in Section 8.4.1. 1.1.24 “Blackstone Group” means The Blackstone Group Inc., a Delaware corporation.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -4- 1.1.25 “Blackstone Indemnified Parties” has the meaning ascribed to such term in Section 10.1.1. 1.1.26 “Blocked Account” has the meaning ascribed to such term in the English Law Security Agreement. 1.1.27 “Business Day” means a day that is not a Saturday, Sunday or a U.S. federal holiday. For the avoidance of doubt, with respect to any notice or other communication required to be given or delivered hereunder, limitations on the operations of commercial banks due to the outbreak of a contagious disease, epidemic or pandemic (including COVID-19), or any quarantine, shelter-in-place or similar or related directive, will not prevent a day that would otherwise be a Business Day hereunder from so being a Business Day. 1.1.28 “Calendar Quarter” means each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, that, the (a) the first Calendar Quarter will begin on the Effective Date and end on the last day of the Calendar Quarter in which the Effective Date falls, and (b) the final Calendar Quarter will end on the last day of the Term. 1.1.29 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that, (a) the first Calendar Year will begin on the Effective Date and end on December 31 of the Calendar Year in which the Effective Date falls, and (b) the final Calendar Year will end on the last day of the Term. 1.1.30 “Cash” means unrestricted cash and cash equivalents (including all readily-marketable securities and other comparable governmental instruments). 1.1.31 “Cash Management Obligations” means obligations in respect of Cash Management Services. 1.1.32 “Cash Management Services” means treasury, depository, overdraft, cash pooling, netting, credit or debit cards (including non-card electronic payables), credit card processing services, electronic funds transfer (including automated clearing house funds transfers), and other cash management arrangements. 1.1.33 “Catapult Facility” means the Manufacturing facility located at Gunnels Wood Road, Stevenage SG1 2FX, United Kingdom that is used by Autolus as of the Effective Date for the Manufacture of AUTO1. 1.1.34 “Change of Control” means (a) a merger, reorganization or consolidation with a Third Party which results in the voting securities of Parent outstanding immediately prior thereto ceasing to represent, or being converted into or exchanged for voting securities that do not represent, at least fifty percent (50%) of the combined voting power of the voting securities of the surviving entity or the parent corporation of the surviving entity immediately after such merger, reorganization or consolidation, (b) a transaction in which a Third Party becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Parent, (c) the sale or other transfer of all or substantially all of Autolus’s business or assets relating to the Collaboration Products, or (d) Parent ceasing to own, directly or indirectly, 100%

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -5- of the outstanding capital stock of Autolus; provided that no Permitted Licensing Transaction will constitute a Change of Control, and a Change of Control will be deemed not to have occurred in the event that the Third Party in any of the foregoing transactions is an investment fund, pension fund, venture capital fund, commercial or investment bank, insurance company or similar financial institution, in each case that is not then a controlled Affiliate of a company engaged in the development or commercialization or pharmaceutical or biotechnology products. 1.1.35 “Claim” means any Third Party claim, demand, suit or cause of action. 1.1.36 “Clinical Hold” means, in the U.S., an order issued by FDA to the sponsor of a Clinical Trial to delay or suspend, in full or in part, an ongoing Clinical Trial, as set forth in 21 U.S.C. §312.42, or outside of the U.S., the foreign equivalent thereof issued by the applicable Regulatory Authority. 1.1.37 “Clinical Investigator” means the principal investigator or sub- investigator at each Site. 1.1.38 “Clinical Trial” means a Phase 1 Clinical Trial, a Phase 2 Clinical Trial, a Phase 3 Clinical Trial, as may be conducted in combination, or any supplemental clinical trial (including a bridging study or a post-approval clinical study) required for the purpose of obtaining Regulatory Approval. 1.1.39 “Clinical Trial Agreement” has the meaning ascribed to such term in Section 4.3.2. 1.1.40 “Clinical Trials Database” has the meaning ascribed to such term in Section 4.3.3.2. 1.1.41 “CMC” means chemistry, manufacturing and controls. 1.1.42 “CMC Advisory Board” means the advisory board comprising CMC experts that has been established by Autolus prior to, and is in existence as of, the Effective Date for purposes of advising Autolus on technical, scientific and regulatory matters relating to the Manufacture of the Lead Product. 1.1.43 “CMC Information” means the CMC information intended or required for the submission of an IND or NDA. 1.1.44 “CMO” means contract manufacturing organization or contract development and manufacturing organization. 1.1.45 “Collaboration Product” means AUTO1, AUTO1/22, AUTO1/22NG, and any other CAR-T products that incorporate the antigen binding domains of AUTO1, AUTO1/22 or AUTO1/22NG. 1.1.46 “Collaboration Product Clinical Trial” means a Clinical Trial for a Collaboration Product that is included in the applicable Development Program.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -6- 1.1.47 “Collateral” has the meaning ascribed to such term in the U.S. Security Agreement. 1.1.48 “Commercialization,” “Commercializing” or “Commercialize” means the marketing, promotion, sale, offering for sale, distribution, importation or exportation of a Collaboration Product. For clarity, Commercialization excludes all activities associated with development and seeking Regulatory Approval for a Collaboration Product. 1.1.49 “Commercialization Costs” means all internal and external costs incurred or paid by Autolus in connection with the Commercialization of a Collaboration Product. 1.1.50 “Commercially Reasonable Efforts” means, [***]. 1.1.51 “Committed Capital” means US$150 million. 1.1.52 “Committee Representatives” has the meaning ascribed to such term in Section 2.2. 1.1.53 “Competing Indication” has the meaning ascribed to such term in Section 5.4. 1.1.54 “Confidential Information” of a Party means all information and materials provided or disclosed (including in written form, electronic form or otherwise) by, or on behalf of, such Party or its Representatives to the other Party or its Representatives in connection with this Agreement, including, technical, scientific, regulatory and other information, results, knowledge, techniques, data, analyses, inventions, invention disclosures, plans, processes, methods, know-how, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and Manufacturing data and descriptions. In addition, the terms and conditions of this Agreement will be deemed to be Confidential Information of Blackstone and Autolus. 1.1.55 “Confidentiality Agreement” means that certain Confidentiality Agreement, dated February 3, 2021, by and between Autolus and Blackstone. 1.1.56 “Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any Indebtedness of another Person, in each case, directly or indirectly guaranteed, endorsed or co-made by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -7- 1.1.57 “Control” or “Controlled” means (a) with respect to Intellectual Property and other intangible assets, a Party’s ability to grant applicable licenses, sublicenses or other rights thereunder and (b) with respect to tangible assets, materials and documents, a Party’s ability to provide, or provide access to, such materials or documents, each without violating any contractual obligations to a Third Party. For clarity, if a Party only can grant a license or sublicense or provide rights or access of limited scope, for a specific purpose or under certain conditions due to an encumbrance, “Control” or “Controlled” will be construed to so limit such license, sublicense, provision of rights or access. 1.1.58 “Copyrights” means, collectively, all works of authorship, mask works and any and all other registered and unregistered copyrights and copyrightable works, and all applications, registrations, extensions, and renewals thereof. 1.1.59 “CRO” means contract research organization. 1.1.60 “CSR” means a clinical study report, or other equivalent document or series of materials, constituting a summary report for a given Clinical Trial and containing clinical and medical data and information and statistical analyses consistent with the content set forth in ICH Guideline, E3 Structure and Content of Clinical Study Reports, November 1995, as amended, and that is prepared for incorporation into submissions seeking Regulatory Approval for a Collaboration Product. 1.1.61 “Cumulative Payments” means, at any time of determination, the aggregate Revenue Share Payments, Sales Milestone Payments, and any payments made pursuant to Sections 6.2.1.1, 6.4.5, and/or 12.3.5.2 made by, or on behalf of, Autolus pursuant to this Agreement through and including such time, including any Pre-Payment thereof pursuant to Section 5.3. 1.1.62 “Current Payment” has the meaning ascribed to such term in Section 5.5. 1.1.63 “Data Room” means that certain electronic data room established by Autolus and hosted on Donnelley Financial Solutions’ Venue® system and to which Blackstone was granted access prior to the Effective Date. 1.1.64 “Depository Bank” has the meaning ascribed to such term in Section 5.1.5.1. 1.1.65 “Develop,” “Developing,” “Developed” or “Development” means all preclinical research, clinical research and any development activities conducted after filing an IND, including toxicology, pharmacology test method development and stability testing, process development, formulation development, quality assurance and quality control development, statistical analysis, conducting Clinical Trials, regulatory affairs, and obtaining and maintaining Regulatory Approval. 1.1.66 “Development Costs” means all internal and external costs incurred or paid by Autolus in connection with the Development of a Collaboration Product.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -8- 1.1.67 “Development Plan” means a written plan for a Development Program. Each Development Plan will include (a) timelines for the conduct of any preclinical and clinical Development activities, (b) timelines for CMC and other Manufacturing activities, (c) anticipated product supply quantities for Development and Commercialization, and (d) budget for the activities conducted and product supplied under such Development Program. 1.1.68 “Development Program” means a CMC, clinical and regulatory development program to be undertaken by Autolus to Develop a Collaboration Product in a B-cell Malignancy, carry out Clinical Trials, and seek Regulatory Approval therefor. 1.1.69 “Disclosing Party” has the meaning ascribed to such term in Section 8.1. 1.1.70 “Dispute” has the meaning ascribed to such term in Section 13.10. 1.1.71 “Effective Date” has the meaning ascribed to such term in the Preamble. 1.1.72 “Eligible Foreign Subsidiary” means any foreign Subsidiary whose pledge of shares could not result in a material adverse tax consequence to Parent or any Subsidiary. 1.1.73 “EMA” means the European Medicines Agency and any successor agency thereto in the EU having substantially the same function. 1.1.74 “English Law Security Agreement” means the security agreement governed by the laws of England and Wales between Autolus and Blackstone dated on or about the date of this Agreement. 1.1.75 “EU” means the European Union or any successor union of European states thereto having a substantially similar function. 1.1.76 “Event of Default” has the meaning ascribed to such term in Section 12.3.5.1. 1.1.77 “Exchange Rate” means, with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 A.M., New York time, on such date on the Reuters World Currency Page for such currency; provided, however, that, if such rate does not appear on the Reuters World Currency Page at 11:00 A.M., New York time, on such date, the Exchange Rate will be determined by reference to such rate as it appears on the Reuters World Currency Page at the closest time preceding or following 11:00 A.M., New York time, on such date, and if such rate does not appear at all on the Reuters World Currency Page on such date, the Exchange Rate on such date will be determined by reference to such other publicly available service for displaying exchange rates selected by Autolus and reasonably acceptable to Blackstone on which the applicable exchange rate appears for such date. 1.1.78 “Excluded Accounts” means [***] deposit accounts exclusively used for payroll, payroll taxes and/or withheld income taxes, and other employee wage and benefit payments to or for the benefit of the employees of Parent and the Subsidiaries entered into in the ordinary course of business, with funds on deposit not to exceed the amount required for payroll, payroll taxes and/or withheld income taxes and other employee wage and benefit payments

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -9- (including anticipated bonus payments) for a three (3) month period [***] provided, for the avoidance of doubt, that neither of the Financing Account nor the Revenue Share Payment Account will be an Excluded Account. 1.1.79 “Excluded Property” has the meaning ascribed to such term in the U.S. Security Agreement. 1.1.80 “Excluded Subsidiary” means: (a) any Subsidiary that is not a Wholly Owned Subsidiary that was created for reasonable business purposes and not with the purpose or intent of avoiding the obligation to provide the Guaranty (but only for so long as such Subsidiary remains a non-Wholly Owned Subsidiary); (b) any Subsidiary that has no assets or revenues (but only for so long as such Subsidiary has no assets or revenues); (c) any Subsidiary incorporated outside the United States for reasonable business purposes, not with the purpose or intent of avoiding the obligation to provide the Guaranty and, for which Blackstone, acting reasonably, agrees the provision of the Guaranty could reasonably be expected to result in any violation or breach of fiduciary duties of such Subsidiary’s officers, directors or managers, but only if such Subsidiary and Parent shall have used commercially reasonable efforts to overcome any such obstacle to the provision of such Guaranty; (d) any Subsidiary that is prohibited from providing the Guaranty by Applicable Law; and (e) any Subsidiary that is prohibited by any applicable contractual requirement not prohibited under the Transaction Agreements that is existing at the time such Subsidiary becomes a Subsidiary (not created in contemplation of the acquisition by Parent or the applicable Subsidiary of such Subsidiary) from providing the Guaranty (and only for so long as such restriction or any replacement or renewal thereof is in effect); provided, that any Subsidiary required to become a Guarantor pursuant to Section 1.1.5 of the U.S. Security Agreement will be deemed not to be an Excluded Subsidiary. 1.1.81 “Executive Officers” means the executive officer of Autolus and the representative of Blackstone identified on Exhibit C. 1.1.82 “Existing Licenses” means the license agreements applicable to Collaboration Products in B-cell Malignancies existing as of the Effective Date listed in Schedule 1.1.82. 1.1.83 “FDA” means the U.S. Food and Drug Administration and any successor agency thereto in the U.S. having substantially the same function.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -10- 1.1.84 “FELIX Study” means the Phase1b/2 trial entitled “A Study of CD19 Targeted CAR T Cell Therapy in Adult Patients With Relapsed or Refractory B Cell Acute Lymphoblastic Leukemia (ALL)” with identifier NCT04404660. 1.1.85 “FELIX Study Protocol” means the protocol for the FELIX Study that is attached as Exhibit D hereto. 1.1.86 “[***]” means [***]. 1.1.87 “[***]” has the meaning ascribed to such term in Schedule 1.1.87. 1.1.88 “FELIX Study Timeline” means the timeline for conducting the FELIX Study that is attached as Exhibit E hereto. 1.1.89 “FFDCA” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations, requirements and guidances promulgated or issued thereunder (including all additions, supplements, extensions and modifications thereto). 1.1.90 “Final CSR” means the final, signed CSR for a Clinical Trial. 1.1.91 “Financing Account” means a segregated deposit account and any successor segregated deposit account, in each case established in accordance with Section 3.4. 1.1.92 “First Commercial Sale” means with respect to a product in a country, the first sale for monetary value for use or consumption by the end user of such product in such country after the Regulatory Approval for such product has been obtained in such country. 1.1.93 “Force Majeure Event” has the meaning ascribed to such term in Section 13.4. 1.1.94 “Funded Amount” means, as of any date of determination, the U.S. Dollar amount actually paid by Blackstone to Autolus pursuant to Article 3 of this Agreement. 1.1.95 “GAAP” has the meaning ascribed to such term in Section 1.1.2. 1.1.96 “Good Clinical Practices” or “GCP” means all applicable requirements, standards, practices, and procedures for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of Clinical Trials including (i) FDA’s good clinical practice requirements under the FFDCA and 21 CFR Part Parts 11, 50, 54, 56, and 312, (ii) all requirements referred to in EudraLex Volume 10 (Guidelines for Clinical Trials) as well as all corresponding Applicable Laws implemented by relevant EU member states, (iii) ICH guidance for Good Clinical Practice, and (iv) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time. 1.1.97 “Good Laboratory Practices” or “GLP” means all applicable requirements, standards, practices, and procedures for conducting non-clinical laboratory studies, including (i) FDA’s good laboratory practice requirements under the FFDCA and 21 CFR Part 58,

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -11- (ii) the United States Animal Welfare Act, (iii) ICH Guidance on Nonclinical Safety Studies for the Conduct of Human Clinical Trials for Pharmaceuticals or the ICH Guidance on Safety Pharmacology Studies for Human Pharmaceuticals, (iv) EU Applicable Laws related to research and related uses of animals within any EU member state, including Directive 2010/63, and (v) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time. 1.1.98 “Good Manufacturing Practices” or “GMP” means all applicable requirements, standards, practices, and procedures for the manufacture and testing of pharmaceutical materials including, (a) FDA’s current good manufacturing practices requirements under the FFDCA and 21 CFR Parts 210 and 211; (b) all requirements referred to in EudraLex Volume 4 (Guidelines for Good Manufacturing Practice), as well as all corresponding Applicable Laws implemented by relevant EU member states; (c) ICH Guidance on Good Manufacturing Practice for Active Pharmaceutical Ingredients; and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time. 1.1.99 “Governmental Authority” means any supranational, federal, national, state or local court, agency, authority, department, regulatory body or other governmental instrumentality. 1.1.100 “Guaranteed Obligations” has the meaning ascribed to such term in Section 14.1.1. 1.1.101 “Guarantor” means each of: (a) the Parent, (b) any Subsidiary (other than any Excluded Subsidiary) and (c) any other Person that has provided a Guaranty hereunder. 1.1.102 “Guaranty” means the guaranty of the Guaranteed Obligations as set forth in Article 14. 1.1.103 “Guaranty Supplement” means an agreement substantially in the form of Exhibit A pursuant to which the Parent, any Subsidiary (other than any Excluded Subsidiary) and any Person becomes a Guarantor hereunder. 1.1.104 “Highly Sensitive Confidential Information” has the meaning ascribed to such term in Section 8.3.1. 1.1.105 “ICH” means the International Council for Harmonization. 1.1.106 “IFRS” has the meaning ascribed to such term in Section 1.1.2. 1.1.107 “IND” means an investigational new drug application, Clinical Trial application, Clinical Trial exemption, or similar application or submission filed with or submitted to a Regulatory Authority in a jurisdiction that is necessary to initiate human clinical testing of a pharmaceutical product in such jurisdiction, including any such application filed with the FDA pursuant to 21 C.F.R. Part 312, as well as all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing. 1.1.108 “Indebtedness” means:

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -12- (a) indebtedness for borrowed money or the deferred price of property or services (excluding any trade accounts incurred in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit; (b) obligations evidenced by notes, bonds, debentures or similar instruments; (c) capital lease obligations; (d) Contingent Obligations; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby will have been assumed by that Person or is nonrecourse to the credit of that Person; provided that Indebtedness will not include accrued expenses, deferred rent, deferred taxes, deferred compensation, or customary obligations under employment agreements. 1.1.109 “Indemnification Claim Notice” has the meaning ascribed to such term in Section 10.2.1. 1.1.110 “Indemnified Party” has the meaning ascribed to such term in Section 10.2.1. 1.1.111 “Indemnifying Party” has the meaning ascribed to such term in Section 10.2.1. 1.1.112 “Indemnity Obligations” means Losses subject to indemnification pursuant to Section 10.1. 1.1.113 “Information” means technical or scientific know-how, trade secrets, methods, processes, formulae, designs, specifications and data, including biological, chemical, pharmacological, toxicological, pre-clinical, clinical, safety, Manufacturing and quality control data and assays; in each case, whether or not confidential, proprietary, patented or patentable. 1.1.114 “Insolvency Proceeding” means: (a) any case commenced by or against Autolus or any Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, arrangement (including under any applicable corporate statute), recapitalization or adjustment or marshalling of the assets or liabilities of Autolus or any Guarantor, any receivership or assignment for the benefit of creditors relating to Autolus or any Guarantor or any similar case or proceeding relative to Autolus or any Guarantor or its creditors, as such, in each case whether or not voluntary; or (b) any liquidation, dissolution, judicial management, marshalling of assets or liabilities or other winding up of or relating to Autolus or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -13- 1.1.115 “Initial Payment” has the meaning ascribed to such term in Section 3.1. 1.1.116 “Intellectual Property” means all intellectual property and intellectual property rights of any kind or nature throughout the Territory, including all U.S. and foreign, (a) Patents; (b) Trademarks; (c) Copyrights; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing; (e) trade secrets and all other confidential information, know-how, inventions (including patent disclosures), proprietary processes, formulae, models, and methodologies; (f) rights of publicity, privacy, and rights to personal information; (g) all rights in the foregoing and in other similar intangible assets; and (h) all applications and registrations for the foregoing. 1.1.117 “Investment” means, with respect to any Person: (a) any acquisition of capital stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of another Person; (b) any deposit with, or advance, loan or other extension of credit to, such other Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business); (c) any other capital contribution to or investment in such other Person, including, without limitation, any Contingent Obligation incurred for the benefit of such other Person; and (d) any acquisition of any division or business unit of, or substantially all of the assets of, such other Person. Investments which are capital contributions or purchases of capital stock which have a right to participate in the profits of the issuer thereof or are purchases of any division or business unit will be valued at the amount (or, in the case of any Investment made with property other than cash, the fair market value of such property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such capital stock or other division or business unit as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Contingent Obligations will be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Contingent Obligations. 1.1.118 “Investors” means any direct or indirect beneficial owners of Blackstone. 1.1.119 “IRB” means institutional review board, or its equivalent. 1.1.120 “JSC” has the meaning ascribed to such term in Section 2.1. 1.1.121 “JSC Chairperson” has the meaning ascribed to such term in Section 2.3. 1.1.122 “Knowledge of Autolus” or similar language means [***].

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -14- 1.1.123 “Lead Product” means (a) initially, AUTO1, (b) if AUTO1 suffers a Program Failure, the Collaboration Product that, as determined in good faith by Autolus, is most advanced in Development or is being Commercialized in a B-cell Malignancy at the time of such Program Failure, or (c) if the follow-on Lead Product selected pursuant to the preceding clause (b) (or any subsequent product designated as the Lead Product pursuant to this clause (c)) suffers a Program Failure, the next Collaboration Product matching the description set forth in the preceding clause (b). 1.1.124 “License Revenues” means any payment received by Autolus or any of its Affiliates from a Third Party pursuant to an agreement providing such Third Party the right to Commercialize AUTO3 in any B-cell Malignancy or any Collaboration Product in any indication other than a B-cell malignancy, but excluding payments received for the issuance of equity instruments or for the costs incurred by Autolus or any of its Affiliates in Development, Manufacturing or Commercialization activities for such products pursuant to such agreement. 1.1.125 “Licensing Transaction” means a license or sublicense to a Third Party of any of the Autolus Intellectual Property to Develop or Commercialize a Collaboration Product in a Major Market Country for any B-cell Malignancy. 1.1.126 “Lien” means (i) a mortgage, deed of trust, levy, charge, pledge, hypothecation, collateral assignment for security, deposit arrangement for security, lien (statutory or otherwise), or (ii) a preference, priority, preferential arrangement in the nature of a security interest or other encumbrance, in the case of each clause (i) and (ii), whether voluntarily incurred or arising by operation of law or otherwise against any property (including any conditional sale and any financing lease having substantially the same economic effect as any of the foregoing); provided that, for the avoidance of doubt customary anti-assignment provisions will be deemed not to be “Liens”. 1.1.127 “Liquidated Damages Amount” has the meaning ascribed to such term in Section 13.14. 1.1.128 “Losses” means reasonable liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and attorneys’ fees) payable to a Third Party. 1.1.129 “Major Market Country” means each or any (as applicable) of the [***]. 1.1.130 “Manufacture” or “Manufacturing” means with respect to a Collaboration Product any activities directed to producing, manufacturing, processing, formulating, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage, including manufacturing process development and scale-up and validation, qualification and audit of clinical and commercial manufacturing facilities. 1.1.131 “Manufacturing Costs” means all internal and external costs incurred or paid by Autolus in connection with the Manufacture of a Collaboration Product, including such costs incurred or paid with respect to the planning, construction, qualification, inspection, and operation of the facilities in which a Collaboration Product is Manufactured.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -15- 1.1.132 “Manufacturing Plan” means the plan for the Manufacture of clinical and commercial supplies of the Lead Product as set forth in Schedule 1.1.132 attached hereto, including strategy, timelines, and budget for current and future facilities in which the Lead Product will be Manufactured, as such Manufacturing Plan may be amended from time to time. 1.1.133 “Market Capitalization” means, as of any time of determination, the total number of outstanding shares of Parent’s American Depository Shares multiplied by the closing price per share of such American Depository Shares, in each case as of the most recent trading day ending immediately prior to such time. 1.1.134 “Material Amendment” means (a) when used with respect to the Manufacturing Plan for AUTO1 (i) [***], (ii) [***], or (iii) [***]; and (b) when used with respect to the FELIX Study Protocol or Development Plan for AUTO1, (i) [***], (ii) [***]; or (iii) [***]; provided, however, that a Material Amendment will not include any changes to the FELIX Study Protocol or the Manufacturing Plan or Development Plan of AUTO1 that are made to address any requirements, advice, or recommendations of a Regulatory Authority, except to the extent relating to the engagement of a CMO pursuant to Section 4.2.5. 1.1.135 “Material Anti-Corruption Law Violation” means a violation by a Party or its Affiliate of an Anti-Corruption Law relating to the subject matter of this Agreement that would, if it were publicly known, have a material adverse effect on the other Party or its Affiliate because of its relationship with such Party. 1.1.136 “Maximum Subsequent Payments” has the meaning ascribed to such term in Section 3.2. 1.1.137 “MHRA” means the Medicines and Healthcare products Regulatory Agency of the United Kingdom. 1.1.138 “Multiple Factor” means [***]. 1.1.139 “NDA” means a new drug application or biologics license application, including a supplement to a new drug application, submitted to FDA or similar application or supplemental application submitted to a Regulatory Authority outside of the U.S. for the purpose of obtaining Regulatory Approval to market and sell a Collaboration Product. 1.1.140 “Net Sales” means[***] 1.1.140.1 [***]; 1.1.140.2 [***]; 1.1.140.3 [***];

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -16- 1.1.140.4 [***]; 1.1.140.5 [***]; and 1.1.140.6 [***]. [***] 1.1.141 “Notice of Material Breach” has the meaning ascribed to such term in Section 12.3.5.1. 1.1.142 “Parent” means Autolus Therapeutics plc, a public limited company organized under the laws of England and Wales. 1.1.143 “Party” or “Parties” has the meaning ascribed to such term in the Preamble. 1.1.144 “Patent” means patents and patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof. 1.1.145 “Payment Report” has the meaning ascribed to such term in Section 5.1.4. 1.1.146 “Permitted Licensing Transaction” means: (a) [***]; (b) [***]; (c) [***]; and (d) [***]. 1.1.147 “Permitted Liens” means: (a) Liens arising under this Agreement securing the Autolus Obligations; (b) Liens existing on the Effective Date and set forth on Schedule 1.1.147; (c) customary encumbrances on intellectual property arising solely from the grant of a license under (i) the Existing Licenses, (ii) Permitted Licensing Transactions, and (iii) any license agreement entered into by Parent or any Subsidiary after the Effective Date that is not prohibited by Section 6.1.3; (d) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, that Parent or the applicable Subsidiary maintains

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -17- adequate reserves therefor in accordance with the Accounting Standards (to the extent required hereby); (e) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business and imposed without action of such parties, provided, that the payment thereof is not overdue; (f) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (g) deposits to secure the performance of obligations not to exceed US$[***] in the aggregate, and the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (h) Liens on Equipment for use in Autolus’ Manufacturing facilities that Manufacture Collaboration Products and Liens in connection with capital leases on Equipment for use in such Manufacturing facilities; provided that the principal amount secured by such Liens will not exceed $[***] in the aggregate at any time outstanding; (i) leasehold interests in real property (which will be occupied or used by Parent or its Subsidiaries) or subleases and licenses or sublicenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the lessor or licensor, as applicable; (j) (A) Liens on cash and cash equivalents (to the extent not consisting of Collateral) securing Cash Management Obligations in the ordinary course of business, and (B) Liens on cash and cash equivalents (to the extent not consisting of Collateral) securing Indebtedness, the principal amount [***] shall not exceed US$[***] at any time outstanding, in respect of (i) reimbursement obligations in respect of letters of credit and banker’s acceptances (other than letters of credit securing Indebtedness for borrower money or obligations in respect of any royalty or revenue interest sale or financing) in an aggregate principal amount not to exceed US$[***] at any time outstanding; (ii) Indebtedness in respect of hedging agreements entered into in the ordinary course of business for the purpose of hedging currency risks or interest rate risks and not for speculative purposes[***]; (k) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (l) statutory and common law rights of set-off and other similar rights as to, and customary Liens on, deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -18- (m) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (n) security deposits in connection with real property leases; (o) Liens incurred in connection with any Permitted Refinancing Indebtedness to the extent the Indebtedness subject to such extension, renewal or refinancing was, immediately prior to giving effect to such extension, renewal or refinancing, secured by Liens; provided, that any extension, renewal or replacement Lien will be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, refinanced, modified, amended, restated or amended and restated does not increase; (p) Liens in connection with “precautionary filings” in connection with operating leases for the equipment or other assets that are the subject of such leases; provided that such Liens and collateral descriptions in such precautionary filings are limited to such specific operating leases and not all assets or substantially all assets of the Parent or any Subsidiary; (q) Liens securing Indebtedness to finance the purchase and buildout of one or more Manufacturing facilities expected to be used for Collaboration Products securing Indebtedness in an aggregate outstanding principal amount not to exceed US$[***] at any time outstanding; provided that the property securing such Liens are limited to the Manufacturing facility, fixtures, equipment and other assets relating thereto and the proceeds thereof; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods, incurred in the ordinary course of business and provided such Liens are restricted to the good being imported and documentation related thereto; (s) Liens constituting Transfers permitted by this Agreement and Liens constituting an option or agreement to Transfer any property permitted by this Agreement; (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; [***] (z) other Liens to the extent agreed to by Blackstone in writing. 1.1.148 “Permitted Refinancing Indebtedness” means any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness so long as: (a) the terms and conditions of such modification, refinancing, refunding, renewal, replacement, exchange or extension (taken as a whole) are not, in Autolus’s reasonable judgment, materially more onerous to Parent and the Subsidiaries, taken as a whole, than the terms and conditions of the Indebtedness being refinanced;

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -19- (b) such modification, refinancing, refunding, renewal, replacement, exchange or extension do not result in an increase in the principal amount of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than attributable to the accretion of original issue discount, interest, capitalization of interest or payment premiums in respect of the Indebtedness being refinanced and fees, costs and expenses related thereto); (c) such modification, refinancing, refunding, renewal, replacement, exchange or extension do not result in a shortening of the maturity or average weighted maturity of the Indebtedness so refinanced, renewed, or extended; (d) if the Indebtedness that is modified, refinanced, refunded, renewed, replaced, exchanged or extended was subordinated in right of payment to all or any portion of the Autolus Obligations, then the terms and conditions of the modification, refinancing, refunding, renewal, replacement, exchange or extension must include subordination terms and conditions that are, taken as a whole, at least as favorable to Blackstone (including, if applicable, as to Collateral) as those that were applicable to the modified, refinanced, refunded, renewed, replaced, exchanged or extended Indebtedness and if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is unsecured, then the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended must be unsecured; (e) the modification, refinancing, refunding, renewal, replacement, exchange or extends is nonrecourse to any Person that is liable on account of the Autolus Obligations other than those Persons which were obligated with respect to the Indebtedness that was modified, refinanced, refunded, renewed, replaced, exchanged or extended; (f) such Indebtedness will not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced; (g) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subject to a subordination agreement, such modification, refinancing, refunding, renewal, replacement or extension does not violate the terms of the applicable subordination agreement; and (h) such Indebtedness will have the same or junior rank in right of payment and Lien priority as the Indebtedness so refinanced, renewed, or extended. 1.1.149 “Permitted Third Party” means any CRO, Site, Clinical Investigator or vendor (including CMOs) to whom Autolus has delegated responsibility or whom Autolus has engaged in connection with the Development, Manufacture or Commercialization of the Lead Product. For clarity, Third Parties that have been delegated responsibility by or engaged by a Permitted Third Party will be considered Permitted Third Parties. 1.1.150 “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority. 1.1.151 “Personally Identifiable Information” means any information relating to an identified or, in combination with other information, identifiable person or persons captured in

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -20- an electronic or hardcopy format, including such information as it relates to Clinical Trial subjects (including key-coded patient data), physicians, clinicians, healthcare professionals, consultants, or other persons participating in a Clinical Trial, and any equivalent definition in the Applicable Laws to the extent that such definition is broader than that provided here. 1.1.152 “Phase 1 Clinical Trial” means any clinical trial as described in 21 C.F.R. §312.21(a), or, with respect to a jurisdiction other than the U.S., a similar clinical trial. 1.1.153 “Phase 2 Clinical Trial” means any clinical trial as described in 21 C.F.R. §312.21(b), or, with respect to a jurisdiction other than the U.S., a similar clinical trial. 1.1.154 “Phase 3 Clinical Trial” means any clinical trial as described in 21 C.F.R. §312.21(c) (as amended from time to time), or any clinical trial intended to generate sufficient data and results (together with data from any prior clinical trials conducted for the applicable product) to support the filing of an NDA for such product. For the avoidance of doubt, the definition of “Phase 3 Clinical Trial” may include the FELIX Study and any other Phase 1/2 clinical trials that otherwise meets the definition of this Section 1.1.139. 1.1.155 “Platform IP License” means that certain License Agreement, dated as of November 6, 2021 by and between Autolus and the Platform IP Licensee. 1.1.156 “Platform IP Licensee” means Autolus Holdings (UK) Limited. 1.1.157 “PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan or any successor agency thereto in Japan having substantially the same function. 1.1.158 “[***]” means the [***]. 1.1.159 “Pre-Payment” has the meaning ascribed to such term in Section 5.3 1.1.160 “Primary Indication” means (a) [***] 1.1.161 “Prior Payments” has the meaning ascribed to such term in Section 5.5. 1.1.162 “Product Patents” has the meaning ascribed to such term in Section 11.2.8.2. 1.1.163 “Program Failure” means any of the following events: (a) the FDA (i) imposes a clinical hold on further Development of the Lead Product, Autolus uses Commercially Reasonable Efforts (commencing promptly upon notice of such clinical hold and for a sustained period of at [***]) to have such clinical hold lifted or removed and such clinical hold is not lifted or removed within such [***] or (ii) based on a material adverse development or event with respect to the clinical Development of the Lead Product, recommends termination of the FELIX Study or other Clinical Trials with respect to the Lead Product in a B-cell Malignancy that are required elements of an application for Regulatory Approval, without leave to amend or restart, Autolus uses Commercially Reasonable Efforts (commencing promptly upon notice of such clinical hold and for a sustained period of at least

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -21- [***]) to have such recommendation lifted and such recommendation is not lifted within such [***]; (b) the mutual agreement of the Parties that, based on data from the FELIX Study or other Clinical Trials, the Lead Product will not be able to achieve Regulatory Approval by either of the FDA or EMA in a B-cell Malignancy; (c) the reasonable and good faith decision by Autolus after consultation with Blackstone, based on the recommendation of the independent data safety monitoring board, to halt the FELIX Study (or other Clinical Trial with respect to a Lead Product in a B-cell Malignancy) for safety or futility reasons; or (d) the FDA decides not to approve an NDA filed for the Lead Product in a B-cell Malignancy following Autolus’s use of Commercially Reasonable Efforts to obtain such approval. 1.1.164 “Protocol” means, with respect to a Clinical Trial, the documentation describing the objective, design, methodology, statistical considerations and organization of such Clinical Trial. 1.1.165 “Qualified Counterparty” means any pharmaceutical or biopharmaceutical company (a) with a market capitalization of at least US$[***] and (b) with annual revenue from the sales of oncology products in the U.S. and EU of at least US$[***]. 1.1.166 “Quarterly Payment Date” has the meaning ascribed to such term in Section 5.1.4. 1.1.167 “Receiving Party” has the meaning ascribed to such term in Section 8.1. 1.1.168 “Regulatory Approval” means the conditional, full, or accelerated approval of an NDA for a Collaboration Product submitted by Autolus, its Affiliate, or its licensee: (a) by the FDA in the U.S.; (b) by the EMA in the EU; or (c) by the MHRA in the United Kingdom. For clarity, “Regulatory Approval” excludes any pricing or reimbursement approval that may be necessary or useful for marketing or sale of a Collaboration Product in any country or regulatory jurisdiction. 1.1.169 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in authorizing an IND to initiate or conduct clinical testing in humans or involved in granting Regulatory Approval, including FDA, EMA, MHRA and the PMDA. 1.1.170 “Release Time” means the earlier of (i) such time at which Cumulative Payments equal the Committed Capital and (ii) the First Commercial Sale of the Lead Product in the U.S. 1.1.171 “Remedy Expenses” means all of Blackstone’s documented costs and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) in connection with exercising

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -22- its rights and remedies under Section 12.5 of this Agreement and Section 1.2 of the U.S. Security Agreement. 1.1.172 “Representatives” means, with respect to a Person, such Person’s Affiliates, and its and their respective officers, directors, employees, agents, representatives (including attorneys, accountants and other professionals) and consultants, and, in the case of Autolus, its Permitted Third Parties engaged in connection with the subject matter of this Agreement. 1.1.173 “Research Results” means all Information arising out of or resulting from the Collaboration Product Clinical Trials and the CMC activities contemplated by the Development Program, including the Clinical Trials Database. 1.1.174 “Revenue Share Payment” has the meaning ascribed to such term in Section 5.1. 1.1.175 “Revenue Share Payment Account” means a segregated deposit account, established solely for the purpose of receiving remittance Revenue Share Payments and Sales Milestone Payments and disbursement thereof as provided herein, and any successor segregated deposit account, in each case established in accordance with Section 5.1.5. 1.1.176 “Sales Milestone Event” has the meaning ascribed to such term in Section 5.2. 1.1.177 “Sales Milestone Payment” has the meaning ascribed to such term in Section 5.2. 1.1.178 “SEC” means the U.S. Securities and Exchange Commission. 1.1.179 “Selling Party” has the meaning ascribed to such term in Section 1.1.124. 1.1.180 “Serious Safety Issue” means any SUSAR or series of SUSARs directly related to or caused by the administration of the Lead Product in the conduct of the FELIX Study or other Clinical Trial for the Lead Product, including where such SUSAR or series of SUSARs substantially diminishes the probability of receiving Regulatory Approval for the Lead Product or results in a Regulatory Authority imposing a Clinical Hold on further development of the Lead Product. 1.1.181 “Site” has the meaning ascribed to such term in Section 4.3.2. 1.1.182 [***] 1.1.183 “Stock Purchase Agreement” means the stock purchase agreement between Parent and Blackstone, attached hereto as Exhibit I. 1.1.184 “Subsequent Tranche Payment” has the meaning ascribed to such term in Section 3.2.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -23- 1.1.185 “Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Parent directly or indirectly owns or controls 50% or more of the outstanding voting securities. Unless the context otherwise requires, “Subsidiary” will refer to a Subsidiary of Parent. 1.1.186 “SUSAR” means a suspected unexpected serious adverse reaction, without regard to causality, that is life-threatening (i.e., causes an immediate risk of death) or that results in any of the following outcomes: death; in-patient hospitalization or prolongation of existing hospitalization; persistent or significant disability or incapacity (i.e., substantial disruption of the ability to conduct normal life functions); or a congenital anomaly or birth defect. For clarity, a planned medical or surgical procedure is not, in itself, a SUSAR. 1.1.187 “Term” has the meaning ascribed to such term in Section 12.1. 1.1.188 “Territory” means all countries and jurisdictions in the world. 1.1.189 “Third Party” means any Person other than Autolus, Blackstone and their Affiliates. 1.1.190 “Third Party Infringement” means any actual or threatened infringement, misappropriation, or other violation by a Third Party of any Intellectual Property Controlled by Autolus that relates to a Collaboration Product, including the Trial Inventions. 1.1.191 “TLF” means all final tables, listings, figures, graphs and topline data for a Clinical Trial. 1.1.192 “Trademarks” means, collectively, all registered and unregistered marks, trade dress rights, logos, taglines, slogans, Internet domain names, web addresses, and other indicia of origin, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals thereof, selected for use on a Collaboration Product. 1.1.193 “Transaction Agreements” means, collectively, this Agreement, the English Law Security Agreement and the U.S. Security Agreement. 1.1.194 “Transfer” has the meaning ascribed to such term in Section 6.1.3. 1.1.195 “Trial Invention” has the meaning ascribed to such term in Section 9.1.1.3. 1.1.196 “Type C Update” has the meaning ascribed to such term in Section 4.2.5.1. 1.1.197 “UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 will govern; and provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to Blackstone’s security

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -24- interest in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions. 1.1.198 “UK” or “United Kingdom” means Great Britain and Northern Ireland. 1.1.199 “U.S.”, “United States” or “USA” means the United States of America, its territories and possessions, including Puerto Rico. 1.1.200 “U.S. Bankruptcy Code” means Title 11 of the United States Code, as amended. 1.1.201 “U.S. Security Agreement” means the security agreement governed by the laws of New York between Autolus and Blackstone dated on or about the date of this Agreement, together with any security agreement in substantially the form of Exhibit H attached hereto (the “Form of Security Agreement”) between any Subsidiary of Autolus to the extent required by Section 1.1.5 of the U.S. Security Agreement. 1.1.202 “Warrant” has the meaning ascribed to such term in Section 5.10. 1.1.203 “Wholly Owned Subsidiary” means, with respect to any Person, a subsidiary of such Person, all of the voting securities or equity interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such person or another Wholly Owned Subsidiary of such Person or (b) over which such Person, directly or through one or more other Wholly Owned Subsidiaries, can exercise the exclusive right to control the board of directors or equivalent governing body. 1.2 Construction. For purposes of this Agreement: (1) words in the singular will be held to include the plural and vice versa as the context requires; (2) the words “including” and “include” will mean “including, without limitation,” unless otherwise specified; (3) the terms “hereof,” “herein,” “herewith,” and “hereunder,” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (4) all references to “Section,” “Exhibit,” and “Schedule,” unless otherwise specified, are intended to refer to a Section, Exhibit or Schedule of or to this Agreement; (5) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”, (6) the term “will” will be interpreted to impose a requirement; (7) words of the masculine, feminine or neuter gender will mean and include the correlative words of other genders; (8) unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms hereof, and include any annexes, exhibits and schedules attached thereto; (9) reference to any Applicable Law will include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor; (10) references to any Person will be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any references to a Person in a particular

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -25- capacity excludes such Person in other capacities; (11) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”; (12) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment will be made, such funds will be applied and such calculation will be made on the succeeding Business Day, and payments will be adjusted accordingly; (13) the following capitalized terms will have the meaning given to them in the UCC: Account, Chattel Paper, Commercial Tort Claims, Commodity Account, Deposit Account, Documents, Equipment, Goods, Instrument, Inventory, Letter-of-Credit Right, Money, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement and Supporting Obligations; (14) for purposes of the definition of Indebtedness and related covenants, GAAP and IFRS will be deemed to treat any operating lease as an operating lease and not a capital lease, regardless of any change in GAAP or IFRS, as applicable, to the extent such operating lease was so treated under GAAP as in effect prior to December 15, 2018; and (15) for purposes of any covenant or other determination under this Agreement that is required to be made by reference to Dollars, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars will be translated into Dollars at the Exchange Rate on the applicable date; provided that no breach of this Agreement will arise as a result of any limitation set forth in Dollars being exceeded solely as a result of change in Exchange Rates after such applicable date. 1.3 Conflicts. In the event of any conflict between the terms of this Agreement, the Protocol or any other Exhibit, the Protocol will control (as applicable), followed by the terms of this Agreement, and followed by any applicable other Exhibit. ARTICLE 2 GOVERNANCE 2.1 Joint Steering Committee. 2.1.1 Within [***] after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) to advise on the Development, Manufacture and Commercialization of Collaboration Products in any B-cell Malignancy in the Territory. The JSC’s core responsibility is [***] the following: (a) the global strategy for the Development and any proposed or planned Clinical Trials to be conducted by Autolus or any of its Affiliates (including protocols and statistical analysis plans) of the Lead Product in any B-cell Malignancy; and making decisions [***] with respect to any proposed amendments or changes thereto; (b) the global strategy for the Development and any proposed or planned Clinical Trials to be conducted by Autolus or any of its Affiliates (including protocols and statistical analysis plans) of other Collaboration Products in any B-cell Malignancy; (c) any material communications regarding the Lead Product with Regulatory Authorities in the Major Market Countries;

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -26- (d) any material protocol amendments for the FELIX Study or any Phase 3 Clinical Trial for the Lead Product in any B-cell Malignancy; and making decisions [***] with respect thereto; (e) the Development Plan for the Lead Product, including budgets; and making decisions [***] with respect to any amendments or modifications thereto; (f) strategies for obtaining, maintaining, defending and enforcing patent protection for each Collaboration Product in any B-cell Malignancy throughout the Territory, and making [***] with respect thereto; (g) the minutes of CMC Advisory Board meetings and any recommendations of the CMC Advisory Board, and Autolus’s plans and timelines for the implementation of recommendations made by the CMC Advisory Board; (h) Autolus’s global CMC strategy with respect to the Lead Product (including considerations of current and future Manufacturing facilities); (i) the progress, performance and deficiencies of Autolus’s CMC activities with respect to the Lead Product, including updates on Manufacturing activities, timelines and budgets under the Manufacturing Plan and quantity and quality of supplies; (j) any material amendments to the Manufacturing Plan for the Lead Product proposed by Autolus or Blackstone; and making decisions [***] with respect thereto; (k) [***]; (l) the plans, timelines and progress in the preparation and readiness for regulatory inspections, including pre-approval inspections, of Autolus’s, its Affiliates’ or its CMO’s Manufacturing facilities and operations; (m) [***] and (n) global and regional strategies for the Commercialization of the Lead Product in any B-cell Malignancy throughout the Territory; 2.1.2 The JSC may establish subcommittees as it deems necessary to achieve the objectives and intent of this Agreement and will perform such other activities and obligations as are specifically delegated to the JSC under this Agreement. 2.2 Membership of JSC. The JSC will comprise [***] representatives: [***] representatives from Autolus; and [***] representatives from Blackstone (the “Committee Representatives”). Each Committee Representative designated by Autolus will be an employee of or consultant to Autolus or one of its Affiliates, and each Committee Representative designated by Blackstone will be an employee of or consultant to Blackstone, Blackstone Group or one of its or their Affiliates. The Committee Representatives designated by a Party to the JSC will have the appropriate level of experience in the Development, Commercialization or Manufacturing of pharmaceutical products. The Committee Representatives designated by a Party will have

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -27- sufficient seniority within such Party’s organization in order for the JSC to fulfill its responsibilities. From time to time, a Party may replace any of their Committee Representatives by written notice to the others specifying the prior Committee Representative(s) and their replacement(s), including a temporary replacement in the event such Party’s designated Committee Representative is unable to be present at a meeting of the applicable committee. Each Committee Representative will be bound by confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement, and, if any such Committee Representative is not an employee of the appointing Party, such Committee Representative will execute a confidentiality agreement in form and substance reasonably acceptable to the other Party (and, for the avoidance of doubt, the appointing Party will remain responsible to the other Party for any noncompliance by such Committee Representative with such confidentiality obligations). 2.3 Chairperson. The JSC chairperson (“JSC Chairperson”) will be designated by Autolus from time to time from among Autolus’s Committee Representatives. The JSC Chairperson will be responsible for drafting and circulating the draft agenda and ensuring minutes are prepared and circulated. 2.4 Meetings. 2.4.1 Frequency; Calling of Meetings. The JSC will meet [***] or more or less frequently as the JSC unanimously agrees; provided that from and after the Release Time, the JSC will meet [***]. Upon request by a Party, such meetings may be held by audio or video teleconference. The JSC Chairperson will be responsible for calling and convening meetings of the JSC, at his or her own initiative or upon the reasonable request of a Party’s Committee Representatives, as applicable, at mutually agreed times pursuant to at least [***] prior written notice thereof (email to be sufficient). The JSC Chairperson will prepare and circulate, or have prepared and circulated, with such notice an agenda, including a reasonably detailed description of the matter(s) to be considered at such meeting. The presence of at least [***] of each Party’s applicable Committee Representatives will constitute a quorum for the conduct of business at any JSC meeting, and no vote of the JSC may be taken without a quorum present; provided, however, that if at least [***] of the Committee Representatives, as applicable, of a Party fails to attend a meeting duly called hereunder, the JSC may act at such meeting despite the absence of such Committee Representatives of such Party. 2.4.2 Additional Participants. Additional non-members of the JSC having relevant experience may from time to time be invited by a Party to participate in a JSC meeting, provided that such non-member participants will have no voting rights or powers; provided, however, that such non-member invitees who would not satisfy the eligibility requirements set forth in Section 2.2 for membership of the JSC will only be allowed to attend if: (a) such inviting Party has received consent of the other Party in writing (email to be sufficient) to such non-member invitee’s participation (such consent not to be unreasonably withheld, delayed or conditioned); and (b) such non-member invitee is subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement. 2.4.3 Unanimous Approval. The unanimous approval of the JSC will be required with respect to [***]. The Committee Representatives of each Party will collectively have [***] vote. If the JSC cannot reach consensus [***], then, at either Party’s request, the matter

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -28- will be escalated to the Executive Officers for good faith discussion of the matter at issue during a period not to exceed [***]. [***] 2.4.4 Minutes. For each meeting of the JSC, the JSC Chairperson will be responsible for ensuring minutes are prepared and circulated promptly (and in no event more than [***] after such meeting). Minutes of each meeting of the JSC will not be finalized until each Committee Representative who attended such meeting reviews and approves such minutes in writing (email to be sufficient), provided that any minutes will be deemed approved unless a Committee Representative who attended such meeting objects to the accuracy of such minutes within [***] after the circulation of the minutes. 2.4.5 Expenses. Each Party will be responsible for its own expenses incurred in connection with its Committee Representatives’ and any non-member invitees’ participation in each JSC meeting, including all travel and lodging. 2.5 [***]. 2.6 [***]. 2.7 Alliance Managers. Each Party will appoint an individual to act as an alliance manager for such Party (each, an “Alliance Manager”) by providing the name and contact information for the Alliance Manager to the JSC. Each Party may change its Alliance Manager from time to time in its sole discretion upon written notice to the other Party. The Alliance Managers will be the primary point of contact for the Parties regarding the activities contemplated by this Agreement, and the Parties will use reasonable efforts to ensure that any requests for information and data made outside of the JSC are made through the Alliance Mangers. The Alliance Managers will attend all meetings of the JSC. For clarity, the Alliance Managers may also be members of the JSC. 2.8 CMC Advisory Board. 2.8.1 Blackstone will have the right to designate [***] with relevant experience to participate in the CMC Advisory Board convened from time to time, but not less than quarterly. The CMC Advisory Board will review and make recommendations regarding Autolus’s CMC strategy for, and other technical, scientific and regulatory aspects relating to the Manufacture of the Lead Product. 2.8.2 Autolus will provide to the JSC and Parent’s Board of Directors the minutes of each meeting of the CMC Advisory Board, along with any recommendations made thereby. Autolus will consider reasonably and in good faith all such recommendations and decisions and will implement such recommendations and decisions as it determines in good faith are in the best interests of the Development, Manufacture and Commercialization of the Lead Product in B-cell Malignancies on as prompt a basis as is reasonable under the circumstances (subject to the duties of the members of Parent’s and Autolus’s Board of Directors as a matter of Applicable Law). If requested by Blackstone, the senior management of Autolus will meet with Representatives of Blackstone to consider and discuss such minutes and recommendations from time to time. Such members of senior management will include the most senior executive and the next most senior individual with responsibility for the activities that are the subject of such minutes

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -29- and recommendations. Such meeting will be by telephone or videoconference, unless the Parties otherwise mutually agree. Such meeting will be held within [***] after such request by Blackstone. 2.8.3 Without Blackstone’s prior written consent, Autolus will not disband the CMC Advisory Board and will not establish any other advisory board, other than the JSC, that has within its purview advising Autolus on technical, scientific and regulatory matters relating to the Manufacture of the Lead Product. ARTICLE 3 FINANCING OBLIGATIONS 3.1 Initial Payment. Within fifteen (15) Business Days after the Effective Date, Blackstone will pay to Autolus an initial payment in the amount of Fifty Million U.S. Dollars (US$50,000,000) (the “Initial Payment”). 3.2 Additional Payments. 3.2.1 Blackstone will pay Autolus up to One Hundred Million U.S. Dollars (US$100,000,000) (“Maximum Subsequent Payments”) in such tranche amounts and upon achievement of such trigger events as are described in the additional payment schedule set forth in Schedule 3.2. Each such tranche amount (a “Subsequent Tranche Payment”) will be paid within [***] following Blackstone’s receipt of an invoice from Autolus for such payment. Upon [***] and payment by Blackstone of the associated Subsequent Tranche Payment, Blackstone’s commitment to fund additional Subsequent Tranche Payments will terminate and no further Subsequent Tranche Payments will be paid thereafter. 3.3 Use of Proceeds. Autolus will use the proceeds from the financing provided by Blackstone pursuant to Sections 3.1 and 3.2 for the purposes of financing Development, Manufacturing and Commercialization Costs of the Collaboration Products. 3.4 Financing Account. Payments provided by Blackstone pursuant to Sections 3.1 and 3.2 will be made into the Financing Account, in which Blackstone will hold a security interest. The Financing Account may only be opened at a bank approved by Blackstone (acting reasonably), and Autolus shall use reasonable endeavours to procure that the bank at which the Financing Account is opened signs an Account Bank Acknowledgement as soon as possible upon opening the Financing Account and in any event within [***] of doing so. Proceeds remaining in the Financing Account at any time after Autolus obtains the first Regulatory Approval by the FDA of the Lead Product will be released and paid over to Autolus as it will direct. ARTICLE 4 DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION 4.1 Program Updates. 4.1.1 Reasonably in advance of each JSC meeting, Autolus will provide

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -30- Blackstone’s Alliance Manager for distribution to Blackstone and the Blackstone JSC members a written update with the following information or data, as applicable, that has become available to Autolus since the last such update and that has not previously been shared with the JSC or Blackstone: 4.1.1.1 all efficacy data from subjects treated with the Lead Product in any B-cell Malignancy (including interim and ongoing data cuts); 4.1.1.2 all material safety data, including any Serious Safety Issues, with respect to any Collaboration Product in a B-cell Malignancy or any AUTO1 Franchise Product; 4.1.1.3 an updated timeline for BLA filing of AUTO1 in the Primary Indication, any updates on Autolus’s strategies, plans and progress with respect to the Development of the Lead Product in any B-cell Malignancy, including, as applicable, proposed, planned or ongoing Clinical Trials (including protocols and statistical analysis plans), efforts to obtain Regulatory Approvals, and Commercialization activities, and any updates on activities relating to the Manufacture of the Lead Product (other than with respect to the Development or Manufacture of the Lead Product by or on behalf of a licensee other than for B- cell Malignancies); 4.1.1.4 unless prohibited by any confidentiality obligations owed to Third Parties that would not permit disclosure to Blackstone under this Agreement (provided that Autolus will use commercially reasonable efforts to obtain an exception to or waiver under such obligations from such Third Parties to permit disclosure to Blackstone under this Agreement), any other information requested by Blackstone’s Alliance Manager related to the Development or Commercialization of any Collaboration Product in any B-cell Malignancy, or related to the Manufacture of the Lead Product (other than with respect to the Manufacture of the Lead Product by or on behalf of a licensee other than for B-cell Malignancies), in each case anywhere in the Territory, that is in Autolus’s or its Affiliates’ possession and that is reasonably necessary or useful either for the JSC [***] or for Blackstone to monitor its investment hereunder, evaluate the prospects for the Lead Product or exercise its rights or fulfill its obligations under this Agreement; and 4.1.1.5 any presentations or other documents shared with the Board of Directors of the Parent regarding the status and progress of the Development Programs of the Lead Product. 4.1.2 Questions. Autolus will identify [***] of Autolus with sufficient knowledge of the Development elements of the Development Program of the Lead Product and [***] of Autolus with sufficient knowledge of the Manufacturing elements of such Development Program, each of whom will be made available by telephone or video conference at reasonable times and reasonable frequency during normal business hours in such employee’s country of residence upon at least [***] advance written notice (from Blackstone’s Alliance Manager and

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -31- directed to Autolus’s Alliance Manager), to answer Blackstone’s questions directly pertaining to such Development Program. Any meetings held pursuant to this Section 4.1.2 will be coordinated by the Alliance Managers of the Parties, and both Alliance Managers will attend all such meetings. 4.1.3 Financial Statements. Unless and until a Change of Control has occurred, Autolus will provide to Blackstone’s Alliance Manager: 4.1.3.1 within [***] after the end of the [***] Calendar Quarters of each Calendar Year, the quarterly financial statements of Parent as of the end of such Calendar Quarter; 4.1.3.2 within [***] after the end of each Calendar Year, copies of the audited annual financial statements of Parent and its Subsidiaries; and 4.1.3.3 within [***] after approval by Parent’s Board of Directors, annual budgets and annual financial projections (and any approved revisions of the foregoing). Notwithstanding the foregoing, any documents required to be delivered by this Section 4.1.2 will be deemed delivered to Blackstone as and when such documents are filed with the SEC and become publicly available on “EDGAR”. 4.2 Commercially Reasonable Efforts. 4.2.1 Conduct of Clinical Trials. Timely performance of the Clinical Trials for the Lead Product in any B-cell Malignancy is important to the success of this Agreement. Autolus will use [***] to complete each of the Clinical Trials for the Lead Product in accordance with the applicable Development Plan, including the timeline set forth therein. 4.2.2 Regulatory Approval. If the results of the Phase 3 Clinical Trials of the Lead Product support the filing for Regulatory Approval in any B-cell Malignancy, timely filing for Regulatory Approval is important to the success of this Agreement. Autolus will use [***] to file for such Regulatory Approval promptly after its preparation or receipt of the Final CSRs for such Phase 3 Clinical Trials. Autolus will use [***] to obtain such Regulatory Approval for the Lead Product in each Major Market Country. 4.2.3 Commercialization. Autolus will use [***] to Commercialize, itself or through its Affiliates and Licensees, the Lead Product in each Major Market Country for which Regulatory Approval for the Lead Product in the Primary Indication or other B-cell Malignancy is obtained. With respect to each such Major Market Country, Autolus will use [***] to prepare for launch and launch commercially the Lead Product promptly after such Regulatory Approval,

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -32- and if required to Commercialize, pricing and reimbursement approvals, are obtained in such Major Market Country. 4.2.4 Manufacturing. Autolus will use [***] to Manufacture, or have Manufactured, the Lead Product in accordance with the Manufacturing Plan and in such quality and quantity as is necessary or advisable to (a) conduct Clinical Trials of the Lead Product in accordance with the Development Plan for the Development Program for the Lead Product, including the timelines set forth therein, and (b) Commercialize the Lead Product in accordance with the applicable commercialization plan therefor, including any timelines set forth therein. 4.2.5 Manufacturing Delays. 4.2.5.1 Within [***] following receipt of the minutes of the “FDA Type C – Facilities” meeting, Autolus will provide Blackstone and the JSC with its reasonable, good faith assessment of the FDA’s views expressed at the meeting or in the minutes and any impact on the timeline for BLA filing (the “Type C Update”). In addition, Autolus will provide the Type C Update for review and approval by the Board of Directors of Parent at a meeting to be scheduled as soon as practicable, and will provide Blackstone and the JSC with the final version of the Type C Update with any changes as may have been required or requested by the Board of Directors of Parent. 4.2.5.2 If as a result of the Type C Update, Autolus projects a delay of the timeline [***] of [***] or more compared to the timeline set out in the Manufacturing Plan as of the Effective Date, Autolus will use Commercially Reasonable Efforts to [***], unless: (i) Autolus provides Blackstone with a plan, based on its reasonable, good faith assessment, of the FDA’s views expressed at the [***]; (ii) [***]; or (iii) any changes to the Development Plan of AUTO1 made by Autolus to address requirements, advice, or recommendations of the FDA regarding the Development of AUTO1 in the Primary Indication result in a delay in obtaining Regulatory Approval of AUTO1 in the U.S. such that the projected timeline [***] does not adversely impact the timeline for obtaining Regulatory Approval of AUTO1 in the U.S. 4.2.6 If in accordance with Section 4.2.5, Autolus [***]: (i) Blackstone will pay Autolus [***] of the Subsequent Tranche Payment amount for the [***] trigger event within [***] Business Days after Autolus provides Blackstone a copy of the [***] as is necessary or advisable to (a) conduct Clinical Trials of the Lead Product in accordance with the Development Plan for the Development Program for the Lead Product, including the timelines set forth therein, and (b) Commercialize the Lead Product in accordance with the applicable commercialization plan therefor, including any timelines set forth therein. The Subsequent Tranche Payment will be reduced automatically and without further action of the Parties to [***].

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -33- (ii) Autolus will amend the Manufacturing Plan to reflect the [***] and such amendment shall be deemed a Material Amendment that shall be reviewed and discussed by the JSC and approved by Blackstone in accordance with Section 4.6.7. 4.3 Conduct of Clinical Trials. 4.3.1 Responsibility. As between Blackstone and Autolus, (a) Autolus will have sole responsibility for the conduct of the Clinical Trials for the Collaboration Products, (b) any Development Costs will be borne by Autolus and any failure by Autolus to bear any such Development Costs that are necessary to meet Autolus’s obligations under this Agreement to Develop the Lead Product in accordance with the Development Plan shall be deemed to be a material breach of this Agreement by Autolus, and (c) Autolus will be the sponsor of all Clinical Trials of Collaboration Products in any B-cell Malignancy and will have all responsibilities of a sponsor as specified in Applicable Laws. 4.3.2 Sites and Clinical Investigators. Autolus will select the study sites to conduct the Clinical Trials for the Lead Product in any B-cell Malignancy and will inform the JSC following Autolus’s choice of each study site. Autolus will use Commercially Reasonable Efforts to enter, and to ensure that its Affiliates and each CRO likewise enter, into an agreement (a “Clinical Trial Agreement”) consistent with industry standards for similar agreements with each study site, and upon execution of such Clinical Trial Agreement, such study site will be deemed a “Site.” 4.3.3 Data Collection and Data Management. 4.3.3.1 Completion of the Clinical Trials; CSRs. Autolus will be solely responsible for preparing the form of CSR for each of the Clinical Trials for the Lead Product in any B-cell Malignancy in accordance with the applicable Protocol in compliance with Applicable Law, including ICH E3 guidelines, and in accordance with applicable clinical study reporting requirements. Each CSR for such Clinical Trials in any B-cell Malignancy will contain the registration datasets in the format reviewed and discussed by the JSC, and will be provided to the JSC following the completion of Autolus’s analysis of the primary endpoint for all subjects in such Clinical Trial and completion of full quality control review. The Final CSRs for each of the Clinical Trials for the Lead Product in a B-cell Malignancy will be provided to the JSC promptly when available. In the event that there is any additional safety or efficacy data pertaining to such Clinical Trial that come into the possession of Autolus after Autolus has provided the JSC with the Final CSR for such Clinical Trial, Autolus will promptly provide the JSC with such data, and Autolus will promptly prepare, and provide promptly to the JSC when available, a supplement to the Final CSR for such Clinical Trial. 4.3.3.2 Clinical Trials Database; Registries. Autolus will (a) establish and maintain, itself or through a CRO, a Clinical Trial database for the data collected from each Site for each of the Clinical Trials for the Lead Product in a B-cell Malignancy (each, a “Clinical Trials Database”) and (b) register, maintain and update any registries pertaining to each of the Clinical Trials for the Lead Product in a B-cell Malignancy to the extent required by any Applicable Laws.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -34- 4.3.4 IRBs and Other Ethics Committees. Autolus will use Commercially Reasonable Efforts to (a) obtain the approval of the IRBs and other ethics committees required prior to commencing, and during, each of the Clinical Trials for the Lead Product in a B-cell Malignancy at every Site, (b) ensure that IRBs and such other relevant ethics committees have current registrations and accreditations as required by Applicable Law, and (c) provide all ethics committees, including all IRBs, and Regulatory Authorities, with all necessary documentation prior to, and during the course of, each of the Clinical Trials for the Lead Product in a B-cell Malignancy as required by Applicable Law, and (d) prepare applicable responses to, and respond to, all queries from the IRBs and other ethics committees (provided that Autolus’s Alliance Manager will provide Blackstone’s Alliance Manager with access to copies thereof upon request). 4.4 Audits. Autolus may from time to time, consistent with its past practice, conduct quality oversight inspections and audits of the facilities and services of certain Permitted Third Parties utilized by Autolus, and, unless prohibited by any confidentiality obligations owed to Third Parties, upon request by Blackstone’s Alliance Manager to Autolus’s Alliance Manager, Autolus will provide Blackstone’s Alliance Manager with copies of any audit reports generated as a result of such audits. Further, Autolus may from time to time, in accordance with its normal business practices, conduct quality oversight inspections and audits of the Manufacturing facilities for each Collaboration Product in accordance with its internal policies, provided that the frequency of such audits is no less frequent than set forth in the Manufacturing Plan. 4.5 Product Quality. 4.5.1 Product Complaints. Autolus will be solely responsible for, and will use Commercially Reasonable Efforts to, investigate and resolve complaints related to the Lead Product, including complaints pertaining to the Manufacturing, appearance or general physical characteristics of the Lead Product or other processes at any applicable Manufacturing facility, in accordance with all Applicable Laws. 4.5.2 Product Recalls. Autolus will be solely responsible for the operational execution of any recall of the Lead Product. The costs for any such recall will be at Autolus’s sole cost and expense. 4.6 The AUTO1 Development Program. Without limiting the generality of any of the obligations of Autolus set forth in Sections 4.2 through 4.5, the following obligations set forth in this Section 4.6 also will apply to the AUTO1 Development Program. In the event of any conflict between the obligations set forth in this Section 4.6 and those in Sections 4.2 through 4.5 with respect to the AUTO1 Development Program, the obligations set forth in this Section 4.6 will take precedence. 4.6.1 FELIX Study Development Efforts. Autolus will use Commercially Reasonable Efforts to conduct and complete the FELIX Study, at its sole expense, expeditiously

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -35- and in accordance with this Agreement, the FELIX Study Protocol and the FELIX Study Timeline. Autolus will not effect any Material Amendment (a) to the FELIX Study Protocol, or (b) to the Development Plan for AUTO1, without the prior written approval of Blackstone. 4.6.2 Compliance with the FELIX Study Timeline. Without limiting the generality of Section 4.6.1, in conducting the FELIX Study, Autolus will use Commercially Reasonable Efforts to complete each activity specified on the FELIX Study Timeline (each, a “FELIX Clinical Trial Activity”) by the date specified for such FELIX Clinical Trial Activity on the FELIX Study Timeline. Autolus will promptly notify Blackstone and the JSC in writing upon completion or achievement of each FELIX Clinical Trial Activity. 4.6.3 Filing for Regulatory Approval. 4.6.3.1 [***] following completion of the FELIX Study and preparation or receipt by Autolus of the TLFs for each Clinical Trial conducted in the FELIX Study, Autolus will provide Blackstone with access to such TLFs, and such copies of such TLFs as Blackstone may reasonably request. In addition, promptly after completion of the review of the TLFs, Autolus will notify Blackstone whether Autolus has determined that such TLFs indicate likely achievement of the [***]. If Autolus so determines, Autolus will commence and use Commercially Reasonable Efforts to conduct the preparation of an NDA for filing with the FDA seeking Regulatory Approval of AUTO1 in the Primary Indication. If Autolus determines that such TLFs do not indicate likely achievement of the [***], then within [***] after the request of Blackstone, the senior product development officers of Autolus and such other persons with knowledge of the FELIX Study and such TLFs as may be useful, will meet with Representatives of Blackstone to discuss Autolus’s determination. 4.6.3.2 [***] following preparation or receipt by Autolus of the Final CSRs for each Clinical Trial conducted in the FELIX Study, Autolus will provide Blackstone with access to such Final CSRs, and such copies of such Final CSRs as Blackstone may reasonably request. Promptly following its review of the Final CSRs, Autolus will notify Blackstone whether Autolus has determined that such Final CSRs indicate [***]. If Autolus so determines, Autolus (a) will file an NDA with the FDA seeking Regulatory Approval of AUTO1 in the Primary Indication promptly, but in any event no later than [***] after preparation or receipt of such Final CSRs (provided that such [***] period may be extended by up to [***] as may be required in the good faith determination of Autolus, after consultation with Blackstone, to address matters required to be resolved in order to ensure acceptance of the NDA), and will file for Regulatory Approval of AUTO1 in the Primary Indication as expeditiously as practicable in each Major Market Country. 4.6.3.3 If Autolus determines that the Final CSRs for the FELIX Study do not indicate [***], then within [***] after the request of Blackstone, the senior product development officers of Autolus and such other persons with knowledge of the FELIX Study and such Final CSRs as may be useful, will meet with Representatives of Blackstone to discuss Autolus’s determination. 4.6.3.4 Notwithstanding any determination that the [***] was not achieved, the Parties may mutually agree, based on a review of the results of the FELIX

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -36- Study together with the results of all prior Clinical Trials of AUTO1, that the totality of the data support the filing of an NDA with the FDA seeking Regulatory Approval of AUTO1 in the Primary Indication. If the Parties so agree, Autolus (a) will file an NDA with the FDA seeking Regulatory Approval of AUTO1 in the Primary Indication promptly, but in any event no later than[***]after the date on which the Parties so agree (provided that such [***]period may be extended by up to [***] as may be required in the good faith determination of Autolus, after consultation with Blackstone, as may be required to address matters required to be resolved in order to ensure acceptance of the NDA), and (b) the [***] will be deemed met for purposes of Section 3.2. 4.6.4 Seeking Regulatory Approval. Following the filing by Autolus for Regulatory Approval of AUTO1 in the Primary Indication in any jurisdiction, Autolus thereafter will use Commercially Reasonable Efforts to obtain Regulatory Approval of AUTO1 in the Primary Indication as expeditiously as practicable in each such jurisdiction. 4.6.5 Disagreement on Achievement of [***]. In the event Blackstone notifies Autolus that Blackstone disagrees with a determination of Autolus under Section 4.6.3.2 that the [***] have been achieved, the Parties, in lieu of attempting to resolve such disagreement pursuant to Section 13.10, will submit such disagreement to an independent expert committee (the “Expert Committee”) comprising [***] experts having the qualifications set forth on Schedule 4.6.5 (each, an “Expert”). Blackstone and Autolus promptly will each designate [***] to serve on the Expert Committee, and such Experts will mutually and promptly select [***] Expert. The Expert Committee will determine by a majority decision whether the Final CSRs indicate [***]. Autolus will provide the Expert Committee with copies of all relevant data, documents and materials relating to the FELIX Study and the Development of AUTO1, including the TLFs and Final CSRs, as applicable. Both Parties will cooperate promptly with the Expert Committee’s review, including by making appropriate personnel and resources available to provide such data, documents and materials, and to answer questions from the Expert Committee. The Expert Committee will, on a timely basis, make a final determination as to whether the Final CSRs indicate [***], as applicable. The Expert Committee will promptly notify both Parties in writing of its determination. The determination of the Expert Committee will be binding on both Parties and will be considered a determination by Autolus for purposes of Section 3.2. 4.6.6 Compliance. Autolus will use Commercially Reasonable Efforts (a) to conduct the Development Program for AUTO1 and perform all of its duties and responsibilities hereunder materially in compliance with all Applicable Laws, (b) to conduct the FELIX Study in compliance with the applicable Protocol, and (c) to Manufacture AUTO1 in compliance (and to require that all Permitted Third Parties of Autolus materially comply) with all Applicable Laws with respect to the Manufacture, testing, analysis, labeling, storage, handling, disposal, transfer and use of AUTO1. 4.6.7 Manufacturing. Autolus will use Commercially Reasonable Efforts to Manufacture AUTO1 in accordance with the Manufacturing Plan. Autolus will not effect any Material Amendment to the Manufacturing Plan for AUTO1, without the prior written approval of Blackstone. Autolus will provide Blackstone with prompt notice of any inspection of the FDA regarding the licensing of Autolus’s Manufacturing facilities for AUTO1 reasonably in advance

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -37- of such inspection. Autolus will provide Blackstone with copies of all relevant communications and correspondence with respect to the licensing of Autolus’s Manufacturing facilities for AUTO1 received from the FDA promptly after receipt and will consider in good faith any recommendations of Blackstone with respect to proposed responses to such communications and correspondence and any proposed filings. Further, Autolus will commence the activities set forth in the Manufacturing Plan with respect to engaging a third party to Manufacture AUTO1 in accordance with the back-up scenarios outlined in the Manufacturing Plan attached hereto as of the Effective Date. ARTICLE 5 PAYMENTS AND OTHER CONSIDERATION TO BLACKSTONE 5.1 Revenue Share Payments. Subject to the terms of this Agreement, Autolus will make the payments set forth in this Section 5.1 (each payment, a “Revenue Share Payment”) until the Cumulative Payments have reached the Aggregate Cap. 5.1.1 Payments related to Collaboration Products in B-cell Malignancies. Following receipt of the first Regulatory Approval of a Collaboration Product in a B-cell Malignancy (either alone or in combination with another drug), Autolus will pay to Blackstone [***] of aggregate, quarterly Net Sales of the Collaboration Products in B-cell Malignancies anywhere in the Territory. 5.1.2 Payments related to AUTO3. If, during the Term, Autolus or any Third Party licensee of Autolus (a) obtains Regulatory Approval of AUTO3 and is Commercializing AUTO3 in a particular country in the Territory in any B-cell Malignancy (each, a “Competing Indication”) and (b) AUTO3 achieves aggregate sales in such country in a Calendar Quarter of at least [***] of the aggregate Net Sales of AUTO1 in such country (and if AUTO1 is not sold in such country, then the aggregate Net Sales of AUTO1 in such country will be deemed to be US$1.00), Autolus will pay to Blackstone (1) a return on net sales of [***] of net sales (deemed to be, and calculated in accordance with the definition of, “Net Sales” as defined herein) of AUTO3 by Autolus or any of its Affiliates, and (2) [***] of License Revenues received by Autolus or any of its Affiliates with respect to AUTO3 in such Competing Indication, in each case in any Competing Indication in such country for such Calendar Quarter and subsequent Calendar Quarters for so long as the conditions described in this Section 5.1.2 persist; provided that, any payments received under this Section 5.1.2 will be included in the calculation of (and deemed as) cumulative Net Sales of all Collaboration Products under Section 5.2 for so long as the conditions described in this Section 5.1.2 persist. 5.1.3 Payments related to AUTO1 Franchise Products. If, during the Term, Autolus or any Third Party licensee of Autolus obtains Regulatory Approval of an AUTO1 Franchise Products and is Commercializing such AUTO1 Franchise Product in a particular country in the Territory in any indication other than a B-cell Malignancy (either alone or in combination with another drug), Autolus will pay to Blackstone [***] of (1) Net Sales of such AUTO1 Franchise Product in such indication by Autolus or any of its Affiliates and (2) License Revenues received by Autolus with respect to such AUTO1 Franchise Product in such indication, in each

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -38- case in such country for such Calendar Quarter and subsequent Calendar Quarters for so long as the conditions described in this Section 5.1.3 persist. 5.1.4 Timing of Payments; Reports. Autolus will pay Blackstone a Revenue Share Payment within [***] calendar days after the end of each Calendar Quarter in which any Net Sales are made (the “Quarterly Payment Date”). Autolus will provide Blackstone with written reports (each, a “Payment Report”) simultaneously with its payment of each Revenue Share Payment for each Calendar Quarter. Each Payment Report will include (a) the amount of gross sales (in U.S. Dollars) of each (stated separately) Collaboration Product and AUTO1 Franchise Product by indication and, if applicable, AUTO3 which would be included in Net Sales and sold by or on behalf of Autolus and its respective Affiliates and licensees in such Calendar Quarter, (b) an itemized calculation of Net Sales of each (stated separately) Collaboration Product and AUTO1 Franchise Product by indication and, if applicable, AUTO3 showing deductions, to the extent practicable, provided for in the definition of “Net Sales,” (c) a calculation of the applicable Revenue Share Payment due on such Net Sales, (d) an accounting of the number of units and average prices, on a territory-by-territory basis, for each (stated separately) Collaboration Product and AUTO1 Franchise Product by indication and, if applicable, AUTO3 sold by or on behalf of Autolus and its respective Affiliates and Licensees in such Calendar Quarter, (e) the amount and calculation of any reduction in a Current Payment as provided in Section 5.5 and (f) the allocation of Net Sales between sales in B-cell Malignancies and sales in other indications, together with a description of the methodology used for such allocation, certified by Autolus’s Chief Financial Officer; provided that any Net Sales made by a Selling Party other than Autolus or its Affiliate for which the relevant information or payment is received by Autolus fewer than [***] calendar days prior to end of the applicable Calendar Quarter may, at Autolus’s option, be included in a supplemental Payment Report for such Calendar Quarter delivered within [***] calendar days after the end of such Calendar Quarter, in which case the Revenue Share Payment in respect of such Net Sales will be paid simultaneously with such supplemental Payment Report. Autolus’s Alliance Manager will provide to Blackstone’s Alliance Manager any additional information reasonably requested by Blackstone’s Alliance Manager for the purposes of verifying the applicable Revenue Share Payment with respect to such Calendar Quarter. For the avoidance of doubt, Autolus will provide Blackstone with a Payment Report pursuant to this Section 5.1.2 following receipt of the first Regulatory Approval of a Collaboration Product even if no Revenue Share Payment is owed for a given Calendar Quarter. 5.1.5 Revenue Share Payment Account. 5.1.5.1 Within [***] Business Days following receipt of the first Regulatory Approval of a Collaboration Product (either alone or in combination with another drug), Autolus will establish with a bank or financial institution approved by Blackstone (acting reasonably) (the “Depository Bank”) the Revenue Share Payment Account and use reasonable endeavours to procure that the Depository Bank sign an Account Bank Acknowledgement as soon as possible upon opening the Revenue Share Payment Account and in any event within [***] Business Days of doing so. Autolus shall provide a draft of an Account Bank Acknowledgement to the first proposed Depository Bank before the Revenue Share Payment Account is opened. Where the first proposed Depository Bank indicates that it is not prepared to sign such an Account Bank Acknowledgment Autolus shall, after discussing the same with Blackstone, enquire of at least three other potential Deposit Banks to determine whether they will sign such an Account

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -39- Bank Acknowledgment. If one or more of them is prepared to sign such an Account Bank Acknowledgment, Autolus shall procure that it is signed by the proposed Depository Bank on or before the opening of the Revenue Share Payment Account in accordance with the terms of the English Law Security Agreement. The Revenue Share Payment Account will be designated as a Blocked Account and withdrawals from it will only be permitted with the prior written consent of Blackstone, including in accordance with Section 5.1.5.2 below. Blackstone shall be a co-signatory of the Revenue Share Payment Account. 5.1.5.2 Prior to the Release Time, upon receipt of any Net Sales or License Revenues with respect to which Revenue Share Payments are due, Autolus will promptly transfer the amount corresponding to the Revenue Share Payment in respect of such Net Sales or License Revenue into the Revenue Share Payment Account. During the Term, on each Quarterly Payment Date, Autolus will instruct the Depository Bank to disburse to the Blackstone Account an amount equal to the lesser of (i) the funds on deposit in the Revenue Share Payment Account or (ii) the Revenue Share Payments due on such Quarterly Payment Date. If the amount to be disbursed to the Blackstone Account pursuant to the preceding sentence is less than the Revenue Share Payment to which Blackstone is entitled for the relevant Calendar Quarter, Autolus will pay the amount of such shortfall to Blackstone on such Quarterly Payment Date. If the amount of funds on deposit in the Revenue Share Payment Account on any Quarterly Payment Date exceeds the Revenue Share Payment for such Quarterly Payment Date, such excess amount may be transferred to the Autolus Account at the direction of Autolus. 5.1.5.3 If an Event of Default has occurred and is continuing, no funds in the Revenue Share Payment Account will be transferred to Autolus, and Blackstone will have the right to exercise all of its rights and remedies under Section 3.5, Section 12.3.4, Section 12.5, and the other Transaction Agreements, as applicable, including, without limitation, directing the Depository Bank to transfer all of the funds in the Revenue Share Payment Account to Blackstone until the Cumulative Payments equal the Aggregate Cap. 5.1.5.4 Prior to the Release Time, Autolus will have no right to terminate or change location of the Revenue Share Payment Account without Blackstone’s prior written consent. 5.2 Sales Milestone Payments. Following receipt of the first Regulatory Approval of any Collaboration Product in a B-cell Malignancy or any AUTO1 Franchise Product (either alone or in combination with another drug) or receipt of net sales of or License Revenue for AUTO3 when the conditions described in Section 5.1.2 persist, Autolus will notify Blackstone in writing within [***] days after the end of the Calendar Quarter in which the cumulative Net Sales of all Collaboration Products in B-cell Malignancies, AUTO1 Franchise Products and/or net sales of or License Revenue for AUTO3 so long as the conditions described in Section 5.1.2 persist anywhere in the Territory first exceed the indicated Dollar value set forth under the heading “Sales Milestone Event” in Table 5.2 below (each, a “Sales Milestone Event”) that such Sales Milestone Event has been satisfied. Autolus will pay to Blackstone each of the payments set forth under the heading “Sales Milestone Payment (in Dollars)” in Table 5.2 below within [***] days after providing notice of each Sales Milestone Event (each, a “Sales Milestone Payment”). Each of the Sales Milestone Payments set forth in Table 5.2 below is payable only upon the first achievement of such Sales Milestone Event and none of the Sales Milestone Payments will be payable more than once

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

regardless of how many times such Sales Milestone Event is achieved. For clarity, the Sales Milestone Payments are additive, such that if more than one Sales Milestone Event is achieved in the same time period, then the Sales Milestone Payments for all such Sales Milestone Events will be payable. If the Funded Amount is less than the Committed Capital at the time of any Sales Milestone Payment, such Sales Milestone Payment will be reduced in an amount proportional to the difference between the Committed Capital and the Funded Amount at such time.

Table 5.2 (Sales Milestone Payments)

	Sales Milestone Event	Sales Milestone Payment
1.	Aggregate cumulative Net Sales of all Collaboration Products in B-cell Malignancies, AUTO1 Franchise Products and/or AUTO3 for so long as the conditions described in Section 5.1.2 persist in the Territory first achieves US$[***] [***]	US$[***] million
2.	Aggregate cumulative Net Sales of all Collaboration Products in B-cell Malignancies, AUTO1 Franchise Products and/or AUTO3 for so long as the conditions described in Section 5.1.2 persist in the Territory first achieves US$[***]	US$[***] million
3.	Aggregate cumulative Net Sales of all Collaboration Products in B-cell Malignancies, AUTO1 Franchise Products and/or AUTO3 for so long as the conditions described in Section 5.1.2 persist in the Territory first achieves US$[***]	US$[***] million
4.	Aggregate cumulative Net Sales of all Collaboration Products in B-cell Malignancies, AUTO1 Franchise Products and/or AUTO3 for so long as the conditions described in Section 5.1.2 persist in the Territory first achieves US$[***]	US$[***] million
5.	Aggregate cumulative Net Sales of all Collaboration Products in B-cell Malignancies, AUTO1 Franchise Products and/or AUTO3 for so long as the conditions described in Section 5.1.2 persist in the Territory first achieves US$[***]	US$[***] million
	Total	**US$[***] million**

5.3 Prepayments. Autolus will be entitled to make prepayments in respect of Revenue Share Payments or Sales Milestone Payments at its option at any time and in any amount (each such payment, a "Pre-Payment"). Any Pre-Payment will be applied toward any future Sales Milestone Payments up to US$[***] in such order as specified by Autolus and any Pre-Payment in excess thereof will be credited against the aggregate outstanding Revenue Share Payments on a pro rata basis (based on the ratio of such excess the Aggregate Cap less Cumulative Payments made prior to such Pre-Payment).

5.4 Termination of Revenue Share and Sales Milestone Payments. It is the intent of the Parties hereto that the Cumulative Payments hereunder will not exceed the Aggregate Cap. Should Autolus have any obligation to make a Revenue Share Payment or Sales Milestone Payment (each, a "Current Payment") that when added to the aggregate total of all Cumulative Payments prior to making such Current Payment (the "Prior Payments") would exceed the Aggregate Cap, such Current Payment will be reduced to such amount as will cause the Prior

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ACTIVE/115687690.3

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -41- Payments plus such reduced Current Payment to equal the Aggregate Cap. Once Autolus has made Cumulative Payments to Blackstone equal to the Aggregate Cap, no further Revenue Share Payments or Sales Milestone Payments will be due hereunder and this Agreement will terminate in accordance with Section 12.1. 5.5 Audit. Autolus will maintain, and will cause its Affiliates and Licensees to maintain, complete and accurate records in sufficient detail to permit Blackstone to confirm the accuracy of the calculation of Revenue Share Payments, Sales Milestone Payments, and any other payments under this Agreement. Upon reasonable prior notice, the books and records with respect to the calculation of Revenue Share Payments and Sales Milestone Payments will be open for examination during regular business hours for a period of [***] years after the last day of the Calendar Year to which they relate, and not more often than [***] each Calendar Year, by an independent certified public accountant selected by Blackstone and reasonably acceptable to Autolus for the sole purpose of verifying the accuracy of any Payment Reports and any Revenue Share Payments or Sales Milestone Payments made, or required to be made, by Autolus to Blackstone pursuant to this Agreement. Any such accountant will not disclose Autolus’s Confidential Information to Blackstone, except to the extent such disclosure should have been made by Autolus in a Payment Report or otherwise is reasonably necessary to verify the accuracy of any Payment Report or the amounts of any Revenue Share Payments or Sales Milestone Payments made, or required to be made, by Autolus to Blackstone pursuant to this Agreement. The accountant’s report will be disclosed simultaneously to both Parties, and such report will be the Confidential Information of Autolus to the same extent as a Payment Report. Any amounts shown to be owed but unpaid will be paid within [***] days after the accountant’s report. If the audit reveals an overpayment by Autolus, then Autolus will receive a credit in the amount of the overpayment against future Revenue Share Payments and Sales Milestone Payments to Blackstone hereunder (other than payments in respect of Indemnity Obligations and Remedy Expenses), and if Cumulative Payments exceed the Aggregate Cap, then Blackstone will promptly issue a refund of such overpayment to Autolus. Blackstone will bear the full cost of such audit unless such audit reveals an underpayment by Autolus of more than [***] percent ([***]%) of the amount due, in which case Autolus will bear the full cost of such audit. The audit rights in this Section 5.6 will survive the Term for [***] years following the effective date of any termination or expiration of this Agreement. 5.6 No Refunds; Offsets. All Revenue Share Payments and Sales Milestone Payments will be irrevocable, non-refundable, and non-creditable, except for such credits or refunds as provided in Section 5.5 or 5.6 in the event of an overpayment. Except with respect to any refund of overpayment due pursuant to Section 5.5 or 5.6, Autolus will have no right to offset, set off, or deduct any amounts from or against the amounts due to Blackstone hereunder. 5.7 Currency Conversion; Manner of Payment. All amounts payable and calculations under this Agreement will be in U.S. Dollars. As applicable, Net Sales with respect to sales expressed in currencies other than U.S. Dollars will be translated into U.S. Dollars using the average of the applicable daily foreign exchange rates published in the Wall Street Journal (U.S. Eastern Edition) (or any other qualified source that is acceptable to both Autolus and Blackstone) for the last day of each month of the Calendar Quarter in which such Net Sales occurred. Autolus will make all payments under this Agreement to Blackstone or its designee(s) in U.S. Dollars by

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -42- wire transfer (at Autolus’s sole cost and expense) in immediately available funds to such accounts as Blackstone designates in writing from time to time. 5.8 Late Payments. If Autolus fails to pay any undisputed amount due under this Agreement on the due date therefore, then, without prejudice to any other remedies that Blackstone or its designee may have, such amount will bear interest (compounded daily and computed on the basis of a year of three-hundred and sixty (360) days) from the due date until payment of such amount is made, both before and after any judgment, at a floating rate equal to an annual rate of [***] above the prime rate published in the Wall Street Journal (U.S. Eastern Edition) (or any other qualified source that is acceptable to both Autolus and Blackstone) from time to time or the highest rate permitted by Applicable Law (whichever is lower). Notwithstanding the foregoing, payments permitted to be deferred pursuant to Section 5.1.2 or owed pursuant to Section 5.6 of this Agreement will not bear interest so long as such payments are paid within the time frame specified in Section 5.1.2 or 5.6, as applicable. 5.9 Taxes. 5.9.1 Taxes. 5.9.1.1 All amounts payable by the Parties under this Agreement will be paid free and clear of withholding or similar taxes except for such taxes that are required to be withheld or deducted by Applicable Law. The Parties hereby acknowledge and agree that based on advice received in respect of Applicable Law, the payments made under this Agreement can be made without reduction for withholding or similar taxes, and therefore they do not intend to withhold taxes from payments, unless such withholding or similar tax is: (a) required or notified as being due by a taxing authority as a result of an audit by a tax authority, assessment (including discovery assessment), closure notice or enquiry; (b) required due to the assignment or transfer of this Agreement or any payment or other right, obligation or responsibility hereunder (to the extent permitted) by either Party to an Affiliate or Third Party, the change in the domicile or tax residency of either Party or, in respect of Blackstone, any partner thereof or payments arising or being deemed to arise through a branch or other permanent establishment of either Party or, in respect of Blackstone, any partner thereof, or (c) required as a result of a change in Applicable Laws at any time during the Term. 5.9.1.2 Any amounts withheld pursuant to this Section 5.9.1 will be timely paid over to the appropriate taxing authority and will be treated for purposes of this Agreement as having been paid to the Party that otherwise would have received such amounts. 5.9.1.3 If a Party (the “Withholding Party”) is required to withhold any taxes on the amounts payable to the other Party (the “Recipient Party”) hereunder as a result of any actions described in clause 5.9.1.1(b) above by such Withholding Party (or its Affiliates), the Withholding Party will pay the Recipient Party such additional amounts as are necessary to ensure

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -43- receipt by the Recipient Party of the full amount which the Recipient Party would have received but for the deduction on account of such withholding. 5.9.2 Cooperation. With respect to the withholding or potential withholding of taxes, (a) the Parties agree to cooperate with one another and use commercially reasonable efforts (including by making any necessary filings) to avoid or reduce tax withholding or similar obligations in respect of return on net sales, revenue shares, milestone payments, and other payments made by Autolus to Blackstone under this Agreement, (b) Blackstone will provide Autolus with any tax forms that may be reasonably necessary in order for Autolus to not withhold tax or to withhold tax at a reduced rate under the applicable bilateral income tax treaty, (c) Blackstone will use commercially reasonable efforts to provide any such tax forms to Autolus in advance of the due date, and (d) each Party will provide the other with reasonable assistance to enable the reduction or recovery, as permitted by Applicable Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, provided that for the avoidance of doubt, Blackstone will not seek any such recovery from its direct or indirect owners. 5.9.3 In order to ensure all of the tax liabilities are duly withheld and settled in all jurisdictions, Autolus will, at the written request of Blackstone, provide Blackstone within thirty (30) days after such request with an original or scanned copy of the relevant tax filing form(s), tax payment certificate(s) and any other supporting documentation reasonably requested by Blackstone. 5.9.4 Tax Treatment. For United States federal (and applicable state and local) income tax purposes, the Parties intend that (a) this Agreement does not constitute or give rise to a partnership or other joint venture between Blackstone and its Affiliates, on the one hand, and Autolus and its Affiliates, on the other hand, (b) Blackstone’s right to payment hereunder does not represent a return with respect to a debt or equity instrument in any entity, and (c) the payments made hereunder by Autolus are not treated as royalties or a payment for fees for services. The Parties intend to not take any position inconsistent with the treatments set forth in this Section 5.9.4 on any tax return or other filing made with a Governmental Authority. 5.10 Equity Investment; Warrant; Board Seat. On the Effective Date, Parent and Blackstone will: 5.10.1 execute, deliver and issue the Stock Purchase Agreement attached hereto as Exhibit I (“Stock Purchase Agreement”); and 5.10.2 execute, deliver and issue a warrant in the form attached hereto as Exhibit F (the “Warrant”); and 5.10.3 execute and deliver a director designation letter in the form attached hereto as Exhibit G (the “Director Designation Letter”); provided that such right to elect a director shall terminate upon the Release Time.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -44- ARTICLE 6 COVENANTS 6.1 Negative Covenants. 6.1.1 Encumbrances. Parent will not, and will not permit any Subsidiary of Parent to, without Blackstone’s prior written consent: 6.1.1.1 create, incur, assume, allow, or suffer to exist any Lien on any of the Collateral, whether now owned or hereafter acquired, or assign or convey any right to receive royalties, return on net sales, revenue share, license fees, or other income with respect to the Collateral or Autolus Intellectual Property (other than satisfaction of royalty and other license fee obligations to licensors thereof in accordance with the applicable license agreement), including the sale, transfer, or other disposition of any Collateral or Autolus Intellectual Property, or permit any of its subsidiaries to do so other than Permitted Liens; or 6.1.1.2 enter into any agreement, document, instrument or other arrangement (except with or in favor of Blackstone) with any Person which directly or indirectly prohibits or has the effect of prohibiting Parent or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon or encumbering the Collateral, other than: (a) with respect to Investments, Permitted Liens and Permitted Licensing Transactions or any distributions or payments that are permitted under Section 6.1.2; (b) any agreements, documents or other arrangements in effect on the Effective Date set forth on Schedule 6.1.1.2 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition; (c) customary non-assignment provisions in agreements, leases and licenses, documents, instruments or other arrangements otherwise permitted under this Agreement; (d) customary restrictions and conditions contained in any agreement relating to any Transfer not prohibited under this Agreement pending the consummation of such Transfer; (e) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, asset sale agreements, sale- leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements; (f) prohibitions, restrictions or conditions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -45- (g) any agreement or instrument of, or affecting, any Person or asset existing on or prior to the date on which such Person or asset was acquired by Parent or any Subsidiary (other than any such agreement, document, instrument or arrangement entered into in contemplation of such acquisition); (h) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business; (i) customary non-assignment provisions in leases or licenses governing leasehold or license interests to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder; (j) customary restrictions in deposit and security account agreements and agreements relating to Cash Management Services; and (k) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement document, instrument or arrangement referred to in clauses (a) through (k) of this Section 6.1.1.2; provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as determined in good faith by Parent or the applicable Subsidiary, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. 6.1.2 Distributions. Parent will not, and will not permit any Subsidiary to, without Blackstone’s prior written consent pay any dividends or make any distribution or payment on account of or redeem, retire or purchase any capital stock, provided that: (i) (A) Subsidiaries (other than Autolus) may make distributions to Parent or other Subsidiaries, and (B) Autolus may make distributions to Parent to cover ordinary operating expenses of Parent and to fund distributions and payments by Parent permitted by this Section 6.1.2, (ii) Parent may convert or exchange any of securities of Parent or any Subsidiary into, or for, equity securities (or cash for partial shares) of Parent pursuant to the terms of such securities or otherwise in exchange thereof and in connection therewith, Parent may pay cash in lieu of any fractional shares and in the case of convertible or exchangeable Indebtedness, cash in respect of accrued and unpaid interest thereon, (iii) Parent or any Subsidiary may pay dividends solely in common stock, (iv) Parent may repurchase the stock of current or former employees, officers, directors or consultants pursuant to stock repurchase agreements, (v) Parent may repurchase capital stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities if

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -46- such capital stock represents a portion of the exercise, conversion or exchange price thereof; (vi) Parent may repurchase stock or restricted stock units deemed to occur upon the withholding of a portion of the capital stock, options or restricted stock units granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof); (vii) Parent may enter into equity derivative transactions in connection with the incurrence of any unsecured convertible or exchangeable Indebtedness (and may settle, terminate or unwind any such derivative transactions in connection with any refinancing (including any exchange thereof for equity securities of Parent), early conversion or exchange or maturity of such convertible or exchangeable Indebtedness). For the avoidance of doubt, nothing in this Section 6.1.2 will limit the ability of Parent to purchase, enter into, pay, unwind or settle on conversion or exchange (in cash or equity) any convertible or exchangeable indebtedness or related equity derivative transactions. 6.1.3 Licenses. Without Blackstone’s prior written consent, such consent not to be unreasonably withheld or delayed, Parent will not, and will not permit any Subsidiary to, license, sell, convey, assign, dispose, or otherwise transfer (collectively, “Transfer”) to any Third Party rights to Commercialize a Collaboration Product or the Autolus Intellectual Property anywhere in the Territory to any Third Party, provided that this Section 6.1.3 will not apply to any Permitted Licensing Transaction or a Change of Control. Without limiting the generality of the foregoing, other than Permitted Licensing Transactions or pursuant to a Change of Control, neither Parent nor any Subsidiary will grant a license, sell, convey, assign, dispose, or otherwise transfer rights with respect to any Autolus Intellectual Property anywhere in the Territory to any Third Party if such license, sale, conveyance, assignment, disposal or other transfer of rights would materially limit in any respect the right of Autolus to Develop, Manufacture and Commercialize AUTO1 anywhere in the Territory. Without limiting the generality of the foregoing, Autolus will not (and will cause its Affiliates not to) commit any acts or permit the occurrence of any omissions that could result in the termination of any Existing License[***]. Autolus will not (and will cause its Affiliates not to) amend or modify any Existing License [***]. 6.1.4 Fundamental Transactions. 6.1.4.1 Parent, Autolus and any Guarantor will not, without Blackstone’s prior written consent, liquidate or dissolve, merge with, consolidate with, or otherwise combine with any Person, except (i) the merger, amalgamation or consolidation or liquidation of any Person (other than Autolus) with or into Parent or Autolus; provided that Parent or Autolus, as applicable, must be the surviving or successor entity of such transaction or such surviving or successor Person shall have assumed in writing the obligations of Parent or Autolus, as applicable, pursuant to documentation reasonably satisfactory to Blackstone or (ii) in connection with any assignment of this Agreement in compliance with Section 13.6.2.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -47- 6.1.4.2 Autolus and the Guarantors will not voluntarily or involuntarily transfer, sell, lease, license or in any other manner convey any equitable, beneficial or legal interest in any material portion of the Collateral, except in connection with transfers, sales, leases, licenses and other conveyances among or between Autolus and/or the Guarantors, Permitted Licensing Transactions or any distributions or payments that are permitted under Section 6.1.2. 6.1.4.3 Autolus and the Guarantors will not, without at least twenty (20) days prior written notice to Blackstone, (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization. 6.1.5 Sales of Royalty Streams. Neither Parent nor any Subsidiary will, without Blackstone’s prior written consent, sell, transfer or assign, directly or indirectly, in whole or in part, any rights to receive payments of royalties, returns on net sales, revenue share or other compensation or license fees with respect to a Collaboration Product in a B-cell Malignancy and/or AUTO1 Franchise Product in any indication other than a B-cell Malignancy (including any Accounts with respect to such royalties or license fees); provided that the foregoing will not prohibit any (i) sales, transfers and other dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or (ii) forgiveness, release or compromise of any amount owed to Parent or any Subsidiary in the ordinary course of business. 6.1.6 Guaranty of Parent and any Subsidiary of Parent. Parent, Autolus and any Subsidiary of Parent will not, without Blackstone’s prior written consent, acquire an entity that is not a Subsidiary as of the Effective Date unless either such entity is an Excluded Subsidiary or within [***] days of such acquisition such entity has executed and delivered a Guaranty Supplement in the form attached hereto as Exhibit A. If Parent, Autolus or any Subsidiary of Parent forms any Subsidiary (other than an Excluded Subsidiary), Parent, Autolus and any Subsidiary of Parent will not, without Blackstone’s prior written consent, permit such entity to take any action beyond such formation until such entity has executed and delivered a Guaranty Supplement in the form attached hereto as Exhibit A. 6.1.7 Termination of Negative Covenants. Upon the Release Time, the negative covenants in this Section 6.1 will terminate. 6.2 Affirmative Covenants. Autolus, and Parent or any Guarantor where specified below, will do all of the following: 6.2.1 [reserved]. 6.2.2 Government Compliance. Autolus will maintain its existence in its jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the Development or Commercialization of the Lead Product. Autolus will comply, in all material respects, with all laws, ordinances and regulations to which it is subject noncompliance with which would

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -48- reasonably be expected to have a material adverse effect on the Development or Commercialization of the Lead Product. 6.2.3 Regulatory Compliance. Autolus will not become an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Autolus will not become engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Neither Autolus’s nor any of its Subsidiaries’ properties or assets will be used by Autolus or any Subsidiary in disposing, producing, storing, treating, or transporting any hazardous substance other than legally, unless a failure to comply with this obligation could not reasonably be expected to have a material adverse effect on the Development or Commercialization of the Lead Product. Autolus and each of its subsidiaries will obtain all consents, approvals and authorizations of, make all declarations or filings with, and give all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, unless such failure could not reasonably be expected to have a material adverse effect on the Development or Commercialization of the Lead Product. ARTICLE 7 RECORDS 7.1 Accounting. Autolus represents and warranties that Parent will maintain materially complete and accurate accounting records related to this Agreement in accordance with the Accounting Standards. 7.2 Clinical Trials-Related Records. Autolus will use, and will cause its Affiliates and its and their Permitted Third Parties conducting Development of the Lead Product in B-cell Malignancies to use Commercially Reasonable Efforts to maintain, in good scientific manner, timely, complete and accurate books and records pertaining to Development of the Lead Product hereunder, in sufficient detail to verify compliance with its obligations under this Agreement. Such books and records will (a) be appropriate for patent and regulatory purposes, (b) be in compliance with Applicable Law, (c) properly reflect all work done and results achieved in the performance of its Development activities hereunder, and (d) be retained by such Person for such period as may be required by Applicable Law. 7.3 Records and Audits of Use of Proceeds. 7.3.1 Autolus will keep and maintain accurate and complete records regarding its expenditures during the [***] preceding Calendar Years. Upon [***] days’ prior written notice from Blackstone, Autolus will permit an independent certified public accounting firm of internationally recognized standing, selected by Blackstone and reasonably acceptable to Autolus, to examine the relevant books and records of Autolus and its Affiliates. An examination by Blackstone under this Section 7.3 will occur not more than [***] during any twelve (12) month period, except in the case that an audit in any given twelve (12) month period reveals a discrepancy according to Section 7.3.2, or in cases of fraud. The accounting firm will be provided access to such books and records at Autolus’s facility or facilities where such books and records are normally kept and such examination will be conducted during Autolus’s normal business hours.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -49- 7.3.2 Upon completion of the audit, the accounting firm will provide to both Parties a written report disclosing the Development Costs, Manufacturing Costs and Commercialization Costs of the Collaboration Products. No other information will be provided to Blackstone. If such report shows that cash withdrawn from the Financing Account exceeds the Development Costs, Manufacturing Costs and Commercialization Costs of the Collaboration Products, Autolus will deposit to the Financing Account the difference. The costs and fees of any audit conducted by Blackstone under this Section 7.3 will be borne by Blackstone, unless such audit reveals a discrepancy in the use of cash from the Financing Account of more [***] of the amount that was used for the Development, Manufacture and Commercialization of the Collaboration Products, in which case, Autolus will reimburse Blackstone for the reasonable expense incurred by Blackstone in connection with the audit. If such report shows that cash withdrawn from the Financing Account is less than the Development Costs, Manufacturing Costs and Commercialization Costs of the Collaboration Products, Autolus may withdraw the difference from the Financing Account. ARTICLE 8 CONFIDENTIAL INFORMATION 8.1 Confidentiality. Except to the extent expressly authorized by this Agreement or except upon the express written permission to the contrary of the other Party, each Party (each, a “Receiving Party”) agrees that, during the Term and for the [***] period following the conclusion of the Term (except that the obligations will survive thereafter with respect to any Confidential Information that constitutes a trade secret under Applicable Law) or such longer period for which such Confidential Information may be maintained pursuant to Article 7, will keep confidential and will not publish or otherwise disclose and will not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder or thereunder) any Confidential Information furnished to it by or on behalf of the other Party (each, a “Disclosing Party”) or its Affiliates in connection with this Agreement. The foregoing obligations will not apply to any portion of such information or materials that the Receiving Party can demonstrate: 8.1.1 was publicly disclosed by the Disclosing Party before or after such Confidential Information becomes known to the Receiving Party; 8.1.2 was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality or non-use, prior to when it was received from the Disclosing Party; 8.1.3 is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof without obligation to keep such Confidential Information confidential; 8.1.4 has been published by a Third Party or otherwise enters the public domain through no fault of the Receiving Party or any of its Affiliates in breach of this Agreement; or

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -50- 8.1.5 has been independently developed by the Receiving Party or any of its Affiliates, without the aid, application or use of any Confidential Information of the other Party. 8.2 Disclosures Legally Required. A Receiving Party may disclose the Disclosing Party’s Confidential Information, without the Disclosing Party’s prior written permission, to any Person to the extent such disclosure is necessary to comply with Applicable Law, applicable stock exchange requirements, or an order or subpoena from a court of competent jurisdiction; provided, however, that such Receiving Party, to the extent it may legally do so and where reasonably possible, will give advance notice if reasonably possible to the Disclosing Party of such disclosure and, at such Disclosing Party’s reasonable request and expense, such Receiving Party will use its reasonable efforts to secure confidential treatment or otherwise limit the disclosure of such Confidential Information prior to its disclosure (whether through protective orders, confidential treatment requests, or otherwise). However, if a Receiving Party receives a request from an authorized representative of a U.S. or foreign tax authority for a copy of this Agreement, such Receiving Party may provide a copy of this Agreement to such tax authority representative without advance notice to, or the permission or cooperation of, the Disclosing Party, but such Receiving Party must notify the Disclosing Party of the disclosure as soon as practical. 8.3 Other Permitted Disclosures. 8.3.1 A Receiving Party may disclose the Disclosing Party’s Confidential Information, without the Disclosing Party’s prior written permission, to such Receiving Party’s and its Affiliates’, and in the case of Blackstone as the Receiving Party, Blackstone Group, its Affiliates and Blackstone Group’s and the Investors’, officers, directors, employees, agents, representatives (including attorneys, accountants and other professionals), consultants, members, trustees, managers, partners, shareholders, actual and bona fide potential investors, providers of debt or royalty/revenue share financing, or other financing sources, in each case who need to know such Confidential Information (A) to provide financing to, or monitor its or their investments in, such Receiving Party, (B) in the case of Blackstone as the Receiving Party, to consider financing, provide financing to or monitor its investment in Autolus, (C) to assist such Receiving Party in evaluating the transactions contemplated hereby or in fulfilling its obligations or exploiting its rights hereunder, or (D) in connection with any tax, accounting, finance or other reasonable business purpose, and who are, in each case, prior to receiving such disclosure, bound by written or professional confidentiality and non-use obligations no less stringent than those contained herein [***]. 8.3.2 A Receiving Party may disclose the Disclosing Party’s Confidential Information, without the Disclosing Party’s prior written permission, to such Receiving Party’s actual or bona fide potential licensees under Permitted License Agreements, and permitted acquirers or assignees, purchasers, transferees, or successors-in-interest (or potential acquirers, assignees, purchasers, transferees, or successors-in-interest) under Section 13.6 who need to know such Confidential Information in connection with such license, acquisition, assignment, purchase, or transfer (or potential license, acquisition, assignment, purchase, or transfer) and who are, in each case, prior to receiving such disclosure, bound by written or professional confidentiality and non-use obligations no less stringent than those contained herein.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -51- 8.4 Notwithstanding anything to the contrary contained in this Agreement, Autolus acknowledges that: 8.4.1 Blackstone Group, its Affiliates and funds under its and their management (collectively, the “Blackstone Entities”) are in the business of making investments and actively trading shares in the public markets and therefore review the business plans and confidential and proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of Autolus. Nothing in this Agreement will preclude or in any way restrict the Blackstone Entities from (a) developing, receiving or otherwise possessing ideas, plans or other information which may be similar to that embodied in Confidential Information of Autolus or (b) evaluating and investing in or otherwise associating with a business that competes, directly or indirectly, with Autolus. Additionally, while Blackstone may have obligations to refrain from trading securities in the public markets under Applicable Law, neither Blackstone nor any Blackstone Entity owes a separate duty to Autolus under this Agreement to refrain from trading securities in the public markets on the basis of Blackstone’s receipt of the Confidential Information of Autolus hereunder; 8.4.2 each of Blackstone’s, the Investors’ and the Blackstone Entities’ respective Representatives may serve as directors or officers of portfolio companies of investment funds managed by the Investors or the Blackstone Entities, and Autolus agrees that (a) such portfolio companies will not be deemed to have received Confidential Information of Autolus solely because any such individual serves on the board or as an officer of such portfolio company and (b) none of Blackstone, any Investor or any Blackstone Entity will be deemed to have received Confidential Information of Autolus solely because such individual serves on the Board of Directors of Parent; 8.4.3 each of Blackstone’s, the Investors’ and the Blackstone Entities’ review of Confidential Information of Autolus will inevitably enhance its and its and their respective Representations knowledge and understanding of the business and industry of Autolus in a way that cannot be separated from such Person’s other knowledge, and Autolus agrees that this Agreement will not restrict any of Blackstone’s, the Investors’ or the Blackstone Entities’ use of such enhanced knowledge and understanding unaided by direct use of Confidential Information of Autolus in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments in such businesses and industries. 8.5 Return of Confidential Information. Except as otherwise provided herein, upon expiration or earlier termination of this Agreement, all Confidential Information (including any copies thereof) in written or other tangible form will, at the Disclosing Party’s direction, be returned to the Disclosing Party or destroyed by the Receiving Party (with such destruction being confirmed in writing by an authorized officer of the Receiving Party), except (i) to the extent such Confidential Information is necessary to exercise any license or rights hereunder that survive such expiration or earlier termination; and (ii) one (1) copy of each document may be retained by the Receiving Party (and in the case of Blackstone as the Receiving Party, Blackstone Group and each Investor) solely to the extent necessary to permit it to comply with any ongoing rights and responsibilities with respect to such Confidential Information or with Applicable Law.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -52- 8.6 Confidential Status of the Agreement. Subject to Section 8.7, the terms of this Agreement are deemed to be Confidential Information and will be subject to the confidentiality requirements of this Article 8, with each Party being deemed a Receiving Party for such purposes. The Parties each acknowledge that it may be necessary for Parent to file this Agreement with the SEC and to make other required public disclosures regarding the terms of this Agreement, and accordingly Parent will prepare a confidential treatment request in connection with such filing and provide Blackstone a reasonable opportunity to review and comment on such filing as well as on such other required public disclosures, which comments Autolus will consider in good faith, and thereafter use Commercially Reasonable Efforts to obtain confidential treatment as to the terms of this Agreement, provided that Autolus will not be required to provide Blackstone the opportunity to review and comment on any disclosure previously reviewed and commented upon by Blackstone. 8.7 Publicity. The Parties recognize that following the Effective Date the Parties (either individually or jointly) will issue mutually agreed press release(s) announcing the execution of this Agreement, and thereafter each Party may from time to time desire to issue additional press releases and make other public statements or disclosures regarding the subject matter of this Agreement, and hereby agree that such additional press releases, public statements and disclosures regarding the terms of this Agreement will be permitted only with the other Party’s written consent (which will not be unreasonably withheld, conditioned or delayed). Any publication, news release or other public announcement relating to the terms of this Agreement will first be reviewed and approved in writing by both Parties; provided, however, that any disclosure of the minimum information which is required by Applicable Law (including the rules of a securities exchange), as reasonably advised by the disclosing Party’s counsel, may be made without the prior consent of the other Party, although the other Party will be given prompt notice of any such legally required disclosure and, to the extent practicable, will be provided an opportunity to comment on the proposed disclosure and the disclosing Party will consider in good faith any comments provided by the other Party on such proposed disclosure. For avoidance of doubt, this Section 8.7 will not restrict Parent or Autolus from releasing public statements or disclosures regarding Autolus’s Development and Commercialization activities with respect to Collaboration Products. ARTICLE 9 INTELLECTUAL PROPERTY AND PERSONALLY IDENTIFIABLE INFORMATION 9.1 Ownership and Rights. 9.1.1 Ownership. 9.1.1.1 For purposes of determining ownership under this Section 9.1, as between the Parties and unless otherwise set forth herein, inventorship will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred). 9.1.1.2 Autolus will own and retain all right, title and interest in, to and under all data, results, information, analyses, discoveries, inventions and know-

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -53- how that are Controlled by Autolus as of the Effective Date and no such right, title or interest therein, thereto or thereunder is granted to any other Party hereunder, except as expressly set forth herein. Blackstone will own and retain all right, title and interest in, to and under all data, results, information, analyses, discoveries, inventions and know-how that are Controlled by Blackstone as of the Effective Date and no such right, title or interest therein, thereto or thereunder is granted to Autolus hereunder, except as set forth herein. 9.1.1.3 Autolus will be the exclusive and sole owner of and retain all right, title and interest in, to and under (a) the Collaboration Products, (b) all discoveries and inventions discovered, developed or invented by, or on behalf of, either Party, and any of their Affiliates, and any Permitted Third Party, in performance of any Clinical Trial of a Collaboration Product (including the Research Results), the participation on the JSC or the CMC Advisory Board, or by Blackstone with the use of Confidential Information received from Autolus to the extent such Confidential Information was provided in written form (excluding any information that is retained in the unaided memory without recollection that such knowledge originated from Autolus’s written Confidential Information, as part of their general skill, knowledge, talent and expertise by any employee, consultant or advisor of a Blackstone Entity who received such Confidential Information under this Agreement but has not deliberately memorized such Confidential Information for the purpose of retaining and later using or disclosing it), (c) all improvements that are discovered, developed or invented by, or on behalf of Autolus under or in performance of this Agreement that relate to Intellectual Property that is Controlled by Autolus as of the Effective Date and (d) all Intellectual Property in the foregoing subsections (a) through (c) (all of the foregoing (a)-(d), collectively, the “Trial Inventions”). Subject to the provisions of the U.S. Security Agreement, Blackstone will, and hereby does, assign to Autolus all rights, title and interest of Blackstone in, to and under the Trial Inventions, if any. Blackstone will take (and cause its Affiliates and their respective employees, agents, and contractors to take) such further actions reasonably requested by Autolus to evidence such assignment, at Autolus’s cost. 9.2 Patent Prosecution. As between the Parties, Autolus will have sole and exclusive right to prepare, file, prosecute and maintain all Patents within the Autolus Intellectual Property, including all Patents that cover the Trial Inventions, at its own expense (provided that Autolus will use Commercially Reasonable Efforts to prosecute and maintain such Patents). At Autolus’s request and expense (for reasonable out-of-pocket expenses), Blackstone will reasonably cooperate with Autolus in preparing, filing, prosecuting, and maintaining such Patents that cover Trial Inventions. 9.3 Intellectual Property Enforcement. 9.3.1 Autolus Intellectual Property. Autolus will have the sole and exclusive right, and will use Commercially Reasonable Efforts, to enforce the Autolus Intellectual Property Controlled by Autolus, including Intellectual Property that covers the Trial Inventions, against Third Party Infringements at its sole expense. 9.3.2 Infringement of Third Party Rights. If either Party learns of Third Party allegations that Autolus or any of its Affiliates or Permitted Third Parties, have infringed, misappropriated or otherwise violated, or are infringing, misappropriating or otherwise violating, any Intellectual Property of a Third Party in connection with either the Collaboration Product

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -54- Clinical Trials or performing its obligations or duties hereunder, such Party will promptly notify the other Party (provided that such obligation will not apply to either Party after completion of the Term). Autolus will have sole control and responsibility of, and discretion with respect to, such allegations and any related actions or litigation at its sole expense, but will keep the JSC reasonably informed. Autolus will not settle or compromise any allegation, action or litigation in a way that explicitly admits fault or liability on the part of Blackstone or otherwise results in any cost or liability on the part of Blackstone. 9.4 Personally Identifiable Information. 9.4.1 In conducting the Clinical Trials of Collaboration Products and its other obligations under this Agreement, Autolus will use Commercially Reasonable Efforts to comply, and to require each applicable Permitted Third Party to comply, with Applicable Laws relating to privacy or data protection applicable to Autolus or the Collaboration Product Clinical Trials being conducted by or on behalf of Autolus, including ensuring that all necessary (a) consents from Clinical Investigators, clinical trial subjects and any others from whom Personally Identifiable Information will be received are obtained; (b) regulatory notifications are filed in all countries for which Sites have been selected; and (c) approvals are obtained in all countries for which Sites have been selected, prior to collection or transfer of such Personally Identifiable Information. Without prejudice to the generality of the foregoing, Autolus will use Commercially Reasonable Efforts to comply with the retained EU law version of the General Data Protection Regulation (2016/679) (“UK GDPR”), and will use Commercially Reasonable Efforts to ensure the information referred to in Applicable Laws and, if applicable, in particular Articles 13 and 14 of the UK GDPR of is made available to data subjects (as defined in the UK GDPR) in relation to the processing of their Personally Identifiable Information by Autolus when acting as a data controller (as defined in the UK GDPR), and the information is in a concise, transparent, intelligible and easily accessible form, using clear and plain language as required by Article 12 of the UK GDPR. 9.4.2 In conducting the Clinical Trials of Collaboration Products and its other obligations under this Agreement, Autolus will use Commercially Reasonable Efforts not to process, and to require that each applicable Permitted Third Party does not process, any Personally Identifiable Information in a way that is contrary to Applicable Laws. 9.4.3 In conducting the Clinical Trials of Collaboration Products and its other obligations under this Agreement, Autolus will use Commercially Reasonable Efforts to maintain, and to require each applicable Permitted Third Party to maintain, appropriate technical and organizational security measures to protect Personally Identifiable Information against a breach of security leading to accidental or unlawful destruction or accidental loss, damage, alteration, unauthorized disclosure or access, in particular where such data is transmitted over a network. These technical and organizational security measures will ensure a level of security appropriate to the risk, including, as appropriate, (a) pseudonymisation and encryption; (b) the ability to ensure the ongoing confidentiality, integrity, availability and resilience of processing systems and services; (c) the ability to restore the availability and access to the Personally Identifiable Information in a timely manner in the event of a physical or technical incident; and (d) a process for regularly testing, assessing and evaluating the effectiveness of those measures.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -55- 9.4.4 In conducting the Clinical Trials of Collaboration Products and its other obligations under this Agreement, Autolus will use Commercially Reasonable Efforts to promptly notify Blackstone of, and to require each applicable Permitted Third Party to notify Autolus of: (i) any unauthorized use or disclosure or breach of any Personally Identifiable Information promptly upon discovery of such occurrence and (ii) the transmittal of any related breach notification to any affected person, Governmental Authority or the media. Autolus will use Commercially Reasonable Efforts to not disclose any Personally Identifiable Information to Blackstone without Blackstone’s express prior consent and prior notice to such disclosee. Autolus will promptly notify Blackstone of: (a) any unauthorized disclosure to Blackstone of any Personally Identifiable Information promptly upon discovery of such occurrence; and (b) the transmittal of any related breach notification to any affected person, Governmental Authority or the media. ARTICLE 10 INDEMNIFICATION AND INSURANCE 10.1 Indemnification. 10.1.1 By Autolus. Autolus will indemnify and hold Blackstone, Blackstone Group, the Investors, Blackstone’s and Blackstone Group’s Affiliates and such Affiliates’ investors, and their respective officers, directors, employees, consultants and agents (the “Blackstone Indemnified Parties”), harmless from any and all Losses arising or resulting from any Claims by a Third Party against any Blackstone Indemnified Parties to the extent arising from (a) a Collaboration Product supplied by or on behalf of Autolus, its Affiliates or its or their licensees, including physical injury or death of a Person in connection with the Commercialization of a Collaboration Product; (b) a Collaboration Product Clinical Trial, including a physical injury or death of a Person that is caused by such Person’s participation in a Collaboration Product Clinical Trial, whether or not directly attributable to a Collaboration Product; (c) Autolus’s gross negligence or willful misconduct; (d) Autolus’s material breach of a representation or warranty of Autolus contained in this Agreement or the material breach by Autolus of any covenant, agreement, or obligation of Autolus contained in this Agreement, including a breach of its UK GDPR obligations set forth in Section 9.4.1, (e) the actions (or inactions) of a Permitted Third Party, (f) any material breach of a Protocol by Autolus, or its Affiliate, or of its or their respective Permitted Third Parties, (g) actual or alleged infringement of any Third Party’s Intellectual Property by a Collaboration Product (including its use or Manufacture); and (h) Claims arising prior to the Effective Date based upon physical injury or death of a Person in connection with any Development of a Collaboration Product. 10.2 Indemnification Procedure. 10.2.1 Notice of Claim. A Blackstone Indemnified Party believing that it is entitled to indemnification under Section 10.1.1 (an “Indemnified Party”) will give prompt written notice (each, an “Indemnification Claim Notice”) to Autolus (the “Indemnifying Party”) upon receipt of notice of the commencement of any Claim for which indemnification may be sought, or if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim of a Third Party as provided in this Section 10.2.1 will not relieve the Indemnifying Party of its indemnification

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -56- obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice). Each Indemnification Claim Notice will contain a description of the Claim and the nature and amount of the Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses. 10.2.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Claim by the Indemnifying Party will not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Claim any legal counsel selected by the Indemnifying Party that is reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Claim, the Indemnified Party will promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Claim. Should the Indemnifying Party assume the defense of a Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of such Claim. 10.2.3 Right to Participate in Defense. Without limiting Section 10.2.2, the Indemnified Party will be entitled to (a) participate in, but not control, the defense of such Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement will be at the Indemnified Party’s own expense unless the engagement thereof has been specifically authorized by the Indemnifying Party in writing, and (b) control its defense of such Claim and to engage counsel of its choice for such purpose, at the expense of the Indemnifying Party, if the Indemnifying Party has failed to assume the defense and engage counsel in accordance with Section 10.2.2. 10.2.4 Settlement. With respect to any Losses related solely to payment of money damages in connection with a Claim that (a) includes a complete and unconditional release of the Indemnified Party, (b) will not result in the Indemnified Party admitting liability, becoming subject to injunctive or other equitable relief that will otherwise adversely affect the business of the Indemnified Party in any manner, and (c) as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Claims, where the Indemnifying Party has assumed the defense of the Claim in accordance with Section 10.2.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, only if it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by the Indemnified Party that is reached without the written consent of the Indemnifying

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -57- Party (which consent will not be unreasonably withheld, conditioned or delayed). Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, any Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed. 10.2.5 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Claim, the Indemnified Party will reasonably cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. 10.3 Insurance. 10.3.1 Generally. Commencing as of the Effective Date and thereafter during the Term, and subject to Section 10.3.2 below, Autolus will carry and maintain, at its own expense, insurance coverage of the kind and with liability limits that, at a minimum, satisfy the requirements of Section 10.3.2, to protect itself and Blackstone against any claims or liabilities that may arise from the conduct of the Collaboration Product Clinical Trials and all other rights and obligations hereunder with insurers with a minimum “A-” A.M. Best rating. Any deductibles for such insurance policies will be assumed by Autolus. Such insurance policies will be primary and non- contributing with respect to any other similar insurance policies available to Blackstone and its Affiliates. Prior to the Effective Date, and annually, at each anniversary of the Effective Date (unless, during such year, expiration of the applicable policy occurs first, in which case, on such expiration date), at the written request of Blackstone’s Alliance Manager to Autolus’s Alliance Manager, Autolus will supply documentation of such insurance coverage via original certificates of insurance, if applicable. Autolus will provide Blackstone with a minimum of thirty (30) days prior written notice if it is unable to obtain appropriate insurance coverage or if its coverage is canceled, unable to be renewed or materially changed. For clarity, any insurance coverage or the failure to maintain adequate insurance coverage does not limit or reduce Autolus’s liability under this Agreement. 10.3.2 Minimum Requirements. Commencing on the Effective Date and thereafter during the Term (or longer if otherwise stated below), Autolus will maintain the following types of insurance coverage at a minimum level that is the greater of (a) the highest minimum level required by Applicable Law in the countries in which the Collaboration Product Clinical Trials and other obligations hereunder are being performed or (b) the following (to the extent different). 10.3.2.1 Commercial General Liability: [***] per occurrence; [***] Personal Injury; [***] combined single limit on all owned, non-owned and hired vehicles of Autolus; [***] General Aggregate.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -58- 10.3.2.2 Umbrella Excess Liability: [***] per occurrence. 10.3.2.3 Clinical Trials Liability: [***] per occurrence. Autolus will obtain such Clinical Trials Liability insurance on a global basis, and, if required, supplemented Clinical Trials Liability Insurance in the US, at its expense. Coverage must be maintained for as long as required by Applicable Law in each country after release of the last subject from the Collaboration Product Clinical Trials or where there is no legal requirement at least [***] after the termination of this Agreement. 10.3.3 Additional Insured. Autolus will include Blackstone, and their respective Affiliates as additional insured parties on Autolus’s Clinical Trial Liability insurance, as set forth in Section 10.3.2.3, for [***] after the later of termination of this Agreement or release of the last subject from the Collaboration Product Clinical Trials. 10.3.4 Product Liability Insurance. Autolus will be responsible for maintaining product liability insurance related to the Development and Commercialization of the Lead Product at its expense. ARTICLE 11 REPRESENTATIONS AND WARRANTIES 11.1 Representations and Warranties of Blackstone. Blackstone represents and warrants to Autolus as of the Effective Date, and acknowledges that Autolus is relying on such representations and warranties in entering into this Agreement, as follows: 11.1.1 Organization. Blackstone is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. 11.1.2 Approval. Blackstone has all necessary power, right and authority to carry on its business as it is presently carried on by Blackstone, to enter into, execute and deliver this Agreement and to perform all of the covenants, agreements, and obligations to be performed by Blackstone hereunder. This Agreement has been duly executed and delivered by Blackstone and constitutes Blackstone’s valid and binding obligation, enforceable against Blackstone in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. 11.1.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance of it will conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance under (with due notice or lapse of time or both) the terms of: (a) any Applicable Law; (b) any contract, agreement, commitment or instrument to which Blackstone is a party or by which Blackstone or any of its assets is bound or committed; or (c) the applicable formation documents (including any certificate of incorporation or formation, bylaws, operating agreement or partnership agreement) for Blackstone. 11.1.4 No Consent. No consent, approval, license, order or authorization, registration, declaration or filing with or of any Person is required by Blackstone in connection

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -59- with the execution and delivery by Blackstone of this Agreement or the performance by it of its obligations under this Agreement. 11.2 Representations and Warranties of Autolus and each Guarantor. Autolus and each Guarantor represents and warrants to Blackstone as of the Effective Date, and acknowledges that Blackstone is relying on such representations and warranties in entering into this Agreement, as follows: 11.2.1 Organization. Autolus is a limited company duly organized, validly existing under the laws of England and Wales. Autolus is licensed, registered, or otherwise qualified under all Applicable Laws to do business in each jurisdiction where Autolus does business and failure to maintain such licenses, registrations or other qualifications would have a material adverse effect on Autolus’s business. 11.2.2 Approval. Autolus has all necessary corporate power, right and authority to carry on its business as it is presently carried on by Autolus, to enter into, execute and deliver this Agreement, to pay the Revenue Share Payments and Sales Milestone Payments and to perform all of the covenants, agreements, and obligations to be performed by Autolus hereunder in all material respects. This Agreement has been duly executed and delivered by Autolus and constitutes Autolus’s valid and binding obligation, enforceable against Autolus in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. 11.2.3 No Conflicts. Neither the execution and delivery of this Agreement or any other Transaction Agreement nor the performance of this Agreement or any other Transaction Agreement, including the payment by Autolus of the Revenue Share Payments and Sales Milestone Payments, will conflict with, result in a breach or violation of, constitute a default under or accelerate the performance under (with due notice or lapse of time or both) the terms of: (a) any Applicable Law, (b) any material contract, agreement, commitment or instrument to which Autolus or any of its Affiliates is a party or by which Autolus’s or any of its Affiliates’ assets are bound or (c) the articles of association of Autolus. 11.2.4 No Consent. No consent, approval, license, order, authorization, registration, declaration or filing with or of any Person is required by Autolus in connection with the execution and delivery by Autolus of this Agreement or any other Transaction Agreement or the performance by Autolus of its obligations under this Agreement or any other Transaction Agreement, including the payment by Autolus of the Revenue Share Payments and Sales Milestone Payments. 11.2.5 Litigation. Except for any patent office proceedings, including patent office actions and appeals in the ordinary course of patent prosecution (for clarity, ordinary course does not include any inter partes review, interference, reexamination, reissue opposition, post grant review, or other inter partes challenges to patents or patent application), and except as set forth on Schedule 11.2.5, there is no action, suit, proceeding or, to the Knowledge of Autolus, investigation pending or, to the Knowledge of Autolus, threatened against Autolus or its Affiliates, at law or in equity, or arbitration proceeding to which Autolus or any of its Affiliates is a party, which, in each case, if adversely determined, would (1) question or defeat the validity or enforceability of, or

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -60- Autolus’s ownership of or exclusive rights to, any Patent within the Autolus Intellectual Property, or otherwise materially adversely affect the Autolus Intellectual Property, or (2) prevent or materially impede the research, Development, use, Manufacture, or Commercialization of a Collaboration Product in the Territory. 11.2.6 Autolus Data Provided as of the Effective Date. 11.2.6.1 Autolus has made available to Blackstone in the Data Room prior to the Effective Date all of the following information known to or possessed by Autolus with respect to the Development, Manufacturing, safety, efficacy, and regulatory status of each Collaboration Product: (a) all regulatory filings, written responses thereto and, if any, all notices of inspection, inspection reports, warning letters, deficiency letters, investigational new drug and clinical trial applications and amendments and supplements thereto, clinical holds, deficiency letters, requests for additional information, notices, meeting minutes, substantive email communications, and documentation of substantive telephone communication; (b) all substantive regulatory communications not described in the preceding clause (a) (clauses (a) and (b) collectively, the “Regulatory Communications”); and (c) all other material information not described in the preceding clauses (a) and (b); 11.2.6.2 The descriptions of, Protocols for, and data and other results of, the Clinical Trials of each Collaboration Product conducted or being conducted by Autolus as of the Effective Date, and, to the Knowledge of Autolus, any such information generated on behalf of Autolus, that are set forth in the Data Room are true, accurate and complete in all material respects, and there are no material omissions from such documents, data and other results that render such documents, data or other results misleading; 11.2.6.3 The summaries of non-clinical data generated by Autolus, and to the Knowledge of Autolus, any summaries of non-clinical data generated on behalf of Autolus, regarding the Collaboration Products set forth in the Data Room are true, accurate and complete in all material respects, and there are no material omissions from such summaries as so presented that render such summaries misleading; 11.2.6.4 The Regulatory Communications set forth in the Data Room are true, accurate and complete in all material respects, and such documents include all substantive regulatory communications related to any Collaboration Product from all Regulatory Authorities, including investigational new drug and clinical trial applications and amendments and supplements thereto, clinical holds, deficiency letters, requests for additional information, notices, meeting minutes, substantive email communications, and documentation of substantive telephone communication known to or in the possession of Autolus as of the Effective Date; 11.2.6.5 To the Knowledge of Autolus, there are no Manufacturing, safety, efficacy, or regulatory issues related to the Lead Product that could reasonably be expected to preclude Autolus from Developing, or materially impair the efforts of Autolus to Develop, the Lead Product in the Territory as contemplated by Autolus as of the Effective Date;

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -61- 11.2.6.6 Except as disclosed prior to the Effective Date, Autolus has not received any verbal or written notice of the occurrence of any Serious Safety Issue in any Clinical Trial of any Collaboration Product conducted by or on behalf of Autolus that is not included within the data and other results of the Clinical Trials that are set forth in the Data Room; 11.2.7 To the Knowledge of Autolus, the currently planned Manufacturing capacity [***] will be sufficient to satisfy the projected demand for Development and Commercialization of the Lead Product in the Primary Indication. 11.2.8 Intellectual Property. 11.2.8.1 To the Knowledge of Autolus, except as disclosed to Blackstone prior to the Effective Date, the Development, Manufacture and Commercialization by or on behalf of Autolus of each of AUTO1, AUTO1/22 and AUTO1/22NG in accordance with the Development Plan applicable to such Collaboration Product and in effect as of the Effective Date does not violate and will not violate any license and does not and will not infringe or misappropriate any intellectual property rights of any Third Party. 11.2.8.2 All Autolus Intellectual Property is owned by or licensed to Autolus as of the Effective Date. Except pursuant to the Existing Licenses, as of the Effective Date, no Autolus Intellectual Property that is necessary or useful for the Development, Manufacture, use, Commercialization, import, or export of any Collaboration Product in B-cell Malignancies is licensed to Autolus by a Third Party. Schedule 11.2.8.2 hereto sets forth an accurate and complete list of all issued patents and patent applications included in the Autolus Intellectual Property that cover or claim AUTO1, AUTO1/22 or AUTO1/22NG (or its Development, Manufacture or Commercialization) as of the Effective Date (the “Product Patents”). For each Product Patent, Autolus has indicated on Schedule 11.2.8.2 (i) the jurisdiction in which such Product Patent is pending, allowed, granted or issued, (ii) the patent number or patent application serial number, (iii) the owner of such Product Patent, and (iv) the projected expiration date of such issued or granted Product Patent. 11.2.8.3 To the Knowledge of Autolus, the Product Patents that have been issued or granted by the applicable patent office are valid and enforceable, and except as set forth on Schedule 11.2.8.2, Autolus has not received any written notice or legal opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any of the issued Product Patents may succeed. 11.2.8.4 Autolus has not received any written claim or notice challenging, or threatening to challenge, the ownership of, or rights of Autolus in and to, or the validity or enforceability of, the Product Patents, and to the Knowledge of Autolus, no basis for any such claim or notice exists. 11.2.8.5 To the Knowledge of Autolus, (a) none of the Autolus Intellectual Property is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by Autolus or any of its Affiliates in the Territory and (b) Autolus has not committed any act, or failed to commit any required act that would reasonably be expected to cause any Product Patent to expire prematurely, lapse or be

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -62- declared invalid or unenforceable, or that estops the enforcement of such Product Patent against any Third Party. 11.2.8.6 Except for licenses and agreements made in the ordinary course with vendors conducting, and solely for the purpose of conducting, Development, Manufacturing or Commercialization of AUTO1, AUTO1/22 or AUTO1/22NG on customary terms, and except for the retained rights for academic research pursuant to Existing Licenses, there are no outstanding options, licenses or agreements of any kind granted by Autolus or any of its Affiliates relating to the Development, Manufacture or Commercialization of AUTO1, AUTO1/22 or AUTO1/22NG. 11.2.8.7 Autolus has not received any written communications alleging that Autolus has violated, or that the Development, Manufacture or Commercialization of AUTO1 would infringe or misappropriate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any Third Party. 11.2.8.8 To the Knowledge of Autolus, (i) no Third Party is infringing, misappropriating or making any unauthorized use of any Autolus Intellectual Property anywhere in the Territory, and (ii) there is no action, suit, proceeding, investigation or arbitration by Autolus pending or threatened in writing against any Third Party relating to any Autolus Intellectual Property anywhere in the Territory. 11.2.9 Provision of Information. All information made available by or on behalf of Autolus to Blackstone, or its Affiliates or Representatives, with regard to the Collaboration Products or the Collaboration Product Clinical Trials in connection with this Agreement was (when provided) and is (as of the Effective Date), true, accurate and complete in all material respects; and Autolus has not knowingly or negligently failed to disclose to Blackstone any information in Autolus’s or its Affiliates’ control or possession, that would be reasonably necessary to make any information that has been disclosed to Blackstone prior to the Effective Date with respect to the Collaboration Products or the Collaboration Product Clinical Trials not misleading in any material respect, including any information regarding any impact on the Manufacturing, supply chain, Development or Commercialization of the Collaboration Products resulting from the coronavirus identified as COVID-19. 11.2.10 Security Interest; Priority. Autolus hereby represents and warrants that, as of the Effective Date, (a) this Agreement creates a valid security interest in favor of Blackstone in the Collateral and will constitute a valid and perfected first priority security interest in the Collateral upon the filing of a financing statement in accordance with the UCC, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens, and (b) Autolus has not authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. 11.2.11 Contingent Liabilities. Autolus hereby represents and warrants that, except as reflected in Parent’s consolidated balance sheet for the quarter ended March 31, 2021 included in its Interim Report on Form 6-K for the month of May 2021, as of the Effective Date, Parent and the Subsidiaries do not have any contingent liabilities that would be required to be reflected on Parent’s balance sheet in accordance with GAAP except for (i) obligations in

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -63- connection with this Agreement, (ii) intercompany obligations, and (iii) other contingent liabilities incurred in the ordinary course of business that are not material to the business of Parent and the Subsidiaries, taken as a whole. 11.3 Additional Representations, Warranties and Covenants of Autolus. Autolus represents, warrants and covenants to Blackstone, and acknowledges that Blackstone is relying on such representations, warranties and covenants in entering into this Agreement, as follows: 11.3.1 Anti-Corruption. 11.3.1.1 Autolus, its Affiliates and its and their respective Representatives have complied and will comply with the Anti-Corruption Laws in all material respects and have not taken and will not take any action that has caused or will, or would reasonably be expected to, cause Blackstone or any Blackstone Entity, or its or their Representatives, to be in material violation of any Anti-Corruption Laws; and 11.3.1.2 Autolus will promptly provide Blackstone with written notice of the following events: (a) upon becoming aware of any material breach or violation by Autolus, its Affiliate or any of its or their Representatives of any representation, warranty or undertaking set forth in Section 11.3.1, or (b) upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its or their Representatives connected with this Agreement that any of them is the target of a formal investigation by a governmental authority for a Material Anti-Corruption Law Violation. 11.3.2 Debarment. Autolus certifies that neither it, nor its Affiliates, nor to the Knowledge of Autolus any Permitted Third Parties engaged by it to perform activities in relation to any Collaboration Product Clinical Trials, were prior to the Effective Date at the time of performing such activities, or are as of the Effective Date, debarred under subsections 306(a) or (b) of the FFDCA (US Generic Drug Enforcement Act of 1992; 21 USC 335a(a) or (b)) or any other Applicable Law of similar subject matter. Autolus has not used and will not recklessly or knowingly use in any capacity related to the Collaboration Product Clinical Trials the services of any Person or Permitted Third Party debarred under any such law or disqualified to conduct Clinical Trials. Autolus further that certifies as of the Effective Date neither it, nor any of its Affiliates are excluded from any governmental health care program, including but not limited to Medicare and Medicaid. Autolus will notify Blackstone promptly if Autolus or any of its Affiliates is subject to any investigation or action to exclude it or them or becomes excluded from any governmental health care program, including but not limited to Medicare and Medicaid. Autolus will use Commercially Reasonable Efforts to avoid or relieve any such exclusion. 11.3.3 Clinical Trial Permits; Certifications; Authorizations. Autolus covenants that it and its Permitted Third Parties that are involved with the Collaboration Product Clinical Trials have, and will have at the required times, such INDs or other filings with all Regulatory Authorities as are required to conduct the Collaboration Product Clinical Trials in accordance with Applicable Law in all material respects. As of the Effective Date, all INDs for Collaboration Products are open, and Autolus has not received any notice that the FDA, other Regulatory Authority, institutional review board or independent ethics committee, has initiated, or threatened

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -64- to initiate, any action to suspend or terminate any IND or otherwise restrict a Clinical Trial of any Collaboration Product, and to the Knowledge of Autolus, there is no basis for any such action as of the Effective Date. 11.3.4 Compliance. Prior to the Effective Date, (a) Autolus has conducted all preclinical and clinical activities related to the Development of each Collaboration Product in material compliance with Applicable Laws, including GLP and GCP, and (b) to the Knowledge of Autolus, all Third Parties utilized by Autolus to perform any portion of the Development activities for the Collaboration Products have conducted such portion of such activities in compliance with Applicable Laws. Autolus covenants and agrees that it will use Commercially Reasonable Efforts to conduct all preclinical and clinical activities related to the Development of the Lead Product in material compliance with Applicable Laws, including GLP and GCP, and will use Commercially Reasonable Efforts to cause all Third Parties utilized by Autolus to perform any material portion of the Development activities with respect to any Collaboration Product to conduct such portion of such activities in compliance with Applicable Laws, in each case except to the extent that a failure to so comply would not reasonably be expected to result in a material adverse effect on the Development, Manufacture or Commercialization of a Collaboration Product. 11.3.5 Data Room. Following the Effective Date and until the first Regulatory Approval by the FDA of the Lead Product, Autolus will, at its own expense, continue to maintain the Data Room as it existed as of the Effective Date. Upon Blackstone’s request and until the first Regulatory Approval by the FDA of the Lead Product, Autolus will grant access to the Data Room and the material therein to Blackstone; provided that Blackstone will: (a) use such access solely for the purposes of (i) evaluating or monitoring Autolus’s compliance with the terms of this Agreement and (ii) exercising its rights under this Agreement; and (b) permit only its employees, consultants or advisors of Blackstone Entities to access the Data Room who have a need for such access for the purposes described in the preceding clause (a). 11.4 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING THE USE, RESULTS OR EFFICACY OF ANY COLLABORATION PRODUCT. ARTICLE 12 TERM; CLOSING CONDITIONS; TERMINATION; REMEDIES 12.1 Term. The term of this Agreement (the “Term”) will commence on the Effective Date and will expire upon the earliest of (i) termination of this Agreement in accordance with Section 12.3, or (ii) the date that the Cumulative Payments equal the Aggregate Cap.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -65- 12.2 Pre-Signing Conditions. 12.2.1 Proof of Insurance. Prior to the Effective Date, Autolus will supply documentation of insurance coverage via original certificates of insurance, if applicable, in accordance with Section 10.3. 12.2.2 Entry into Purchase Agreement. On or before the Effective Date, Autolus and Blackstone will have executed the Stock Purchase Agreement, the Warrant and the Director Designation Letter. 12.2.3 Guaranty Supplements. On the Effective Date, the Parent and each Subsidiary of Parent, existing as of the Effective Date, shall execute a Guaranty Supplement in the form attached hereto as Exhibit A. 12.3 Termination. 12.3.1 Mutual Termination. This Agreement may be terminated at any time by mutual written agreement of Blackstone and Autolus. 12.3.2 Termination for Program Failure. Prior to receipt of Regulatory Approval for the Lead Product, this Agreement will, upon written notice from either Party to the other Party, terminate with no further action from either Party in the event of Program Failure following which no replacement Lead Product has been designated within [***] after such Program Failure; provided, that if this Agreement is terminated pursuant to this Section 12.3.2, notwithstanding anything in this Agreement to the contrary, if Autolus subsequently resumes the Development and Commercialization of a Collaboration Product for any B-cell Malignancy within [***] years after such termination, the terms of Article 5 (and any other provision necessary for the operation of Article 5 in accordance with its terms) will survive, but the Revenue Share Payments and Sales Milestone Payments therein will be [***]. 12.3.3 Termination by Blackstone for Regulatory Approval Delay. This Agreement may be terminated at any time immediately upon written notice by Blackstone in the event that Regulatory Approval for AUTO1 is not obtained on or prior to [***] following the first achievement of [***]. If Blackstone terminates this Agreement under this Section 12.3.3, Blackstone will have no further obligation to provide any then unpaid additional amounts under Section 3.2. Notwithstanding anything in this Agreement to the contrary, the terms of Article 5 (and any other provision necessary for the operation of Article 5 in accordance with its terms) will survive, provided that the Multiple Factor for the calculation of the Aggregate Cap will be [***] [***]. 12.3.4 Termination for Blackstone’s Breach of its Financing Obligations. If Blackstone fails to provide the amounts required under Section 3.1 or 3.2 as required by this Agreement, Autolus will have the right to terminate this Agreement on [***] written notice to Blackstone, unless Blackstone cures such breach within such [***] period. If Autolus terminates this Agreement under this Section 12.3.4, Blackstone will have no further obligation to provide any more funds hereunder to Autolus and will not be entitled to any further Revenue Share Payments or Sales Milestone Payments.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -66- 12.3.5 Termination for Breach by Autolus. 12.3.5.1 Events of Default. As used herein, “Event of Default” means any of the following conditions or events occur: (a) Failure to Pay. Autolus’s failure to pay any Revenue Share Payment or Sales Milestone Payment it owes under this Agreement when due and [***] have elapsed following receipt by Autolus of written notice from Blackstone of such non-payment without cure thereof. (b) Material Breach. (i) Autolus or any Guarantor breaches [***] this Agreement and does not cure such breach within [***] days after written notice of such breach from Blackstone, or (ii) Autolus or any Guarantor (A) materially breaches any representation and warranty set forth in Section 11.2 [***], or (B) materially breaches this Agreement[***], and, in the case of each of the preceding clauses (A) and (B), Autolus does not cure such breach within [***] days after written notice of such breach from Blackstone; provided, however, that solely with respect to breaches under this Section 12.3.5.1(b)(ii), the exercise by Blackstone of its rights under Section 12.3.5.2(ii), (iii) or (iv) and Section 12.5 of this Agreement and Section 1.2 of the U.S. Security Agreement shall be subject to the following: (1) If Blackstone has delivered written notice of such material breach to Autolus (a “Notice of Material Breach”) and Autolus does not dispute the contents of Blackstone’s Notice of Material Breach, and fails to cure the breach described therein within [***] thereafter [***], Blackstone may exercise its rights under Section 12.3.5.2 and Section 1.2 of the U.S. Security Agreement after the expiration of such forty-five day period and without any further delay; and (2) If Blackstone has delivered a Notice of Material Breach and Autolus disputes the contents of Blackstone’s Notice of Material Breach within [***] thereafter, Blackstone may not exercise its rights under Section 12.3.5.2(ii), (iii) or (iv) and Section 12.5 of this Agreement or Section 1.2 of the U.S. Security Agreement unless and until (aa) the dispute is resolved pursuant to Section 13.10, or (bb) if no resolution is reached pursuant to Section 13.10, the dispute is finally resolved by litigation in the Chosen Courts and, in the case of each of the preceding clauses (aa) and (bb), the allegations of material breach asserted in Blackstone’s Notice of Material Breach are determined: in the case of Section 12.3.5.1(b)(ii)(A) to constitute a material breach of the applicable representation, warranty, covenant or term of this Agreement; or, in the case of Section 12.3.5.1(b)(ii)(B), to constitute a material breach of this Agreement, taken as a whole. (c) Bankruptcy. Autolus or any Guarantor (i) commences a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any other Insolvency Proceeding, (ii) files a petition or commences an Insolvency Proceeding or any other

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -67- proceeding seeking to have entered against it an order for relief under any Applicable Law to adjudicate it bankrupt or insolvent, or seeking dissolution, Dissolution (as defined in the English Law Security Agreement), winding up, liquidation, reorganization, arrangement, adjustment or composition of it, its property, or its debts under any Applicable Law, or makes a proposal to its creditors or admits in writing its intention to do any of the foregoing acts, (iii) consents to any petition in an involuntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any other Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (iv) consents to, seeks or becomes subject to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, administrator, conservator or similar official of itself or of a substantial part of its property by reason of financial difficulties, (v) is unable or does not pay, or admits in writing its inability to pay, its debts as they become due, (vi) makes a general assignment, arrangement or composition with or for the benefit of creditors, (vii) has a secured party take possession of a substantial part of its property, (viii) causes or is subject to any event with respect to it which, under the Applicable Law of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive), (ix) takes any formal action or substantive step to approve or authorize any of the foregoing acts specified in clauses (i) to (viii) (inclusive); (x) seeks, requests or negotiates the use of cash collateral or debt or equity funding or financing in furtherance of or in connection with any potential Insolvency Proceeding; or (xi) prepares, or any of its professionals prepares, any draft, preliminary or final notices, court filings, resolutions, petitions or other documents in preparation for, in furtherance of, or in connection with any Insolvency Proceeding. (d) Bankruptcy Proceeding Against Autolus. A case or other proceeding will be commenced against Autolus or any Guarantor in any court of competent jurisdiction seeking (i) relief under the U.S. federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator, administrator, conservator or the like for Autolus or any Guarantor for all or any substantial part of its assets. 12.3.5.2 Blackstone’s Remedy for an Event of Default. If an Event of Default has occurred and is continuing, then Blackstone, at its option, may, in addition to any other rights and remedies set forth elsewhere in this Agreement or under common law, but subject to the terms of the proviso to Section 12.3.5.1(b)(ii) in the case of an Event of Default pursuant to Section 12.3.5.1(b)(ii): (i) immediately suspend its obligations to fund any amounts under Section 3.2; (ii) terminate its obligations to fund any amounts under Section 3.2, with Blackstone continuing to be entitled to all of its rights under this Agreement, including its right to Revenue Share Payments and Sales Milestone Payments as and when due; (iii) declare immediately due and payable an amount equal to the lesser of (x) the Funded Amount plus, as liquidated damages for the other amounts payable to Blackstone under or in connection with this Agreement, an amount equal to [***] of the Funded Amount, and (y) the excess of [***] as of immediately prior to such declaration; and/or

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -68- (iv) terminate this Agreement in its entirety; provided, however, notwithstanding anything to the contrary herein, that immediately upon the occurrence of an Event of Default under Section 12.3.5.1(c) or 12.3.5.1(d), the obligation of Blackstone to fund any amounts under Section 3.2 will automatically terminate, and an amount equal to the lesser of (x) the Funded Amount plus, as liquidated damages for the other amounts payable to Blackstone under or in connection with this Agreement, an amount equal to [***] of the Funded Amount, and (y) the excess of the Aggregate Cap over the Cumulative Payments as of immediately prior to Event of Default will automatically become due and payable, in each case without further act or notice of Blackstone; provided that if, after the occurrence of an Event of Default under Section 12.3.5.1(d), the applicable case or proceeding is dismissed or discharged within [***] days, such acceleration shall be automatically rescinded. 12.4 Termination for Invalidity and Priority of Security Interest. Blackstone may terminate this Agreement if (a) Autolus or any of its Affiliates asserts in writing or engages in any action based on any such assertion, that the security interest granted or purported to be granted in the Collateral to Blackstone hereunder will for any reason cease to be valid, binding and enforceable in accordance with its terms, or (b) prior to the Release Time, any security interest granted or purported to be granted in the Autolus Intellectual Property or in a material portion of the Collateral (taken as a whole) to Blackstone hereunder ceases to be a valid and perfected first priority security interest to the extent required by the Transaction Agreements (subject to Permitted Liens and such other limitations on perfection and priority as set forth herein or therein), in each case, other than due to a failure by Blackstone to take action to perfect such security interest, due to limitations of foreign laws, rules and regulations, or due to the release thereof in accordance with the terms hereof or with the consent of Blackstone; provided that the termination right provided by this Section 12.4 will not apply if Autolus cooperates with Blackstone to replace or perfect such security interest and Lien. If Blackstone terminates this Agreement under this Section 12.4, Blackstone will be entitled to the same remedies as set forth in Section 12.3.5.2. 12.5 Specified Rights and Remedies, Etc. 12.5.1 If, prior to the Release Time, an Event of Default has occurred and is continuing, then without prejudice to any other remedies that Blackstone or its designees may have, and without duplication of any other remedies provided for by Section 1.2 of the U.S. Security Agreement, Blackstone, in its sole discretion, will have the right, without notice or demand but subject to the terms of the proviso to Section 12.3.5.1(b)(ii) in the case of an Event of Default pursuant to Section 12.3.5.1(b)(ii), to do any or all of the following: 12.5.1.1 declare immediately due and payable an amount equal to the lesser of (x) the Funded Amount plus, as liquidated damages for the other amounts payable to Blackstone under or in connection with this Agreement, an amount equal to [***] of the Funded Amount and (y) the excess of [***] as of immediately prior to such declaration; 12.5.1.2 exercise its rights under or in connection with the Collateral (including foreclosing upon or selling or otherwise liquidating the Collateral);

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -69- 12.5.1.3 to the extent permitted by Applicable Law, commence and prosecute an insolvency proceeding or consent to Autolus commencing any insolvency proceeding; 12.5.1.4 to the extent permitted by Applicable Law, notify the account debtors or obligors under any Accounts constituting Collateral of the assignment of such Accounts to Blackstone, verify the amounts payable thereunder and direct such account debtors or obligors to make payment of all amounts due or to become due to Autolus thereunder directly to Blackstone, enforce collection of any Accounts constituting Collateral and adjust, settle or compromise disputes and claims directly with any account debtors or obligors for amounts and on terms and in any order that Blackstone considers advisable; 12.5.1.5 make any payments and do any acts it considers necessary or reasonable to protect the Collateral or its security interest in the Collateral; 12.5.1.6 to the extent permitted by Applicable Law, ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, or advertise for sale the Collateral; 12.5.1.7 with respect to the Financing Account and the Revenue Share Payment Account, to the extent permitted by Applicable Law, (i) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to the Bank Acknowledgement or other similar agreements providing control of the Financing Account and (ii) may apply the balance from the Financing Account or instruct the bank at which such Deposit Account is maintained to pay the balance of such Deposit Account to or for the benefit of Blackstone. 12.5.1.8 to the extent permitted by Applicable Law, demand and receive possession of Autolus books and records, records regarding Autolus assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information; 12.5.1.9 to the extent permitted by Applicable Law, appoint a receiver to seize, manage and realize on any of the Collateral, and such receiver will have any right and authority as any competent court will grant or authorize in accordance with any Applicable Law; or 12.5.1.10 exercise all rights and remedies available to Blackstone under this Agreement or at law or equity, including all remedies provided under UCC (including disposal of the Collateral pursuant to the terms thereof). 12.5.2 Marshalling. Blackstone will have no obligation to marshal any of the Collateral. 12.5.3 Access to Collateral. Prior to the Release Time, solely if an Event of Default has occurred and is continuing and to the extent permitted by Applicable Law, upon request by Blackstone and at the sole cost and expense of Autolus, Autolus will assemble the Collateral as directed by Blackstone and make it available to Blackstone at such location as Blackstone reasonably designates and Blackstone may enter premises where the Collateral is

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -70- located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Autolus hereby grants Blackstone an irrevocable license to enter and occupy any of its premises, without charge, to exercise any of Blackstone’s rights or remedies pursuant to this Section 6.2. 12.5.4 Licenses Related to Collaboration Products. For the purpose of enabling Blackstone to exercise rights and remedies under this Article 12 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), Autolus hereby grants to Blackstone, an irrevocable (until the earlier of the Release Time and the last day of the Term, as applicable), nonexclusive, assignable license (which license may be exercised only upon the occurrence and during the continuance of an Event of Default), without payment of royalty, return on net sales, revenue share or other compensation to Autolus or any of its subsidiaries, including the right to practice, use, sublicense or otherwise exploit, solely in connection with the Collaboration Products or other items in the Collateral, any Autolus Intellectual Property, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks will be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; provided, further, that nothing in this Section 12.5.4 will require Autolus to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by this Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to Autolus. Notwithstanding anything to the contrary herein, such license will be exercisable solely upon and during the continuation of an Event of Default prior to the Release Time and solely for the purpose of enabling Blackstone to exercise rights and remedies hereunder; provided that the foregoing license granted to Blackstone by Autolus will be subject to any license, sublicense or other transaction entered into by Autolus prior to the Event of Default; provided that any license, sublicense or other transaction entered into by Blackstone in accordance with the provisions of this Agreement will be binding upon Autolus, notwithstanding any subsequent cure of an Event of Default. 12.5.5 [***]. 12.5.6 Power of Attorney. To the extent permissible under Applicable Law, Autolus hereby irrevocably appoints Blackstone as its lawful attorney-in-fact with full authority in the place and stead of Autolus and in the name of Autolus, Blackstone or otherwise, from time to time in Blackstone’s sole discretion following an Event of Default prior to the Release Time and in connection with the exercise by Blackstone of its rights and remedies under this Agreement and the other Transaction Agreements, to take any action and to execute any instrument that Blackstone may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) to endorse Autolus’s name on any checks or other forms of payment or security; (b) to sign Autolus’s name on any invoice or bill of lading for any account or

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -71- drafts against account debtors; (c) to settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Blackstone determines reasonable; (d) to make, settle, and adjust all claims under Autolus’s insurance policies; (e) to pay, contest or settle any Lien charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) to transfer the Collateral into the name of Blackstone or a third party as the UCC or any Applicable Law permits. The foregoing appointment of Blackstone as Autolus’s lawful attorney-in-fact, and Blackstone’s rights and powers, are coupled with an interest and are irrevocable, until indefeasible payment in full in cash of all Autolus Obligations. 12.5.7 Protective Payments. If an Event of Default has occurred and is continuing prior to the Release Time, if Autolus fails to pay any amount which Autolus is obligated to pay to a Third Party with respect to the Collateral, Autolus may request that Blackstone may make such payment on its behalf, and all amounts so paid by Blackstone will be secured by the Collateral and deemed to be Subsequent Tranche Payments for the purposes of this agreement. No such payments by Blackstone will be deemed or otherwise construed to constitute an agreement to make similar payments in the future or the waiver of any Event of Default by Blackstone. 12.5.8 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, the proceeds of any sale of, or other realization upon all or any part of the Collateral will be applied, first, to reimburse Blackstone for all Remedy Expenses, and, second, to payment of all of Autolus’s payment obligations under this Agreement. 12.5.9 Sales on Credit. If Blackstone sells any of the Collateral upon credit, Autolus will be credited only with payments actually made by purchaser and received by Blackstone and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Blackstone may resell the Collateral and Autolus will be credited with proceeds of the sale. 12.5.10 Liability for Collateral. So long as Blackstone employs reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Blackstone, (i) Blackstone will not be liable or responsible for: (A) the safekeeping of the Collateral; (B) any loss or damage to the Collateral; (C) any diminution in the value of the Collateral; or (D) any act or default of any carrier, warehouseman, bailee, or other Person; and (ii) Autolus will bear all risk of loss, damage or destruction of the Collateral. Blackstone will be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Blackstone accords its own property. 12.5.11 No Waiver; Remedies Cumulative. The failure by Blackstone, at any time or times, to require strict performance by Autolus of any provision of this Agreement will not waive, affect, or diminish any right of Blackstone thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder will be effective unless signed by Blackstone and then will only be effective for the specific instance and purpose for which it is given. The rights and remedies of Blackstone under this Agreement are cumulative. Blackstone has all rights and remedies provided under the UCC, any Applicable Law, by law, or in equity. The exercise of one right or remedy by Blackstone is not an election, and the waiver of any

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -72- Payment Breach or other Event of Default by Blackstone is not a continuing waiver. Any delay by Blackstone in exercising any remedy is not a waiver, election, or acquiescence. 12.6 Retained Remedies. Nothing in this Agreement shall in any way limit or exclude Blackstone’s rights to seek a remedy of rescission or other remedies under common law. 12.7 Surviving Obligations. 12.7.1 Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. 12.7.2 Surviving Obligations. This Section 12.7 and the following provisions of this Agreement, together with any other provisions that expressly specify that they survive, will survive expiration or earlier termination of this Agreement: Article 1, Article 8 and Article 13, and Sections 9.1.1.3, 10.1 and 10.2. ARTICLE 13 MISCELLANEOUS 13.1 Relationship with Affiliates. Each Party will be responsible for any breach by its Affiliates of its obligations in connection with this Agreement, and each such Party will remain responsible for any responsibilities that it has delegated to an Affiliate as though such Party had performed (or failed to perform) such responsibilities itself. 13.2 Prior Agreements. The Parties hereby agree that the Confidentiality Agreement is hereby terminated and superseded by this Agreement and that all Information related to the Product(s) disclosed under or pursuant to the Confidentiality Agreement will constitute Confidential Information disclosed pursuant to this Agreement and will be subject to the terms of Article 8, with the confidentiality and non-use provisions of Article 8 applying retroactively to such Confidential Information from the date of disclosure. 13.3 Notices. Any notice or other communication required or permitted to be given by either Party under this Agreement will be in writing and will be effective when delivered if delivered by e-mail, hand, reputable courier service, or five (5) days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the other Party at the following addresses or such other address as may be designated by notice pursuant to this Section 13.3: 13.3.1 If to Autolus: c/o Autolus Therapeutics plc The Mediaworks 191 Wood Lane White City London

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -73- W12 7FPUnited Kingdom Attn: Chief Executive Officer Email: [***] with a copy, which will not constitute notice, to: Autolus Therapeutics plc The Mediaworks 191 Wood Lane White City London W12 7FP Attn: Blackstone Alliance Management Email: [***] 13.3.2 If to Blackstone: BXLS V – Autobahn L.P.101 Main Street, Suite 1210 Cambridge, MA 02142 United States of America Attn: Robert Liptak, Senior Managing Director Telephone: [***] Email: [***] with copies, which will not constitute notice, to: BXLS V – Autobahn L.P.101 Main Street, Suite 1210 Cambridge, MA 02142 United States of America Attn: Julie Constable Telephone: [***] Email: [***] Goodwin Procter, LLP 100 Northern Avenue Boston, MA 02210 U.S.A. Attn: Richard Hoffman Telephone: [***] Email: [***] 13.4 Force Majeure. Neither Party will be liable for any breach or delay in performance of any obligation under this Agreement to the extent caused by any of the following: military action or war (whether or not declared), terrorism, riot, fire, explosion, accident, flood, sabotage, changes in Applicable Laws, actions of Governmental Authorities, pandemics, earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, or other natural disasters, weather conditions, or any other

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -74- event beyond the reasonable control of such Party (each, a “Force Majeure Event”). The Party invoking this Section 13.4 must provide prompt written notice and full particulars of such event to the other Party and will use diligent and commercially reasonable efforts to mitigate the effects of any such force majeure event on such Party’s compliance with and performance under this Agreement. 13.5 Use of Names. Except as required by Applicable Law, neither Party will use the any other Party’s or any of its Affiliates’ names or trademarks (including the names of any Representatives, partners, managers, directors, board members, members, officers, funds, employees or agents of the other Party of its Affiliates and including the names or trademarks of any limited partners of Blackstone where applicable) in any promotional materials, advertising, marketing, endorsement, promotional or sales literature, publicity, public announcement or disclosure in any document employed to obtain funds or financing without the prior written consent of the other Party except as otherwise expressly permitted in this Agreement. Notwithstanding the foregoing, Blackstone, Blackstone Group and its and their Affiliates, may use the name, logos, and other insignia of Autolus in any “tombstone” or other advertisements, in its publications, marketing or promotional materials to existing and prospective investors and otherwise on the website or in other marketing materials of Blackstone, Blackstone Group or its and their Affiliates, as applicable, without Autolus’s prior approval. 13.6 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned in whole or in part by either Party, by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that without the prior written consent of the other Party: 13.6.1 any Party may assign this Agreement or its rights or obligations hereunder, in whole or in part, to any of its Affiliates (for so long as such entity remains an Affiliate) if such Party guarantees the performance of this Agreement by such Affiliate and such Affiliate expressly agrees to assume such performance, both guarantee and assumption in a writing in form and substance reasonably satisfactory to the other Party; and Autolus will remain liable to Blackstone for its obligations to Blackstone hereunder (and Blackstone will be entitled to seek recovery for any breach or default of an obligation hereunder from Autolus or from such Affiliate assignee); 13.6.2 each of Autolus and Parent may assign this Agreement in connection with any merger, consolidation or Change of Control and so long as, in connection with any merger or consolidation where Autolus or Parent, as applicable, is not the surviving entity, the surviving entity agrees in a writing to be bound by all the provisions of this Agreement as if such assignee were Autolus or Parent, as applicable, under this Agreement; and 13.6.3 [***] Blackstone may assign, sell, pledge, contribute or otherwise transfer, in whole or in part, its rights to receive the Revenue Share Payments and Sales Milestone Payments under this Agreement and the rights to audit and enforce such payment and reporting rights hereunder to any Third Party[***]. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that any assignment

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -75- or attempted assignment not in accordance with this Section 13.6 will be null and void ab initio and of no effect. Each Party will give notice to the other Party of any assignment for which consent of such other Party was not required promptly after the occurrence thereof. 13.7 Further Assurances. The Parties will execute such further reasonable documents and perform such further reasonable acts as may be necessary to comply with or more fully effectuate the terms of this Agreement. 13.8 Fees and Expenses. Each Party to this Agreement will bear its own costs and expenses, including attorneys’ fees and expenses, in connection with the closing of the transactions contemplated hereby. Following an Event of Default, Autolus will reimburse Blackstone for its costs and expenses (including legal fees) incurred in collecting the Autolus Obligations, enforcing Blackstone’s security interest in the Collateral, or in connection with any bankruptcy or insolvency proceeding commenced by or against Autolus. Further, following a breach of this Agreement by Autolus, Autolus will reimburse Blackstone for its costs and expenses (including legal fees) incurred in connection with the foregoing in respect of such breach. 13.9 Governing Law; Consent to Jurisdiction. This Agreement will be governed by, and all disputes arising under or in connection with this Agreement will be resolved in accordance with, the laws of the State of New York, exclusive of conflict or choice of law rules. Each Party hereby irrevocably and unconditionally consents to submit to the jurisdiction of any federal or state court in the State of New York (the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of New York, to appoint and maintain an agent in the State of New York as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above will have the same legal force and effect as if served upon such party personally within the State of New York. 13.10 Dispute Resolution by Executive Officers. The Parties recognize that disputes as to certain matters arising out of and relating to this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, prior to commencing any litigation, a Party will first refer any dispute regarding this Agreement to the Executive Officers for attempted resolution by good faith negotiations for a period of thirty (30) days running from the date the notice of such dispute is received. Any final decision mutually agreed to by the Executive Officers in writing will be conclusive and binding on the Parties. 13.11 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -76- TRANSACTION AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT EITHER PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY TRANSACTION AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. 13.13 Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCTS LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. THE PARTIES AGREE THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 13.13 WILL APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 13.13 WILL NOT LIMIT (A) AUTOLUS’S OBLIGATION TO PAY BLACKSTONE THE AMOUNTS SET FORTH IN ARTICLE 5 OR SECTION 12.3, OR (B) A PARTY’S LIABILITY RESULTING FROM SUCH PARTY’S (I) GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, (II) BREACH OF ARTICLE 8, OR (III) INDEMNIFICATION OBLIGATION PURSUANT TO SECTION 10.1. 13.14 Liquidated Damages. Any amount payable in accordance with Sections 12.3.5.2 and 12.5.1.1 of this Agreement or Section 1.2.1.1 of the U.S. Security Agreement (each such amount, the “Liquidated Damages Amount”) will be presumed to be equal to the liquidated damages sustained by Blackstone as a result of an Event of Default and/or termination of this Agreement, as applicable, and Autolus and the Guarantors agree that the Liquidated Damages Amount is reasonable under the circumstances currently existing. Autolus, the Guarantors and Blackstone expressly agree that (A) the Liquidated Damages Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Liquidated Damages Amount will be payable notwithstanding Blackstone’s actual damages, or the then prevailing market rates or other circumstances, at the time the Liquidated Damages Amount is due and payable, (C) Autolus and the Guarantors will be estopped hereafter from claiming differently than as agreed to in this Section 13.14, (D) the agreement of Autolus and the Guarantors to pay the Liquidated Damages Amount is a material inducement to Blackstone to enter into this Agreement and to provide the financing contemplated hereunder, and (E) the Liquidated Damages Amount represents a good faith, reasonable estimate and calculation of the lost profits or damages of Blackstone and that it would be impractical and extremely difficult to

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -77- ascertain the actual amount of damages to Blackstone or profits lost by Blackstone as a result of such Event of Default and/or termination of this Agreement, as applicable. AUTOLUS AND THE GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT BLACKSTONE'S COLLECTION OF THE LIQUIDATED DAMAGES AMOUNT. 13.15 Cumulative Remedies. Unless expressly set forth in this Agreement, all rights and remedies of the Parties, including all rights to payment, rights of termination, rights to injunctive relief, and other rights provided under this Agreement, will be cumulative and in addition to all other remedies provided for in this Agreement, in law, and in equity. 13.16 Relationship of the Parties; Independent Contractors. Nothing contained herein will be deemed to create a partnership, joint venture, or similar relationship between the Parties, including for tax purposes. Neither Party is the agent, employee, joint venturer, partner, franchisee, or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and will not, incur any obligations or responsibilities on behalf of the other Party. Notwithstanding anything to the contrary in this Agreement, each Party (and its officers, directors, agents, employees, and members) will not hold themselves out as employees, agents, representatives, or franchisees of the other Party or enter into any agreements on such Party’s behalf. 13.17 No Third Party Beneficiaries. This Agreement and the provisions herein are for the benefit of the Parties only, and are not intended to confer any rights or benefits to any Third Party. 13.18 Rights Reserved. No license or any other right is granted to either Party, by implication or otherwise, except as specifically set forth in this Agreement. All rights not exclusively granted to Blackstone are reserved to Autolus and its Affiliates. Notwithstanding any other provision of this Agreement to the contrary, and for clarity, no Intellectual Property or other proprietary rights Controlled by Autolus or any of its Affiliates will be assigned or licensed to Blackstone in connection with this Agreement. 13.19 Amendments; No Waiver. Unless otherwise specified herein, no amendment, supplement, or modification of this Agreement will be binding on either Party unless it is in writing and signed by both Parties. No delay or failure on the part of a Party in the exercise of any right under this Agreement or available at law or equity will be construed as a waiver of such right, nor will any single or partial exercise thereof preclude any other exercise thereof. All waivers must be in writing and signed by the Party against whom the waiver is to be effective. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the Party granting such waiver in any other respect or at any other time. 13.20 Severability. If any provision (or portion thereof) of this Agreement is determined by a court or arbitration to be unenforceable as drafted by virtue of the scope, duration, extent, or character of any obligation contained herein, it is the Parties’ intention that such provision (or portion thereof) will be construed in a manner designed to effectuate the purposes of such provision

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -78- to the maximum extent enforceable under such Applicable Law. The Parties will enter into whatever amendment to this Agreement as may be necessary to effectuate such purposes. 13.21 Entire Agreement. This Agreement, including all Exhibits hereto and the Transaction Agreements, contains the entire understanding of the Parties and supersedes, revokes, terminates, and cancels any and all other arrangements, understandings, agreements, term sheets, or representations and warranties, whether oral or written, between the Parties relating to the subject matter of this Agreement. 13.22 Covenant Not to Sue. Autolus will not, and will cause its Affiliates to not, commence or pursue, or aid any other Person in commencing or pursuing, any action or claim against Blackstone, its respective Affiliates, or any Investor with respect to the transactions contemplated by this Agreement; provided, however, the foregoing will not limit or restrict Autolus or its Affiliates from commencing or pursuing any action or claim against Blackstone in connection with a breach of Blackstone’s obligations to pay the amounts provided in Sections 3.1 and 3.2 in accordance with the terms of this Agreement or a breach of Blackstone’s confidentiality obligations under Article 8. 13.23 Counterparts. This Agreement will be executed in multiple counterparts, one (1) for each Party, which, taken together, will constitute one and the same agreement. This Agreement will not be binding on the Parties or otherwise effective unless and until executed by both Parties. 13.24 Construction. This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will not be construed in favor of or against any Party by reason of the authorship of any provisions hereof. ARTICLE 14 14.1 Guaranty; Limitation of Liability. 14.1.1 Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Autolus Obligations and all obligations of each other Guarantor now or hereafter existing under or in respect of the Transaction Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability will extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Guarantor to Blackstone under or in respect of the Transaction Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Guarantor. This Guaranty is and constitutes a guaranty of payment and not merely of collection. 14.1.2 Each Guarantor and Blackstone hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of bankruptcy law, the Uniform Fraudulent

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -79- Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors and Blackstone hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time will be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. 14.1.3 Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment will be required to be made to any Blackstone under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to Blackstone under or in respect of the Transaction Agreements. 14.2 Guaranty Absolute. The Guaranteed Obligations will not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, this Agreement or any other Transaction Agreement, any impossibility in the performance of any of the Guaranteed Obligations or otherwise (other than payment in full in cash of the Guaranteed Obligations). The obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Guarantor under or in respect of this Agreement or the other Transaction Agreements, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Autolus or any other Guarantor or whether Autolus or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty will be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: 14.2.1 any lack of validity or enforceability of any Transaction Agreement or any agreement or instrument relating thereto; 14.2.2 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Guarantor under or in respect of the Transaction Agreements, or any other amendment requested in writing or agreed to by any other Guarantor or waiver of or any consent to departure from any Transaction Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Autolus, any Guarantor or any of their Subsidiaries or otherwise; 14.2.3 any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations; 14.2.4 any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Guarantor under the Transaction Agreements or any other assets of any Guarantor or any of its Subsidiaries;

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -80- 14.2.5 any change, restructuring or termination of the corporate structure or existence of any Guarantor or any of its Subsidiaries; 14.2.6 any failure of Blackstone to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Guarantor now or hereafter known to Blackstone (each Guarantor waiving any duty on the part of Collateral Agent and Blackstone to disclose such information); 14.2.7 the failure of any other Person to execute or deliver this Agreement, any other Transaction Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or 14.2.8 any other circumstance or any existence of or reliance on any representation by Blackstone that might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other guarantor or surety, other than the defense of full payment and performance. 14.2.9 This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Blackstone or any other Person upon the insolvency, bankruptcy or reorganization of Autolus or any other Guarantor or otherwise, all as though such payment had not been made. 14.3 Waivers and Acknowledgements. 14.3.1 Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Blackstone protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Guarantor or any other Person or any Collateral. 14.3.2 Each Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable law, any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. 14.3.3 Each Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by Blackstone that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Guarantors, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder. No other provision of this Guaranty will be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. -81- 14.3.4 Each Guarantor waives, to the fullest extent permitted by applicable law, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any such Guarantor, (ii) any right to enforce, or to participate in, any claim, right or remedy that Blackstone now has or may hereafter have against any Guarantor, and (iii) any benefit of, and any right to participate in, any Collateral now or hereafter held by Blackstone. 14.3.5 Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of Blackstone to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Autolus, any other Guarantor or any of their Subsidiaries now or hereafter known by Blackstone. 14.3.6 Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Transaction Agreements and that the waivers set forth in Section 14.3.5 and this Section 14.3.6 are knowingly made in contemplation of such benefits. 14.4 Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person will be referred to as a “Guarantor” and will become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” will also mean and be a reference to such Guarantor. 14.5 [***]. [Signature Page Follows]

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SIGNATURE PAGE TO THE CO-DEVELOPMENT AGREEMENT IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the Effective Date. AUTOLUS LIMITED By: /s/ Christian Itin Name: Christian Martin Itin Title: Director Date: November 6, 2021 AUTOLUS THERAPEUTICS PLC solely with respect to Section 5.10 and Section 6.1: By: /s/ Christian Itin Name: Christian Martin Itin Title: Chief Executive Officer Date: November 6, 2021

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SIGNATURE PAGE TO THE CO-DEVELOPMENT AGREEMENT IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the Effective Date. BXLS V – AUTOBAHN L.P. By: Blackstone Life Sciences Advisors L.L.C. on behalf of Blackstone Life Sciences Associates V (CYM) L.L.C. By: /s/ Robert Liptak Name: Robert Liptak Title: Chief Operating Officer Date: November 6, 2021

ACTIVE/115687690.3 LIST OF EXHIBITS AND SCHEDULES Exhibit A Guaranty Supplement Exhibit B AUTO1 Development Plan Exhibit C Executive Officers Exhibit D FELIX Study Protocol Exhibit E FELIX Study Timeline Exhibit F Form of Warrant Exhibit G Director Designation Letter Exhibit H Form of Security Agreement Exhibit I Stock Purchase Agreement Schedule 1.1.7 Agreed Security Principles Schedule 1.1.11 Description of AUTO1 Schedule 1.1.12 Description of AUTO1/22 Schedule 1.1.13 Description of AUTO1/22NG Schedule 1.1.16 Description of AUTO3 Schedule 1.1.82 Existing Licenses Schedule 1.1.87 [***] Schedule 1.1.132 Manufacturing Plan Schedule 1.1.147 Permitted Liens Schedule 3.2 Additional Payment Schedule Schedule 4.6.5 Expert Qualifications Schedule 6.1.1.2 Encumbrances - Restrictive Agreements Schedule 11.2.5 Litigation Schedule 11.2.8.2 Product Patents

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Exhibit A FORM OF GUARANTY SUPPLEMENT ________________ ____, 202__ BXLS V – Autobahn L.P. 101 Main Street, Suite 1210 Cambridge, MA 02142 United States of America Attn: Robert Liptak, Senior Managing Director Email: [***] With copy to: Attn: Julie Constable Email: [***] Reference is made to (i) that certain Collaboration and Financing Agreement dated as of November 6, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between AUTOLUS LIMITED, a limited company organized under the laws of England and Wales with registration number 09115837 (“Autolus”), and BXLS V – AUTOBAHN L.P., a Delaware limited partnership (“Blackstone”); (ii) this Guaranty Supplement (this “Guaranty Supplement”) and (iii) all other Guaranty Supplements executed by other Guarantors. The capitalized terms defined in the Agreement and not otherwise defined herein are used herein as therein defined. Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Guarantors absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and punctual payment when due and performance, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Guaranteed Obligations of Autolus and each Guarantor now or hereafter existing, including, without limitation, all Guaranteed Obligations under or in respect of the Transaction Agreements (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Guaranteed Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, and agrees to pay fees and expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel) incurred by Blackstone in enforcing any rights under this Guaranty Supplement. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Autolus and any and all Guarantors to Blackstone under or in respect of the Transaction Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Autolus and all Guarantors.

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. (b) The undersigned, and by its acceptance of the benefits of this Guaranty Supplement, Blackstone, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of any debtor relief law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to such Guarantor. To effectuate the foregoing intention, by acceptance of the benefits of this Guaranty Supplement, Blackstone and the undersigned hereby irrevocably agree that the obligations of the undersigned under this Guaranty Supplement at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Guaranty Supplement not constituting a fraudulent transfer or conveyance or subject to avoidance under debtor relief laws or any similar foreign, federal or state law, in each case applicable to such Guarantor. (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to Blackstone under this Guaranty Supplement, or any other guaranty by Autolus and each Guarantor pertaining to the Guaranteed Obligations, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and to Autolus, as applicable, so as to maximize the aggregate amount paid to Blackstone under or in respect of the Transaction Agreements. Section 2. Obligations Under the Transaction Agreement. The undersigned hereby agrees, as of the date first above written, to be bound to Transaction Agreements by all of the terms and conditions of the Transaction Agreements to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Agreement to a “Guarantor” shall also mean and be a reference to the undersigned. Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 11.2 of the Agreement to the same extent as each other Guarantor. Section 4. Covenants. The undersigned hereby agrees to be bound by the negative covenants set forth in the Agreement, including as set forth in Section 6.1.4, and the affirmative covenants set forth in the Agreement, including as set forth in Section 6.2, in each case, to the same extent as each other Guarantor. Section 5. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier, .pdf or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty Supplement. Section 6. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and all disputes arising under or in connection with this Guaranty Supplement will be resolved in accordance with, the law of the State of New York, exclusive of conflict or choice of law rules. Each Party hereby irrevocably and unconditionally consents to submit to the jurisdiction of any federal or state court in the State of New York (the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, waives any objection to the laying

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of New York, to appoint and maintain an agent in the State of New York as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above will have the same legal force and effect as if served upon such party personally within the State of New York (b) NOTHING IN THIS GUARANTY SUPPLEMENT OR IN THE AGREEMENT SHALL AFFECT ANY RIGHT THAT BLACKSTONE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY SUPPLEMENT OR THE AGREEMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST AUTOLUS OR EACH GUARANTOR OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT EITHER PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY TRANSACTION AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. [Remainder of page left intentionally blank]

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Very truly yours, [NAME OF GUARANTOR] By: Name: Title: Acknowledged and Agreed, BXLS V -AUTOBAHN L.P. By: Name: Title: [Signature Page to the Guaranty Supplement]

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Exhibit F Form of Warrant [Filed Separately]

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Exhibit G Director Designation Letter

258853627 v3 1 PRIVATE AND CONFIDENTIAL Bill Young c/o BXLS V – Autobahn L.P. 101 Main Street, Suite 1210 Cambridge, MA 02142 United States of America November 6, 2021 Dear Mr. Young, Letter of Appointment The board of directors (the “Board”) of Autolus Therapeutics plc (the “Company”) is pleased that you have consented to join the Board as non-executive director. This letter sets out the main terms of your appointment. If you are unhappy with any of the terms, or need any more information, please let me know. By accepting this appointment, you agree that this letter is a contract for services and is not a contract of employment and you confirm that you are not subject to any restrictions which prevent you from holding office as a director. 1. 1.1 1.2 1.3 1.4 APPOINTMENT Subject to the remaining provisions of this letter, your appointment will be for an initial term commencing on November 6, 2021 and ending upon the conclusion of the Company’s annual general meeting held in 2024 (the “Initial Term”) unless you cease to be a director for any reason during the Initial Term (including under paragraphs 1.5, 1.6 or 1.7 of this letter). At the end of the Initial Term, you are required to retire and, subject to the Articles (as defined below), may seek re-election at a general meeting of the Company’s shareholders. Your appointment is subject to the Company's articles of association, as amended from time to time (the “Articles”). Nothing in this letter will be taken to exclude or vary the terms of the Articles as they apply to you as a director of the Company. Continuation of your appointment is contingent on your continued satisfactory performance and any relevant statutory provisions relating to removal of a director. You may be required to serve on one or more Board committees. You will be provided with the relevant terms of reference on your appointment to such a committee. You also may be asked to serve as a non-executive director on the board of any of the Company’s subsidiaries or joint ventures, or as senior independent director. Any such appointment will be covered in a separate communication.

258853627 v3 2 1.5 Notwithstanding paragraph 1.1 to paragraph 1.4, the Company may terminate your appointment with immediate effect at any time and without compensation in the event that the Board (acting reasonably) considers that you have: (a) committed a material breach of your obligations under this letter; (b) committed any serious or repeated breach or non-observance of your obligations to the Company (which include an obligation not to breach your statutory, fiduciary or common-law duties); (c) been guilty of any fraud or dishonesty or acted in any manner which, in the Company's reasonable opinion, brings or is likely to bring you or the Company into disrepute or is materially adverse to the Company's interests; (d) been convicted of an arrestable criminal offence (other than a road traffic offence for which a fine or non-custodial penalty is imposed); (e) been declared bankrupt or have made an arrangement with or for the benefit of your creditors, or if you have a county court administration order made against you under the County Court Act 1984; (f) been disqualified from acting as a director; or (g) not complied with the Company’s anti-corruption and bribery policy and procedures from time to time in force or the Bribery Act 2010. 1.6 Subject to paragraphs 1.5 and 1.7, your appointment may be terminated at any time by: (a) you or the Board giving 3 months’ notice in writing; or (b) the Company in accordance with the Articles. 1.7 Your appointment will terminate immediately if you: (a) are removed as a director by resolution passed at a general meeting of the Company; or (b) cease to be a director pursuant to any provision of the Articles. 1.8 On termination of your appointment, you will, at the Company's request, resign from your office as director of the Company and any offices you hold in any of the Company's group companies. 1.9 If matters arise which cause you concern about your role, you should discuss these matters with the chairman. If you have any concerns which cannot be resolved, and you choose to resign for that, or any other, reason, you should provide an appropriate written statement to the chairman for circulation to the Board. 2. TIME COMMITMENT 2.1 You will be expected to devote such time as is necessary for the proper performance of your duties. This may include attendance at quarterly Board and committee meetings, meetings with the non- executive directors, meetings with shareholders, and such other reasonable duties as may be required. Some of these meetings may involve overseas travel. In addition, you will be required to review and

258853627 v3 3 consider all relevant documents and information provide to you before each meeting. Unless urgent and unavoidable circumstances prevent you from doing so, it is expected that you will attend the meetings outlined in this paragraph. 2.2 The nature of the role makes it impossible to be specific about the maximum time commitment. You may be required to devote additional time to the Company in respect of preparation time and ad hoc matters which may arise and particularly when the Company is undergoing a period of increased activity. At certain times it may be necessary to convene additional Board, committee or shareholder meetings. 2.3 The overall time commitment will increase if you become a committee member or chair of such committee, or if you are given additional responsibilities, such as being appointed the senior independent director, or non-executive director on the boards of any of the Company's group companies. 2.4 By accepting this appointment, you confirm that, taking into account all of your other commitments, you are able to allocate sufficient time to the Company to discharge your responsibilities effectively. You should consult with the chairman before accepting additional commitments that might affect the time you are able to devote to your role as a non-executive director of the Company. 3. ROLE AND DUTIES 3.1 The Board as a whole is collectively responsible for the success of the Company. The Board's role is to: (a) provide entrepreneurial leadership of the Company within a framework of prudent and effective controls which enable risk to be assessed and managed; (b) set the Company’s strategic aims, ensure that the necessary financial and human resources are in place for the Company to meet its objectives, and review management performance; and (c) set the Company’s values and standards and ensure that its obligations to its shareholders and others are understood and met. 3.2 As a non-executive director, you will have the same general legal responsibilities to the Company as any other director. You are expected to perform your duties (whether statutory, fiduciary or common law) faithfully, diligently and to a standard commensurate with the functions of your role and your knowledge, skills and experience. 3.3 You will exercise your powers in your role as a non-executive director having regard to relevant obligations under prevailing law and regulation, including the Companies Act 2006, the UK Listing Authority’s Listing, Prospectus, and Disclosure and Transparency Rules and/or the listing standards (the “Listing Standards”) of the Nasdaq Stock Market (“Nasdaq”) and the U.S. Securities and Exchange Commission (the “SEC”) requirements (in each case to the extent applicable) or other laws applicable to the Company from time to time as may be notified to you.

258853627 v3 4 3.4 You will have particular regard to the general duties of directors in Part 10 of the Companies Act 2006, including the duty to promote the success of the Company under which all directors must act in the way they consider, in good faith, would be most likely to promote the success of the Company for the benefit of its members as a whole. In doing so, as a director, you must have regard (among other matters) to: (a) the likely consequences of any decision in the long term; (b) the interests of the Company's employees; (c) the need to foster the Company's business relationships with suppliers, customers and others; (d) the impact of the Company's operations on the community and the environment; (e) the desirability of the Company maintaining a reputation for high standards of business conduct; and (f) the need to act fairly as between the members of the Company. 3.5 In your role as a non-executive director, you will also be required to: (a) constructively challenge and help develop proposals on strategy; (b) scrutinise the performance of management in meeting agreed goals and objectives and monitor the reporting of performance; (c) satisfy yourself on the integrity of financial information and that financial controls and systems of risk management are robust and defensible; (d) be responsible for determining appropriate levels of remuneration of executive directors and have a prime role in appointing and, where necessary, removing senior management and in succession planning; (e) devote time to developing and refreshing your knowledge and skills; (f) uphold high standards of integrity and probity and support the chairman and executive directors in instilling the appropriate culture, values and behaviours in the boardroom and beyond; (g) insist on receiving high-quality information sufficiently in advance of Board meetings; (h) take into account the views of shareholders and other stakeholders where appropriate; (i) make sufficient time available to discharge your responsibilities effectively; (j) exercise relevant powers under, and abide by, the Articles; (k) disclose the nature and extent of any direct or indirect interest you may have in any matter being considered at a Board or committee meeting and, except as permitted under the Articles you will not vote on any resolution of the Board, or of one of its committees, on any matter where you have any direct or indirect interest; (l) immediately report your own wrongdoing or the wrongdoing or proposed wrongdoing of any employee or other director of the Company of which you become aware; (m) exercise your powers as a director in accordance with the Company's policies and procedures, internal control framework and the Bribery Act 2010; and

258853627 v3 5 (n) not do anything that would cause you to be disqualified from acting as a director. 3.6 Unless the Board specifically authorises you to do so, you will not enter into any legal or other commitment or contract on behalf of the Company. 3.7 You will be entitled to request all relevant information about the Company's affairs as is reasonably necessary to enable you to discharge your responsibilities as a non-executive director. 4. FEES AND EXPENSES 4.1 You will be compensated for your services in accordance with the Company’s Non-Executive Director Compensation Policy, which will be reviewed from time to time by the Board, or a committee of the Board. 4.2 The Company will reimburse you for all reasonable and properly documented expenses that you incur in performing the duties of your office. The procedure and other guidance in respect of expense claims is available from the General Counsel. 4.3 On termination of your appointment, you will only be entitled to such fees as may have accrued to the date of termination, together with reimbursement in the normal way of any expenses properly incurred before that date. 5. INDEPENDENT PROFESSIONAL ADVICE In some circumstances you may consider that you need professional advice in the furtherance of your duties as a director and it may be appropriate for you to seek advice from independent advisers at the Company’s expense. Subject to you securing the prior written consent of the Board to such advice, the Company will reimburse you for the reasonable costs of obtaining independent professional advice where necessary in the furtherance of your responsibilities as a director of the Company. Any such advice should be obtained in accordance with any procedure or policy adopted from time to time by the Company. If appropriate you should seek independent professional advice jointly with any other director of the Company whose interest are the same as yours. Any claims for reimbursement should be accompanied by valid written evidence. 6. OUTSIDE INTERESTS 6.1 You have already disclosed to the Board the commitments you have outside your role in the Company. You must inform the chairman in advance of any changes to these commitments. In certain circumstances, you may have to seek the Board's agreement before accepting further commitments which either might give rise to a conflict of interest or a conflict with any of your duties to the Company, or which might adversely impact the time that you are able to devote to your role at the Company. 6.2 It is accepted and acknowledged that you have business interests other than those of the Company and have declared any conflicts that are apparent at present. If you become aware of any further potential or actual conflicts of interest, these should be disclosed to the chairman and company

258853627 v3 6 secretary as soon as you become aware of them and again you may have to seek the agreement of the Board. 7. CONFIDENTIALITY 7.1 In this paragraph 7: (a) “Confidential Information” means information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, clients, customers, products, affairs and finances of the Company or any company with the Company’s group for the time being confidential to the Company or any company with the Company’s group and trade secrets including, without limitation, technical data and know-how relating to the business of the Company or any company with the Company’s group or any of its or their suppliers, clients, customers, agents, distributors, shareholders or management, including (but not limited to) secret formulae, processes, inventions or designs that you create, develop, receive or obtain in connection with your appointment, whether or not such information (if in anything other than oral form) is marked confidential. (b) “Copies” means copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information. 7.2 Without prejudice to your common law duties, you will not, either during your appointment or at any time after termination of your appointment, use any Confidential Information or disclose any Confidential Information to any third party, in either case limited only to the Confidential Information made available to you in your capacity as a director of the Company, except in the proper course of your duties, as authorised or required by law, or as authorised by the Board. The restrictions in this clause 7.2 do not apply to any Confidential Information which is or comes into the public domain other than through your unauthorised disclosure. 7.3 All Confidential Information and Copies made available to you in your capacity as a director of the Company will be the property of the Company and on termination of your appointment, or at the request of the Board, at any time during your appointment, you will: (a) hand over all Confidential Information or Copies; (b) irretrievably delete any Confidential Information (including any Copies) stored on any magnetic or optical disk or memory, including personal computer networks, personal e-mail accounts or personal accounts on websites, and all matter derived from such sources which is in your possession or under your control outside the Company's premises; and (c) provide a signed statement that you have complied fully with your obligations under this paragraph 7.

258853627 v3 7 7.4 Nothing in this paragraph 7 will prevent you from disclosing information which you are entitled to disclose under the Public Interest Disclosure Act 1998, provided that the disclosure is made in accordance with the provisions of that Act and you have complied with the Company's policy from time to time in force regarding such disclosures. 8. INSIDE INFORMATION AND DEALING IN THE COMPANY'S SHARES 8.1 Your attention is drawn to the requirements under both law and regulation as to the disclosure of inside information, in particular to the Market Abuse Regulation (596/2014/EU), U.S. federal insider trading rules and regulations and section 52 of the Criminal Justice Act 1993 on insider dealing (in each case to the extent applicable). You should avoid making any statements that might risk a breach of these requirements. If in doubt, please contact the chairman. 8.2 During your period of appointment you are required to comply with the provisions of the Market Abuse Regulation (596/2014/EU), the Listing Standards of Nasdaq, SEC rules and regulations (in each case to the extent applicable) and any other applicable law or regulation that the Company may bring to your attention, together with any share dealing code relating to dealing in the Company’s or any company with the Company’s group’s publicly traded or quoted securities, and any such other code as the Company may adopt from time to time which sets out the terms for dealings by directors in the Company’s or any company with the Company’s group’s publicly traded or quoted securities. 9. REVIEW PROCESS The performance of individual directors and the whole Board and its committees is evaluated annually. If, in the interim, there are any matters which cause you concern about your role you should discuss them with the chairman as soon as you can. 10. INSURANCE The Company has directors’ and officers’ liability insurance and it intends to maintain such cover for the full term of your appointment. A copy of the policy document is available from the General Counsel. 11. CHANGES TO PERSONAL DETAILS You will advise the Company promptly of any change in your address or other personal contact details. 12. RETURN OF PROPERTY On termination of your appointment with the Company, or at any time at the Board's request, you will immediately return to the Company Confidential Information, Copies and all other documents, records, papers or other property belonging to the Company or any company in the Company's group which may be in your possession or under your control, and which relate in any way to the Company's or a group company's business affairs and you will not retain any copies thereof.

258853627 v3 8 13. INTELLECTUAL PROPERTY 13.1 In this paragraph 13: (a) "Invention" means any know how, technique, process, improvement, invention or discovery (whether patentable or not) which you (whether alone or with any other person) make, conceive, create, develop, write, devise or acquire at any time during your appointment, and in your capacity, as a director of the Company, and which relates directly or indirectly to the business of the Company or any company within the Company’s group; and (b) "Works" means all works including without limitation all copyright works or designs originated, conceived, developed or written by you alone or with others during your appointment, and in your capacity, as a director of the Company, and which relate to the business of the Company or any company within the Company’s group. 13.2 You will promptly disclose to the Company full details of any Invention and/or Works (including, without limitation, any and all computer programs, photographs, plans, records, drawings and models) which you (whether alone or with any other person) make, conceive, create, develop, write, devise or acquire on behalf of the Company or in your capacity as a director of the Company, at any time during your appointment as a director of the Company. You will treat all Inventions and Works as Confidential Information. 13.3 To the extent not already vested in the Company and/or any company within the Company’s group by operation of law, you: (a) will hold any Invention and/or Work on trust for the Company until any rights to such Invention and/or Work have been fully and absolutely vested in the Company in accordance with the remaining provisions of this paragraph 13; (b) will subject to clauses 39-43 of the Patents Act 1977 assign to the Company all patents and rights to apply for patents or other appropriate forms of protection in each Invention made, conceived, created, developed, written, devised or acquired by you on behalf of the Company or in your capacity as a director of the Company throughout the world; (c) hereby assign by way of present and future assignment all copyright, design rights and other proprietary intellectual property rights (if any) for their full terms throughout the world in respect of the Works made, conceived, created, developed, written, devised or acquired by you on behalf of the Company or in your capacity as a director of the Company; (d) will execute any document necessary to assign to the Company any rights referred to under this paragraph 13 and at the reasonable request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires) to vest such rights in the Company including without limitation applying and joining in with the Company in applying for any protection for or registration of any such rights to enable the Company and/or its nominee to obtain the full benefit and/or substantiate the rights of the Company under paragraphs (a), (b) and (c). 13.4 You acknowledge and agree that the patenting and exploitation of any Invention will be at the sole discretion of the Company.

258853627 v3 9 13.5 You hereby irrevocably waive any moral rights in all works prepared by you, in the provision of your services to the Company, to which you are now or may at any future time be entitled under Chapter IV of the Copyright Designs and Patents Act 1988 or any similar provisions of law in any jurisdiction, including (but without limitation) the right to be identified, the right of integrity and the right against false attribution, and agree not to institute, support, maintain or permit any action or claim to the effect that any treatment, exploitation or use of such works or other materials, infringes your moral rights 14. DATA PROTECTION 14.1 By signing this letter you acknowledge that the Company may hold and process data about you for legal, personnel, administrative and management purposes and in particular, may process any sensitive personal data relating to you including, as appropriate: (a) information about your physical or mental health or condition in order to monitor sickness absence and take decisions as to your fitness to perform your duties; or (b) your racial or ethnic origin or religious or similar beliefs in order to monitor compliance with equal opportunities legislation; or (c) information relating to any criminal proceedings in which you have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties. 14.2 You acknowledge that the Company may make such information available to any of its group companies, those who provide products or services to the Company or any company in the Company's group (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or the business in which you work. 14.3 You also acknowledge that such information may be transferred to the Company's or any group company's business contacts outside the European Economic Area in order to further their business interests even where the country or territory in question does not maintain adequate data protection standards. 14.4 You will comply with the Company's data protection policy, a copy of which is available upon request. 14.5 The Company may change its data protection policy at any time and will notify you in writing of any changes. 15. THIRD PARTY RIGHTS No one other than you and the Company will have any rights to enforce the terms of this letter. 16. ENTIRE AGREEMENT 16.1 This letter constitutes the entire terms and conditions of your appointment and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between you and the Company, whether written or oral, relating to its subject matter.

10 16.2 You agree that you will have no remedies in respect of any representation, assurance or warranty (whether made innocently or negligently) that is not set out in this letter and you will not have any claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this letter. 17. VARIATION No variation of this letter will be effective unless it is in writing and signed by you and the Company (or respective authorised representatives). 18. GOVERNING LAW AND JURISDICTION Your appointment with the Company and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) will be governed by and construed in accordance with the law of England and Wales and you and the Company irrevocably agree that the courts of England and Wales will have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this appointment or its subject matter or formation (including non- contractual disputes or claims). Please indicate your acceptance of these terms by signing and returning the attached copy of this letter to me. Yours sincerely Christian Itin Director and Chief Executive Officer Autolus Therapeutics plc

I confirm and agree to the terms of my appointment as a non-executive director of Autolus Therapeutics plc as set out in this letter. Signed: William Young Date: DocuSign Envelope ID: 8EE1A838-537D-445C-9C47-AAECCECE65EA November 6, 2021

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Exhibit H Form of Security Agreement

256489029 v9 Execution Version SECURITY AGREEMENT THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2021 by and between Autolus Limited, a limited company organized under the laws of England and Wales with registration number 09115837 and its registered address at Forest House 58 Wood Lane, London, England, W12 7RZ (“Autolus”) and BXLS V – Autobahn L.P., a Delaware limited partnership (“Blackstone”). Each of Autolus and Blackstone, may be referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS: A. Autolus and Blackstone are parties to that certain Collaboration and Financing Agreement (the “Financing Agreement”; capitalized terms used but not defined herein have the meanings set forth in the Financing Agreement) of even date herewith. B. Autolus has agreed pursuant to the terms of the Financing Agreement to enter into this Agreement, under which Autolus grants to Blackstone a security interest in and to the Collateral as security for the due performance and payment of all of Autolus’s obligations to Blackstone under the Financing Agreement. AGREEMENT: NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Autolus and Blackstone, with intent to be legally bound hereby, covenant and agree as follows: 1.1 Security Interest. 1.1.1 Grant. As security for the prompt payment and performance in full when due of the Autolus Obligations, Autolus hereby pledges and grants to Blackstone, effective upon the Effective Date, a Lien on and a continuing security interest in and to, all of Autolus’s right, title and interest (excluding any leasehold interest) in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (a) Autolus Intellectual Property; (b) the Financing Account and all rights (contractual and otherwise and whether constituting accounts, contract rights, financial assets, cash, investment property or general intangibles) arising under, connected with or in any way related to the Financing Account; (c) the Revenue Share Payment Account and all rights (contractual and otherwise and whether constituting accounts, contract rights, financial assets, cash, investment property or general intangibles) arising under, connected with or in any way related to the Revenue Share Payment Account; (d) all assets or property of Autolus related to or arising from the Collaboration Products in any B-cell Malignancy or the AUTO1 Franchise Products in any

256489029 v9 indication other than a B-cell Malignancy, including all such Inventory, Accounts, rights to International Nonproprietary Names (INN), Trademarks, Information, INDs, NDAs, Regulatory Approvals, copies of correspondence with Regulatory Authorities, and contracts, in each case that are reasonably necessary for the Development, Commercialization, Manufacture, formulation, use, or sale of the Collaboration Products in any B-cell Malignancy or of the AUTO1 Franchise Products in any indication other than a B-cell Malignancy; and (e) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Autolus from time to time with respect to any of the foregoing; provided, that no Excluded Property will constitute Collateral. 1.1.2 Collateral Exclusions. Anything herein or in any other Transaction Agreement to the contrary notwithstanding, in no event will the Collateral include, and Autolus will not grant and will not be deemed to have granted a security interest in, the following (collectively, “Excluded Property”): (a) Intellectual Property that is not Autolus Intellectual Property; (b) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock (or the equivalent thereof) owned by Autolus of any foreign Subsidiary (other than an Eligible Foreign Subsidiary) which shares entitle the holder thereof to vote for directors or any other matter; (c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); (d) any Excluded Accounts; (e) any interest in real property, equipment and fixtures; and (f) any property to the extent that such grant of security interest is prohibited by any Applicable Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent (other than the consent of an Affiliate of Autolus) not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property (provided Autolus will use commercially reasonable efforts to obtain such consent), except to the extent that such Applicable Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code in effect in any applicable jurisdiction (or any successor provision or provisions); provided, however, that such security interest will attach immediately at such time as such Applicable Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, will attach immediately to any portion of the Collateral that does not result in such consequences; provided, further that exclusions referred to in this clause (g) will not apply to any Proceeds of any such Collateral.

256489029 v9 1.1.3 Releases of Security Interest. 1.1.3.1 This Agreement will create a continuing security interest in the Collateral which will remain in effect until, and will automatically terminate, without further action by any Party upon, the earlier of (a) the Release Time or (b) any termination of the Financing Agreement pursuant to Article 12 thereof and the payment of all amounts specified as payable upon such termination (other than any amounts payable upon resumption of Development and Commercialization pursuant to Section 12.3.2 of the Financing Agreement), whereupon Blackstone’s Liens in the Collateral and all rights of Blackstone in the Collateral will automatically terminate hereunder and all such rights to the Collateral will revert to Autolus. Further, upon any disposition of property permitted by the Financing Agreement, the Liens granted herein and otherwise in connection with this Agreement or the Financing Agreement will be deemed to be automatically released and such property will automatically revert to Autolus with no further action on the part of any Person. 1.1.3.2 Upon any termination of the Liens hereunder, Blackstone will, at Autolus’s expense with respect only to actions (a) in the United States, United Kingdom, France, Germany, Canada and Italy or (b) with respect to prior actions taken pursuant to Section 1.1.5, execute and deliver to Autolus or otherwise authorize the filing of such documents as Autolus will reasonably request, including financing statement amendments, Deposit Account control agreement terminations and IP security agreement terminations, to evidence such termination. In addition, upon request by Autolus, (x) in connection with any Permitted Licensing Transaction or other license not prohibited by the Financing Agreement, Blackstone will enter into non-disturbance or similar agreements with the applicable licensee in form and substance reasonably satisfactory to Blackstone, the applicable licensee and Autolus, and (y) after Autolus obtains the first Regulatory Approval by the FDA of the Lead Product, in connection with any Permitted Indebtedness contemplated by clause (l) of the definition thereof (or any Permitted Refinancing Indebtedness in respect thereof), Blackstone will enter into an intercreditor agreement with the lender(s), or agent(s) thereof, on terms and conditions reasonably acceptable to Blackstone and Autolus providing for the subordination of Blackstone’s security interest granted hereunder in all Deposit Accounts and Securities Accounts (other than the Financing Account and the Revenue Share Payment Account), Cash (other than Cash in the Financing Account and the Revenue Share Payment Account), Inventory, Accounts, Supporting Obligations, books, records and Proceeds of the foregoing to the Liens securing such Permitted Indebtedness and other terms customary for first lien/second lien intercreditor agreements between parties similar to Blackstone and the applicable lender (or agent thereof) under similar circumstances (a “Permitted Intercreditor Agreement”). 1.1.4 Authorization to File Financing Statements. Autolus hereby irrevocably authorizes Blackstone to file, at its own expense (subject to the proviso at the end of this sentence), on or at any time from time to time after the Effective Date, and Autolus will execute and deliver to Blackstone (as applicable), financing statements, amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the Collateral constituting Autolus Intellectual Property, notices and other documents and instruments, in form satisfactory to Blackstone as Blackstone may reasonably request, to perfect and continue perfection, maintain the priority of, enforce or protect the priority of, or provide notice of Blackstone’s security interest in the Collateral and to accomplish the purpose of

256489029 v9 this Agreement and the Financing Agreement, without notice to Autolus, in all jurisdictions determined by Blackstone to be necessary or appropriate (which will be at least all Major Market Countries), including any jurisdiction to which Collateral is transferred; provided, that (a) Autolus will solely be responsible for any expenses for any such actions or filings that take place in: (i) the United States, United Kingdom, France, Germany, Canada, Italy and with respect to any Guarantor not organized or incorporated in the foregoing jurisdictions, the jurisdiction of organization or incorporation of such Guarantor and (ii) any jurisdiction into which Autolus or a Guarantor transfers the location of Collateral (other than in connection with any Intellectual Property registrations or filings or sales of Inventory) previously perfected in the jurisdictions of subsection (a)(i), (b) any such filings will be subject to the Agreed Security Principles and (c) Blackstone will deliver prompt written notice to Autolus of any such filings. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Blackstone may determine, in its commercially reasonable discretion, is necessary or advisable to ensure the perfection of the security interest granted or purported to be granted in the Collateral to Blackstone herein. Autolus hereby irrevocably authorizes Blackstone to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement, Intellectual Property security agreements and any other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted or purported to be granted in the Collateral to Blackstone, without the signature of Autolus where permitted by law, and naming Autolus as debtor, and Blackstone as secured party. 1.1.5 Transfer of Collateral. If, prior to the Release Time, Autolus sells, contributes or otherwise transfers its right, title and interest in, to and under any Collateral to any Subsidiary, Autolus will, at Autolus’s expense, subject to the Agreed Security Principles, (a) prior to such sale, contribution, or other transfer, notify Blackstone of such transaction and cause such Subsidiary to become a Guarantor by executing and delivering to Blackstone a Guaranty Supplement and (b) prior to or thereafter from time to time, execute and cause such Subsidiary to execute such other security agreements, charges and pledges and take such further action as is reasonably requested by Blackstone to perfect or continue Blackstone’s security interest in such Collateral, including actions required under the applicable jurisdiction of such Subsidiary (subject to the Agreed Security Principles); provided that the foregoing will not apply to the Platform IP License, any non-exclusive license, or any Regulatory Approvals for Commercialization of a Collaboration Product on behalf of Autolus. 1.1.6 Execution of Additional Security Agreements and Other Further Assurances. Autolus will, and will cause each of the Guarantors, upon request of Blackstone from time to time hereafter, subject to the Agreed Security Principles and Section 1.1.4, promptly execute and deliver (or cause any Affiliate to execute and deliver) such security agreements, Deposit Account control agreements, securities account control agreements and other agreements, instruments and documents and take such further action, as reasonably required or desired to maintain, perfect or continue the perfection of Blackstone’s Lien on the Collateral or to effect the purposes of this Agreement and the Financing Agreement; provided, however, if a Guarantor is a licensee or sublicensee under the Platform IP License, the Collateral for purposes of this Section 1.1.6 and with respect to such Guarantor shall not include such Guarantor’s right, title and interest in, to and under the Platform IP License as a licensee or sublicensee thereunder.

256489029 v9 1.1.7 Agreed Security Principles. Notwithstanding anything to the contrary herein or in any other Transaction Agreement, actions to grant or perfect any security interests in jurisdictions outside the United States will be subject to the Agreed Security Principles; provided, that in the event of any conflict between the terms of the English Law Security Agreement and the Agreed Security Principles, the terms of the English Law Security Agreement will prevail. 1.2 Specified Rights and Remedies, Etc. 1.2.1 If, prior to the Release Time, an Event of Default has occurred and is continuing, then without prejudice to any other remedies that Blackstone or its designees may have, Blackstone, in its sole discretion, will have the right, without notice or demand, but subject to the terms of the proviso to Section 12.3.5.1(b)(ii) of the Financing Agreement in the case of an Event of Default pursuant to Section 12.3.5.1(b)(ii) of the Financing Agreement, to do any or all of the following: 1.2.1.1 declare immediately due and payable an amount equal to the lesser of (x) the Funded Amount plus, as liquidated damages for the other amounts payable to Blackstone under or in connection with the Financing Agreement, an amount equal to two hundred percent (200%) of the Funded Amount and (y) the excess of the Aggregate Cap over the Cumulative Payments as of immediately prior to such declaration; 1.2.1.2 exercise its rights under or in connection with the Collateral (including foreclosing upon or selling or otherwise liquidating the Collateral); 1.2.1.3 to the extent permitted by Applicable Law, commence and prosecute an insolvency proceeding or consent to Autolus commencing any insolvency proceeding; 1.2.1.4 to the extent permitted by Applicable Law, notify the account debtors or obligors under any Accounts constituting Collateral of the assignment of such Accounts to Blackstone, verify the amounts payable thereunder and direct such account debtors or obligors to make payment of all amounts due or to become due to Autolus thereunder directly to Blackstone, enforce collection of any Accounts constituting Collateral and adjust, settle or compromise disputes and claims directly with any account debtors or obligors for amounts and on terms and in any order that Blackstone considers advisable; 1.2.1.5 make any payments and do any acts it considers necessary or reasonable to protect the Collateral or its security interest in the Collateral; 1.2.1.6 to the extent permitted by Applicable Law, ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, or advertise for sale the Collateral; 1.2.1.7 with respect to the Financing Account and the Revenue Share Payment Account, to the extent permitted by Applicable Law, (i) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to the Bank Acknowledgement or other similar agreements providing control of the Financing Account and (ii) may apply the balance from the Financing Account or instruct the bank at which such Deposit

256489029 v9 Account is maintained to pay the balance of such Deposit Account to or for the benefit of Blackstone. 1.2.1.8 to the extent permitted by Applicable Law, demand and receive possession of Autolus books and records, records regarding Autolus assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information; 1.2.1.9 to the extent permitted by Applicable Law, appoint a receiver to seize, manage and realize on any of the Collateral, and such receiver will have any right and authority as any competent court will grant or authorize in accordance with any Applicable Law; or 1.2.1.10 exercise all rights and remedies available to Blackstone under this Agreement, the Financing Agreement or at law or equity, including all remedies provided under UCC (including disposal of the Collateral pursuant to the terms thereof). 1.2.2 Marshalling. Blackstone will have no obligation to marshal any of the Collateral. 1.2.3 Access to Collateral. Prior to the Release Time, solely if an Event of Default has occurred and is continuing and to the extent permitted by Applicable Law, upon request by Blackstone and at the sole cost and expense of Autolus, Autolus will assemble the Collateral as directed by Blackstone and make it available to Blackstone at such location as Blackstone reasonably designates and Blackstone may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Autolus hereby grants Blackstone an irrevocable license to enter and occupy any of its premises, without charge, to exercise any of Blackstone’s rights or remedies pursuant to this Section 1.2. 1.2.4 Licenses Related to Collaboration Products. For the purpose of enabling Blackstone to exercise rights and remedies under this Agreement (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), Autolus hereby grants to Blackstone, an irrevocable (until the earlier of the Release Time and the last day of the Term, as applicable), nonexclusive, assignable license (which license may be exercised only upon the occurrence and during the continuance of an Event of Default), without payment of royalty, return on net sales, revenue share or other compensation to Autolus or any of its subsidiaries, including the right to practice, use, sublicense or otherwise exploit, solely in connection with the Collaboration Products or other items in the Collateral, any Autolus Intellectual Property, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks will be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such

256489029 v9 Trademarks; provided, further, that nothing in this Section 1.2.4 will require Autolus to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by this Agreement or the Financing Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to Autolus. Notwithstanding anything to the contrary herein, such license will be exercisable solely upon and during the continuation of an Event of Default prior to the Release Time and solely for the purpose of enabling Blackstone to exercise rights and remedies hereunder; provided that the foregoing license granted to Blackstone by Autolus will be subject to any license, sublicense or other transaction entered into by Autolus prior to the Event of Default; provided that any license, sublicense or other transaction entered into by Blackstone in accordance with the provisions of this Agreement or the Financing Agreement will be binding upon Autolus, notwithstanding any subsequent cure of an Event of Default. 1.2.5 Non-Disturbance with Platform IP License. If, prior to the Release Time, an Event of Default has occurred and is continuing and Blackstone elects to exercise its rights under Section 1.2, the Parties agree that (i) any transfer of Autolus’s rights in the Platform IP License Autolus Intellectual Property to Blackstone or any other Person, whether upon foreclosure, sale pursuant to a bankruptcy or insolvency proceeding or otherwise, shall be subject to, and not free and clear of, the licensee’s rights under the Platform IP License, and (ii) none of the licensee’s rights thereunder shall be discharged, waived, modified, impaired or terminated solely as a result of a transfer of the Autolus Intellectual Property. 1.2.6 Power of Attorney. To the extent permissible under Applicable Law, Autolus hereby irrevocably appoints Blackstone as its lawful attorney-in-fact with full authority in the place and stead of Autolus and in the name of Autolus, Blackstone or otherwise, from time to time in Blackstone’s sole discretion following an Event of Default prior to the Release Time and in connection with the exercise by Blackstone of its rights and remedies under this Agreement and the other Transaction Agreements, to take any action and to execute any instrument that Blackstone may deem necessary or advisable to accomplish the purposes of this Agreement or the Financing Agreement, including, without limitation, (a) to endorse Autolus’s name on any checks or other forms of payment or security; (b) to sign Autolus’s name on any invoice or bill of lading for any account or drafts against account debtors; (c) to settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Blackstone determines reasonable; (d) to make, settle, and adjust all claims under Autolus’s insurance policies; (e) to pay, contest or settle any Lien charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) to transfer the Collateral into the name of Blackstone or a third party as the UCC or any Applicable Law permits. The foregoing appointment of Blackstone as Autolus’s lawful attorney-in-fact, and Blackstone’s rights and powers, are coupled with an interest and are irrevocable, until indefeasible payment in full in cash of all Autolus Obligations. 1.2.7 Protective Payments. If an Event of Default has occurred and is continuing prior to the Release Time, if Autolus fails to pay any amount which Autolus is obligated to pay to a Third Party with respect to the Collateral, Autolus may request that Blackstone may make such payment on its behalf, and all amounts so paid by Blackstone will be secured by the Collateral and deemed to be Subsequent Tranche Payments for the purposes of this agreement. No

256489029 v9 such payments by Blackstone will be deemed or otherwise construed to constitute an agreement to make similar payments in the future or the waiver of any Event of Default by Blackstone. 1.2.8 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement or the Financing Agreement, the proceeds of any sale of, or other realization upon all or any part of the Collateral will be applied, first, to reimburse Blackstone for all Remedy Expenses, and, second, to payment of all of Autolus’s payment obligations under the Financing Agreement. 1.2.9 Sales on Credit. If Blackstone sells any of the Collateral upon credit, Autolus will be credited only with payments actually made by purchaser and received by Blackstone and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Blackstone may resell the Collateral and Autolus will be credited with proceeds of the sale. 1.2.10 Liability for Collateral. So long as Blackstone employs reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Blackstone, (i) Blackstone will not be liable or responsible for: (A) the safekeeping of the Collateral; (B) any loss or damage to the Collateral; (C) any diminution in the value of the Collateral; or (D) any act or default of any carrier, warehouseman, bailee, or other Person; and (ii) Autolus will bear all risk of loss, damage or destruction of the Collateral. Blackstone will be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Blackstone accords its own property. 1.2.11 No Waiver; Remedies Cumulative. The failure by Blackstone, at any time or times, to require strict performance by Autolus of any provision of this Agreement or the Financing Agreement will not waive, affect, or diminish any right of Blackstone thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder or thereunder will be effective unless signed by Blackstone and then will only be effective for the specific instance and purpose for which it is given. The rights and remedies of Blackstone under this Agreement are cumulative. Blackstone has all rights and remedies provided under the UCC, any Applicable Law, by law, or in equity. The exercise of one right or remedy by Blackstone is not an election, and the waiver of any Payment Breach or other Event of Default by Blackstone is not a continuing waiver. Any delay by Blackstone in exercising any remedy is not a waiver, election, or acquiescence. 1.3 Miscellaneous. 1.3.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 13.3 of the Financing Agreement. 1.3.2 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of

256489029 v9 competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable. 1.3.3 Headings and Captions. The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. 1.3.4 Governing Law; Jurisdiction; Disputes; Waiver of Jury Trial. Sections 13.9, 13.10 and 13.11 of the Financing Agreement are incorporated by reference herein, mutatis mutandis. 1.3.5 Counterparts; Effectiveness. This Agreement may be executed in multiple counterparts, one (1) for each Party, which, taken together, will constitute one and the same agreement. This Agreement will not be binding on the Parties or otherwise effective unless and until executed by both Parties. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written. AUTOLUS LIMITED By: Name: Title: BXLS V – AUTOBAHN L.P. By: Blackstone Life Sciences Advisors L.L.C. on behalf of Blackstone Life Sciences Associates V (CYM) L.L.C. By: _______________________________ Name: Robert Liptak Title: Chief Operating Officer Date: _______________________________

ACTIVE/115687690.3 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. Exhibit I Stock Purchase Agreement [Filed Separately]